UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

THE RIDGEWOOD POWER GROWTH FUND

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee is calculated based upon estimated gross proceeds to the registrant of $18,727,500 from the transaction.

(4)	Proposed maximum aggregate value of transaction:

$18,727,500

(5)	Total fee paid:

$735.99

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Ridgewood Renewable Power	Robert E. Swanson Chairman

The Ridgewood Power Growth Fund
Consent to the Sale of the Ridgewood Egypt Business

I am pleased to enclose a Notice of Solicitation of Consents, including a Consent Statement and a Shareholder Consent Card, all of which relate to a transaction that involves:

The proposed sale of the Ridgewood Egypt business, the allocation of expenses relating to the transaction in proportion to the respective investments in the Ridgewood Egypt business by Growth Fund, Ridgewood Electric Power Trust V and the Ridgewood/Egypt Fund, and the liquidation of Growth Fund pursuant to a plan of liquidation and dissolution, as the Egypt business represents substantially all of the assets of the Growth Fund and will therefore result in the subsequent liquidation and dissolution of the Fund.

Ridgewood Renewable Power, as the Managing Shareholder of the three Funds, approves the transaction and recommends that you approve the transaction.

If you own investments in more than one of the above Funds, you will receive a separate Consent Statement and Consent Card for each of the Funds in which you hold an interest. You will need to complete and timely return a separate Consent Card for each investment, as we cannot take your consent decision with respect to one investment and apply it to your other investments. If the holders of a majority of shares of each of the three Funds do not approve the transaction, the transaction will not close.

A failure to submit your consent card, or an abstention, will have the same effect as not approving the transaction and will constitute your rejection of the transaction.

PLEASE COMPLETE, SIGN AND RETURN YOUR CONSENT CARD BY MAIL OR BY FAX TO (201) 447-0474 AS SOON AS POSSIBLE, BUT IN NO EVENT LATER THAN AUGUST [  ], 2008 SO THAT YOUR CONSENT COUNTS.

Sincerely,

Preliminary Consent Statement — Subject to Completion, Dated August 1, 2008

THE RIDGEWOOD POWER GROWTH FUND

1314 King Street
Wilmington, Delaware 19801

NOTICE OF SOLICITATION OF CONSENTS

To:    Holders of Investor Shares of Beneficial Interest of The Ridgewood Power Growth Fund

Ridgewood Renewable Power LLC, as the Managing Shareholder of The Ridgewood Power Growth Fund, a Delaware trust, is soliciting, on behalf of Growth Fund, the approval of the holders of investor shares of beneficial interest (shareholders) of Growth Fund of a Sale and Purchase Agreement and certain related transactions, which are described in the consent statement that accompanies this notice. A copy of the Sale and Purchase Agreement is attached to the consent statement as Annex A.

Ridgewood Egypt for Infrastructure LLC, an Egyptian limited liability company (REFI), has 20,000 quotas (Shares) outstanding as of the date of this consent statement, all of which Ridgewood Near East Holdings LLC and its wholly-owned subsidiary, RW Egyptian Holdings, LLC, have control of and contractual rights to purchase, but not legal title. Ridgewood Near East and RW have historically provided financial support, and have made loans, to REFI. Loans to REFI in the aggregate principal amount of $26,063,086 were outstanding as of June 30, 2008 (Loans). Ridgewood Near East and RW are Delaware limited liability companies.

Ridgewood Near East is owned 68.1% by Growth Fund, 14.1% by Ridgewood Electric Power Trust V and 17.8% by Ridgewood/Egypt Fund. Trust V and Egypt Fund are Delaware trusts managed by the Managing Shareholder. The Managing Shareholder is concurrently soliciting the separate consent of the shareholders of each of Trust V and Egypt Fund, respectively, to the Sale and Purchase Agreement and related transactions.

The parties to the Sale and Purchase Agreement, which is dated as of June 5, 2008, are:

•	Ridgewood Near East and RW, as the Sellers;

•	Horus Private Equity Fund III, L.P., a Cayman Island limited partnership managed by EFG-Hermes Private Equity, as Purchaser of 85% of the Shares and the Loans;

•	Mariridge for Infrastructure Projects, an Egyptian joint stock company controlled by Mr. Zaki Girges, an Egyptian national who serves as the General Manager of REFI, as Purchaser of 15% of the Shares and the Loans;

•	Mr. Girges, as an additional party; and

•	REFI, as an additional party.

Under the Sale and Purchase Agreement, the Sellers will sell their contractual and legal interests in the Shares and legal entitlement to the Loans to the Purchasers for an aggregate purchase price of $27,500,000, in cash. Additionally, Mr. Girges has waived his right to a bonus, under a 2006 bonus agreement, from the Sellers as a result of the sale, in the amount of approximately $2,155,000. If the sale closes, Horus will pay an additional amount of $2,000,000 to Mariridge (an entity controlled by Mr. Girges) in consideration of the representations, warranties and covenants provided to Horus by Mariridge and Mr. Girges relating to REFI and other matters in the Sale and Purchase Agreement. Horus has deposited the purchase price and the $2,000,000 payment into escrow, pursuant to the terms of an Escrow Agreement, pending closing or the earlier termination of the Sale and Purchase Agreement or the Escrow Agreement. A copy of the Escrow Agreement, as amended, is attached to the consent statement as Annex B.

The Managing Shareholder, on behalf of Growth Fund, requests that the shareholders approve the transaction described in the consent statement, which includes:

•	the sale to the Purchasers of the Sellers’ contractual and legal interests in the Shares and legal entitlement to the Loans in accordance with the terms and conditions of the Sale and Purchase Agreement;

•	the execution by the Managing Shareholder and each of Growth Fund, Trust V and Egypt Fund of the Inter-Fund Agreement, which provides for, among other things, the allocation of certain expenses, obligations and indemnities among such parties, a copy of which is attached to this consent statement as Annex C; and

•	the liquidation and dissolution of Growth Fund following the consummation of the sale pursuant to the Growth Fund Plan of Liquidation and Dissolution, the form of which is annexed to the consent statement as Annex D.

The Managing Shareholder is seeking the approval of the transaction by the shareholders because the sale constitutes an “Affiliate Transaction” under the Growth Fund Declaration of Trust and because the sale constitutes a sale of substantially all of the assets of Growth Fund. The approval of the holders of a majority of the shares of Growth Fund (other than the Management Share held by the Managing Shareholder) is required to approve the transaction.

Additionally, the Growth Fund Declaration of Trust requires the Managing Shareholder to sell the remaining assets of Growth Fund within a “reasonable time” following the sale of substantially all of the assets of Growth Fund. Because the Managing Shareholder considers this sale to trigger this requirement, it is anticipated that the Managing Shareholder will liquidate and dissolve Growth Fund in a timely manner following the closing of the sale, as discussed in the consent statement.

Because Growth Fund is currently both a plaintiff and a defendant in pending litigation matters, unless all such matters are settled or otherwise disposed of prior to the liquidation and dissolution of Growth Fund, the Managing Shareholder may, in its sole determination on behalf of Growth Fund, in accordance with the Growth Fund Plan of Liquidation and Dissolution, establish a liquidating trust to be managed by the Managing Shareholder and assign to such liquidating trust, among other things, all rights, obligations and liabilities relating to or associated with Growth Fund’s then-pending litigation matters.

Only shareholders of record of Growth Fund at the close of business on [     ], [          ], 2008 are entitled to notice of this solicitation and to approve the transaction as set forth in the consent statement. The period during which consents will be solicited pursuant to the consent statement will begin on the date hereof and will continue until [     ], [          ], 2008, unless extended by the Managing Shareholder, in its sole determination, to a later date, which date will not be later than [     ], [          ], 2008. We refer to this period as the solicitation period. Consent cards received prior to 5:00 p.m. Eastern Time on the last day of the solicitation period will be effective, provided that the consent card has been properly executed.

The transaction is subject to, among other things, the approval of the Egyptian General Authority for Investment and Free Zones (GAFI) and the approval of the shareholders of each of Growth Fund, Trust V and Egypt Fund. If you are a shareholder of either Trust V or Egypt Fund, you will be receiving additional consent solicitations with respect to your interests in those Funds.

The consent statement and consent card are furnished by the Managing Shareholder, on behalf of Growth Fund, to shareholders of Growth Fund to solicit their written consent to take action as specified herein without the necessity of holding a special meeting of shareholders, as permitted by Delaware law and the Growth Fund Declaration of Trust.

The consents will be tabulated at the Managing Shareholder’s principal offices, located at 947 Linwood Avenue, Ridgewood, New Jersey 07450-2939, immediately following the expiration of the solicitation period.

After careful consideration, the Managing Shareholder has approved the transaction and has determined that the transaction is advisable and in the best interests of Growth Fund, Trust V and Egypt Fund, and their respective shareholders. The Managing Shareholder recommends that you approve the transaction.

The accompanying consent statement provides a detailed description of the transaction. Shareholders are requested to approve the transaction by signing and dating the consent card, checking the box on the consent card corresponding to “Approve,” which indicates your approval of the transaction, and timely delivering the consent card to the Managing Shareholder as described in the accompanying consent statement. Not approving the transaction, or an abstention with respect to the approval of the transaction, may be indicated by signing and dating the consent card, checking the box that corresponds to “Not Approve” or “Abstain,” respectively, and delivering the consent card to the Managing Shareholder. If you do not timely return your consent card, it will have the same effect as not approving the transaction.

It is very important that you timely deliver your consent card to the Managing Shareholder. Please complete and return your consent card by faxing it to (201) 447-0474 or by mail as directed in the consent statement. Your failure to submit your consent card will have the same effect as not approving the transaction. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING CONSENT CARD BY FAXING IT TO (201) 447-0474 OR BY MAIL IN THE ENCLOSED POSTAGE PREPAID ENVELOPE PRIOR TO [     ], [          ], 2008.
Returning the consent card will not deprive you of your right to revoke your consent, or to change your consent card, prior to the expiration of the solicitation period.

By Order of the Managing Shareholder

Robert E. Swanson, Chairman

Ridgewood, New Jersey
[     ], [          ], 2008

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the proposed transaction, passed upon the merits or fairness of the proposed transaction or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

The consent statement is dated [     ], [          ], 2008 and is first being mailed to shareholders on or about [     ], [          ], 2008.

Security Ownership of Certain Beneficial Owners and Management	46

Householding of Consent Statement	47

Where You Can Find More Information	47

Questions	47

Annex A:	Sale and Purchase Agreement, dated June 5, 2008, by and among Ridgewood Near East Holdings LLC, RW Egyptian Holdings LLC, Horus Private Equity Fund III, L.P., Mariridge for Infrastructure Projects, Mr. Zaki Girges and Ridgewood Egypt for Infrastructure LLC

Annex B:	Escrow Agreement, dated as of June 5, 2008, as amended, by and among Ridgewood Near East Holdings, LLC, RW Egyptian Holdings LLC, Horus Private Equity Fund III, L.P., Mariridge for Infrastructure Projects, Ridgewood Egypt for Infrastructure LLC and HSBC Egypt, as escrow agent

Annex C:	Inter-Fund Agreement, dated as of June 5, 2008, by and between Ridgewood Renewable Power LLC, The Ridgewood Power Growth Fund, Ridgewood Electric Power Trust V and Ridgewood/Egypt Fund

Annex D:	Plan of Liquidation and Dissolution of The Ridgewood Power Growth Fund

Preliminary Consent Statement — Subject to Completion, Dated August 1, 2008

SUMMARY TERM SHEET

This summary term sheet highlights selected information from this consent statement and may not contain all of the information that is important to you. We urge you to read carefully this entire consent statement, including the annexes. We have included page references parenthetically to direct you to a more complete description of the topics referenced in this summary term sheet.

As used in this consent statement, the terms “we,” “us” and “our” refer to Ridgewood Renewable Power LLC, as the Managing Shareholder of The Ridgewood Power Growth Fund.

•	The Proposal (page 11); The Transaction (page 15)

The Ridgewood Power Growth Fund, Ridgewood Electric Power Trust V and Ridgewood/Egypt Fund collectively own all of the outstanding interests in Ridgewood Near East Holdings LLC. Ridgewood Near East, together with its wholly-owned subsidiary, RW Egyptian Holdings, LLC, have control of and contractual rights to purchase, but not legal title to, 20,000 quotas (Shares) of Ridgewood Egypt for Infrastructure LLC (REFI), representing all of the outstanding Shares of REFI as of the date hereof. Ridgewood Near East and RW (Sellers) have historically provided financial support and have made loans to REFI. An aggregate principal amount of $26,063,086 in loans (Loans) is outstanding as of June 30, 2008.

Ridgewood Near East is owned 68.1% by Growth Fund, 14.1% by Trust V and 17.8% by Egypt Fund. Ridgewood Renewable Power LLC is the Managing Shareholder of each of the three Funds.

The Sellers and REFI have entered into a Sale and Purchase Agreement, dated as of June 5, 2008, with Horus Private Equity Fund III, L.P. and Mariridge for Infrastructure Projects, as Purchasers, and Mr. Zaki Girges. Under the Sale and Purchase Agreement, the Sellers will sell their interests in the Shares and legal entitlement to the Loans to the Purchasers for an aggregate purchase price of $27,500,000, in cash. Additionally, Mr. Girges has waived his right to a bonus, under a 2006 bonus agreement, from the Sellers as a result of the sale in the amount of approximately $2,155,000. A copy of the Sale and Purchase Agreement is attached to this consent statement as Annex A.

Additionally, Horus has deposited $2,000,000 in escrow, subject to an Escrow Agreement, pending closing or earlier termination of the Sale and Purchase Agreement, which will be released to Mariridge (an entity controlled by Mr. Girges) at closing, in consideration for the representations, warranties and covenants provided to Horus by Mariridge and Mr. Girges relating to REFI and other matters in the Sale and Purchase Agreement. A copy of the Escrow Agreement, as amended, is attached to this consent statement as Annex B.

If the sale is consummated, the Purchasers will acquire all of the Sellers’ interests in the Shares and legal entitlement to the Loans.

The sale constitutes a sale of substantially all of the assets of Growth Fund. Approval of the sale by a shareholder also constitutes approval by such shareholder of the subsequent liquidation and dissolution of Growth Fund pursuant to the Growth Fund Plan of Dissolution and Liquidation, the form of which is annexed to this consent statement as Annex D.

This consent statement is furnished in connection with the solicitation by the Managing Shareholder, on behalf of Growth Fund, of the approval of the holders of investor shares of beneficial interest (shareholders) of Growth Fund to consummate the transaction contemplated by the Sale and Purchase Agreement, as described in this consent statement.

•	Parties Involved in the Transaction (page 6)

The parties to the Sale and Purchase Agreement are:

•	Ridgewood Near East Holdings LLC, or Ridgewood Near East, a Delaware limited liability company; and

•	RW Egyptian Holdings, LLC, or RW, a Delaware limited liability company wholly-owned by Ridgewood Near East,

as Sellers,

•	Horus Private Equity Fund III, L.P., or Horus, a Cayman Island limited partnership managed by EFG-Hermes Private Equity; and

•	Mariridge for Infrastructure Projects, or Mariridge, an Egyptian joint stock company that is controlled by Mr. Zaki Girges and wholly-owned by Mr. Girges and his family,

as Purchasers of 85% and 15%, respectively, of the Shares and the Loans, and

•	Mr. Girges, an Egyptian national who serves as the General Manager of REFI and as the legal representative of Mariridge; and

•	Ridgewood Egypt for Infrastructure LLC, or REFI, an Egyptian limited liability company,

as additional parties.

•	Solicitation of Consents of Shareholders (page 11)

The Managing Shareholder, on behalf of Growth Fund, requests that the shareholders of Growth Fund approve the transaction described in this consent statement, which includes:

•	the sale to the Purchasers of the Sellers’ interests in the Shares and legal entitlement to the Loans in accordance with the terms and conditions of the Sale and Purchase Agreement;

•	the execution by the Managing Shareholder and each of the Funds of the Inter-Fund Agreement that provides for, among other things, the allocation of certain expenses, obligations and indemnities among such parties, a copy of which is attached to this consent statement as Annex C; and

•	the liquidation and dissolution of Growth Fund following the consummation of the sale pursuant to the Growth Fund Plan of Liquidation and Dissolution, a copy of which is attached to this consent statement as Annex D.

The Managing Shareholder is seeking shareholder approval of the transaction because the sale constitutes an “Affiliate Transaction” under the Declaration of Trust for The Ridgewood Power Growth Fund, dated as of January 4, 1998, as amended, and because it constitutes a sale of substantially all of the assets of Growth Fund under the Growth Fund Declaration of Trust. The prior approval of holders of a majority of the shares of Growth Fund (other than the Management Share held by the Managing Shareholder) is therefore required under the Growth Fund Declaration of Trust.

See “SOLICITATION OF CONSENTS OF SHAREHOLDERS – Consents Required” on page 11.

Although the sale constitutes an “Affiliate Transaction” under the Growth Fund Declaration of Trust, it does not constitute a transaction with an “affiliate” as defined in Rule 13e-3 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as none of Horus, Mariridge or Mr. Girges is an “affiliate” of Growth Fund as defined in such rule. Therefore, the sale does not constitute a “going private” transaction pursuant to Rule 13e-3.

•	Consideration for the Sale (page 15); The Escrow Agreement (page 35)

The purchase price to be paid by the Purchasers for the Sellers’ interests in the Shares and legal entitlement to the Loans will be an aggregate sum of $27,500,000, in cash. In addition, Mr. Girges has waived his right to a bonus, under a 2006 bonus agreement, from the Sellers as a result of the sale in the amount of approximately $2,155,000. Horus will also pay $2,000,000 to Mariridge (an entity controlled by Mr. Girges) at closing, in consideration for the representations, warranties and covenants provided to Horus by Mariridge and Mr. Girges relating to REFI and other matters in the Sale and Purchase Agreement. Horus has deposited both the purchase price and the $2,000,000 in escrow, subject to an Escrow Agreement, pending closing or earlier termination of the Sale and Purchase Agreement or the Escrow Agreement. The consideration is payable in U.S. dollars.

•	The Shares and the Loans (page 15)

Ridgewood Near East and RW entered into an acquisition to acquire title to 99% and 1%, respectively, of the Shares of REFI in January and February 2001; however, the approval by the Egyptian General Authority for Investment and Free Zones (GAFI) was not obtained for such acquisition, and therefore Ridgewood Near East and RW do not hold legal title to such Shares. Ridgewood Near East and RW do have agreements with the two persons having GAFI recognized legal title to the Shares (one of whom is Mr. Girges) to purchase the Shares, and pursuant to such agreements, the Sellers have exercised all rights and benefits related to such Shares, including the right to vote the Shares and otherwise conduct themselves in all respects as title owners of such Shares.

Ridgewood Near East granted a loan to REFI pursuant to a Loan Agreement in March 2000, Demand Grid Notes in March 2000 and February 2001 and a modification to the Loan Agreement in March 2002. The Sellers are selling their entire interests in the Shares, and their legal entitlement to the Loans, to the Purchasers pursuant to the terms and conditions of the Sale and Purchase Agreement.

Pursuant to the Loan Agreements, Ridgewood Near East has made advances to REFI of which the net amount of $26,063,086 in principal was outstanding as of June 30, 2008.

•	Background of and Reasons for the Transaction (page 15)

Since first investing in REFI, the Funds’ investment has been adversely impacted by the significant devaluation of the Egyptian pound and by the impact that the September 11, 2001 attacks in New York, and other incidents of terrorism abroad, had on local Egyptian tourism. During the past few years, the operations of REFI have improved; it has continued to expand its operating base and has identified opportunities for further capital expansion. Despite this progress, distributions from REFI have been limited, as a majority of the free cash flow generated by REFI has been retained and reinvested in its business. Additionally, the value of the Egyptian pound remains significantly devalued in relation to the U.S. dollar, as in March 2000, the Egyptian pound to U.S. dollar exchange rate was approximately 0.29:1 and at June 30, 2008 it was approximately 0.19:1.

After consideration of the projected operating results for REFI, the Managing Shareholder determined that REFI will need to maintain an aggressive capital expansion program for the foreseeable future in order to meet the increasing needs of its customer base and to maintain its competitive advantages. To provide this capability, the Managing Shareholder, its executive officers and the General Manager of REFI, Mr. Girges, evaluated various financing opportunities, including bank loans, a public offering of REFI stock and the sale of a portion of the Funds’ ownership in REFI. The Managing Shareholder concluded that these alternatives would not likely increase cash distributions to the Funds in the near future, and that the best immediate opportunity to provide increased cash distributions to the Funds’ shareholders, as well as reduce the potential business risk of holding a long-term foreign asset, was through the sale of the Funds’ entire interest in REFI.

In addition to the purchase price, the Managing Shareholder considered the following terms of the Sale and Purchase Agreement to be important when making its recommendation to shareholders to approve the sale:

•	Having an Egyptian-based purchaser is likely to facilitate the efficient closing of the sale and may enable the purchaser to more readily obtain the required GAFI approval. Additionally, Horus expressed its interest in REFI by agreeing to loan $2,000,000 to REFI concurrent with the execution of the Sale and Purchase Agreement.

•	Horus was willing to place the entire purchase price into escrow upon the effectiveness of the Sale and Purchase Agreement.

•	The sale did not allow the Purchasers to terminate the Sale and Purchase Agreement based on material changes in REFI’s business, or its associated environmental, economic or political risks.

•	The sale allows for only limited post-closing claims against the Sellers and does not provide for a post-closing holdback of any of the proceeds of the sale to cover any such claims.

•	Mr. Girges waived a bonus that would have otherwise been due to him under an existing bonus agreement.

The expected net proceeds are less than the Funds’ tax basis in REFI so the sale will generate a loss for each of the Funds. However, the sale allows the Funds to recoup most of their investment in REFI, despite the devaluation of the Funds’ initial investments.

•	Loan from Horus to REFI (page 15)

Concurrent with the Sale and Purchase Agreement, Horus entered into a loan agreement, dated June 5, 2008, with REFI pursuant to which Horus loaned $2,000,000 to REFI, at an interest rate of 10% per annum for the purpose of financing general corporate operations, including the purchase of equipment, and providing REFI with working capital. The loan does not provide for acceleration of the loan in the event the Sale and Purchase Agreement is terminated.

•	Interests of the Managing Shareholder, Executive Officers and Other Parties (page 30)

Relationship With, and Payments to, the Managing Shareholder and its Affiliates

In considering the recommendations of the Managing Shareholder for the approval of the transaction, you should be aware that Growth Fund and its shareholders may have interests in the transaction that may be in addition to, or different from, the interests of the other Funds

(and their respective shareholders). Also, such interests may be in addition to, or different from, the interests of the Managing Shareholder (and its executive officers).

Neither the Managing Shareholder nor any of the Funds have independent directors, and thus determinations regarding the transaction have been made for the Funds solely by the Managing Shareholder.

The Managing Shareholder is entitled to a share of the net proceeds of the sale distributed to the shareholders of each of the Funds by virtue of the Management Share its holds in each of the Funds. Because “payout” has not occurred, and is not anticipated to occur with respect to any of the Funds by the time of, or as a result of, the closing of the sale, the aggregate net proceeds of the sale allocable to shareholders of the Funds, less any funds that are held back, will be allocated 99% to the holders of investor shares of beneficial interest of the Funds and 1% to the Managing Shareholder as holder of the Management Share. Net proceeds means gross proceeds of the sale less transaction costs and required Egyptian capital gain taxes unpaid on the sale, if any. The Purchasers are required to pay the purchase price to the Sellers without reduction for the capital gain taxes or otherwise. The Managing Shareholder and its affiliates will also share in the distributions of net proceeds of the sale made to shareholders of each of the Funds on a pro rata basis to the extent of its, and their, direct and indirect ownership of investor shares of beneficial interest in each of the Funds.

Pursuant to the terms of the Sale and Purchase Agreement, Mr. Girges will waive his right to receive from the Sellers a bonus, under a 2006 bonus agreement, that would otherwise be payable out of the proceeds of the sale. Mariridge, an entity controlled by Mr. Girges, will purchase 15% of the Shares and Loans. Mariridge is also receiving $2,000,000 from Horus for the representations, warranties and covenants being made by Mariridge and Mr. Girges to Horus with respect to REFI, pursuant to the Sale and Purchase Agreement. We understand that Mariridge has separately contracted with Horus to provide consulting services to Horus in connection with the ongoing management of REFI, effective upon the closing of the sale, and that Mariridge is to be paid base compensation as well as incentive payments based on the future operations of REFI.

The Managing Shareholder is currently paid a management fee for the administration of the Funds and will continue to receive a fee in connection with its administration of Growth Fund until the termination of Growth Fund is effected by the filing of a certificate of cancellation of the Certificate of Trust of Growth Fund in the Office of the Secretary of State of the State of Delaware. If the Managing Shareholder determines to establish a liquidating trust, we anticipate that the Managing Shareholder will be reimbursed for expenses and will be paid a fee in connection with its management and administration of the liquidating trust. See “THE TRANSACTION – Distributions by the Funds” on page 25 for an explanation of “payout” and a further discussion of payments to which the Managing Shareholder will be entitled as a result of the sale.

Relationship with Mr. Girges; “Affiliate Transaction” under the Growth Fund Declaration of Trust

The sale constitutes an “Affiliate Transaction” under the Growth Fund Declaration of Trust because Mr. Girges, who serves as the General Manager of REFI, is both an officer of REFI (which is an “Affiliate” of the Managing Shareholder under the Growth Fund Declaration of Trust) and a legal representative and equity owner of, and controls, Mariridge, which is a purchaser in the sale. While Mr. Girges did not decide or approve the purchase price for the

Shares and the Loans, Mr. Girges runs the day-to-day business operations of REFI on behalf of, and as the representative of, the Managing Shareholder and the Funds.

•	Distribution of Net Proceeds of Sale to Shareholders of Growth Fund, Trust V and Egypt Fund (page 24)

If the shareholders of each of the Funds approve the transaction, and if the sale is subsequently consummated, the Managing Shareholder intends to distribute to the shareholders of each of the Funds the net proceeds, less such amount reasonably determined by the Managing Shareholder to be sufficient to cover the costs, liabilities and expenses relating to the ongoing operating activities of the Funds, including litigation matters and any other claims or liabilities involving the Funds, and any adverse settlement or other disposition of such matters and, in the case of Growth Fund and Egypt Fund, the liquidation and dissolution of such Funds.

The table below shows the anticipated amount of net proceeds of the sale to each of Growth Fund, Trust V and Egypt Fund based on the share of the total purchase price paid by the Purchasers for all of the Sellers’ interests in the Shares and the Loans attributable to each Fund.

The amounts set forth in the table below represent amounts payable to the Funds as a result of the transaction and do not represent the actual amounts to be distributed to shareholders of the Funds as a result of the transaction due to additional expenses and contingencies described in “THE TRANSACTION - Fees and Expenses of the Transaction” on page 26.

	The Ridgewood	Ridgewood
	Power Growth	Electric	Ridgewood/
	Fund	Power Trust V	Egypt Fund	Total

Estimated Gross Proceeds	$18,727,500	$3,877,500	$4,895,000	$27,500,000
Estimated Transaction Expenses (1)	935,694	193,734	244,572	1,374,000

Estimated Net Proceeds (2)	$17,791,806	$3,683,766	$4,650,428	$26,126,000

Estimated Net Proceeds Per Investor Share (3)	$26,760	$3,909	$68,549

(1)	See “THE TRANSACTION -- Fees and Expenses of the Transaction” on page 26 for a discussion of the fees anticipated to be incurred by the Funds in connection with the transaction.

(2)	Amounts do not include, and will be further reduced by, Egyptian capital gain taxes, if any, payments due to the Managing Shareholder under each Fund’s Declaration of Trust and amounts reasonably determined by the Managing Shareholder to be sufficient to cover the costs, liabilities and expenses relating to the ongoing operating activities of the related Fund, including litigation matters and any claims or liabilities involving the related Fund, and any adverse settlement or other disposition of such matters and, in the case of Growth Fund and Egypt Fund, the liquidation and dissolution of such Funds.

(3)	Estimated net proceeds allocated to investor shares of beneficial interest, on a per share basis.

No assurances can be given as to the amount, or timing, of distributions, if any, to shareholders of the Funds, as such amount and timing would depend in part on the amount of expenses payable by the Funds. See “THE TRANSACTION – Distribution of Net Proceeds of Sale to Shareholders of Growth Fund, Trust V and Egypt Fund” on page 24.

•	Fairness of Transaction (page 20)

The Managing Shareholder has concluded that the transaction is fair, from a financial point of view, to the respective Funds and their shareholders. The Managing Shareholder did not engage an investment banker to render a “fairness opinion” in connection with the sale. See “THE TRANSACTION – Fairness of Transaction” on page 20.

•	The Sale and Purchase Agreement (page 31)

The Sale and Purchase Agreement provides that the Sellers will sell their interests in the Shares and legal entitlement to the Loans to the Purchasers, and the Purchasers will acquire all of the Sellers’ interests in the Shares and legal entitlement to the Loans, for the purchase price. The Sale and Purchase Agreement and the related Escrow Agreement provide, among other things, detailed descriptions of the conditions to the closing of the sale and the release of escrowed funds, termination provisions, representations and warranties made by each of the parties thereto, indemnity provisions relating to the breach of such representations and warranties, and covenants relating to the conduct of the business of REFI by the Sellers until the closing of the sale.

•	Conditions to Closing of the Sale (page 32)

Closing of the transactions contemplated under the Sale and Purchase Agreement is subject to customary closing conditions, including approval of the transaction by shareholders of each of the Funds and approval by GAFI of the minutes of the extraordinary meeting of the general shareholders of REFI approving the transfer of the Sellers’ interests in REFI to the Purchasers.

Assuming the closing conditions are met to the satisfaction of the Sellers and the Purchasers, a date will be set for closing, which the Sellers currently anticipate will be prior to September 10, 2008.

•	Representations and Warranties (page 33)

Sellers’ representations and warranties contained in the Sale and Purchase Agreement include limited representations regarding the business and the assets of REFI to be conveyed to the Purchasers. Many of the representations and warranties regarding REFI are being made by Mr. Girges and Mariridge. After closing, the Sellers will have no liability (other than for fraud) for any breach of any representation, warranty or covenant made by the Sellers in the Sale and Purchase Agreement, or any representation or warranty made by Mr. Girges and Mariridge in the Sale and Purchase Agreement.

•	Termination of the Sale and Purchase Agreement (page 33)

The Sale and Purchase Agreement may be terminated at any time prior to closing:

•	by the mutual written consent of the Sellers and Horus, even if the shareholders of each of the Funds have approved the transaction;

•	by Horus, upon a material breach of any warranty, covenant or other agreement of the Sellers contained in the Sale and Purchase Agreement or a breach of the warranties of Mr. Girges and Mariridge contained in the Sale and Purchase Agreement that would cause Horus to be unable to satisfy certain of its pre-closing obligations set forth in the Sale and Purchase Agreement, if in either case the breach is not cured within seven days of notice thereof;

•	by Horus or the Sellers, if any applicable governmental authority has issued a final and non-appealable order, decree or ruling or taken any other action that permanently restrains, enjoins or otherwise prohibits the transfer or sale of the Shares and Loans;

•	by the Sellers or Horus if the closing does not occur before September 10, 2008, unless the Sellers and Purchasers agree to extend such date; or

•	by the Sellers, upon a material breach by either of the Purchasers any of its warranties, covenants or other agreement contained in the Sale and Purchase Agreement that would cause the Sellers to be unable to satisfy certain of their pre-closing obligations set forth in the Sale and Purchase Agreement, if the breach is not cured within seven days of notice thereof.

•	Failure to Approve or Close the Transaction (page 24)

If the shareholders of the Funds do not approve the transaction, the sale will not close and the Sale and Purchase Agreement will terminate. Certain conditions to the closing of the sale are discussed under “THE SALE AND PURCHASE AGREEMENT AND THE ADDITIONAL AGREEMENTS” beginning on page 31. If holders of a majority of the shares of each Fund do not timely consent, the transaction will not close.

•	Regulatory Matters (page 36)

We are not aware of any material filings, approvals or other action by any federal or state governmental administrative or regulatory authority required for the completion of the sale, other than the ratification of GAFI of the minutes of the extraordinary meeting of the general shareholders of REFI approving the transfer of the Shares to the Purchasers. The transaction contemplated by the Sale and Purchase Agreement will not be consummated without GAFI approval. No assurance can be provided that such GAFI approval will be obtained or that if it does occur, that it will occur at any given time.

•	Appraisal Rights (page 43)

Neither Delaware law nor the Growth Fund Declaration of Trust entitles shareholders to seek appraisal of the fair value of their shares in connection with the transaction.

•	Liquidation and Dissolution of Growth Fund (page 26); Liquidating Trust (page 28)

If all required approvals are obtained and the sale is subsequently consummated, the Managing Shareholder intends to proceed to attempt to sell all of the remaining operating assets of Growth Fund, which consist of the hydroelectric power assets, which are currently being offered for sale, within a reasonable time after the closing of the sale in accordance with the Growth Fund Plan of Liquidation and Dissolution.

The Managing Shareholder anticipates that Growth Fund would be liquidated and dissolved within a reasonable time following the sale of any operating assets of Growth Fund remaining subsequent to the closing of the sale. Upon completion of the winding up of Growth Fund, the Managing Shareholder will cause the termination of Growth Fund by causing a certificate of cancellation of the Certificate of Trust of Growth Fund to be filed in the Office of the Secretary of State of the State of Delaware, and the Managing Shareholder anticipates that Growth Fund will file a Form 15 suspending and ultimately terminating its obligation to file periodic and current reports with the Securities and Exchange Commission, or SEC.

Growth Fund is, on the date of this consent statement, both a plaintiff and a defendant in pending litigation matters. Unless all such matters are settled or otherwise disposed of prior to liquidation and dissolution of Growth Fund, Growth Fund may, in the Managing Shareholder’s sole determination, pursuant to the Growth Fund Plan of Liquidation and Dissolution, establish a liquidating trust to be managed by the Managing Shareholder and may assign to such trust, among other things, all rights, obligations and liabilities relating to, or associated with, Growth Fund’s then-pending litigation matters.

If the Managing Shareholder determines to establish a liquidating trust, it would be established subsequent to the closing of the sale and the sale of substantially all of the remaining operating assets of Growth Fund. If established, the Managing Shareholder currently intends to assign to the liquidating trust:

•	an amount reasonably determined by the Managing Shareholder to be sufficient to pay the costs and expenses anticipated to be incurred in connection with the maintenance and ultimate settlement or other disposition of then-pending litigation matters and any other claims or liabilities involving Growth Fund and the costs and expenses of the maintenance, administration and subsequent wind-up of the liquidating trust;

•	all rights, obligations and liabilities relating to, or associated with, Growth Fund’s then-pending litigation matters and any other claims or liabilities or rights involving Growth Fund and any other matters that arise during the term of the liquidating trust; and

•	the right to receive any funds that Growth Fund or the liquidating trust are awarded in connection with the settlement or other disposition of one or more of the litigation matters during the term of the liquidating trust or otherwise.

See “PARTIES INVOLVED IN THE TRANSACTION – The Funds– Legal Proceedings” on page 9 for a discussion of the litigation involving the Funds pending as of [     ], 2008.

Shareholders would be beneficiaries of such liquidating trust in the same proportion as they are owners of shares in Growth Fund as of the date determined by the Managing Shareholder. The beneficial interests would confer upon holders solely the right to payment of funds remaining in the liquidating trust, if any, following the settlement or other disposition of the pending litigation matters and other matters and payment of all related costs and expenses, and would not confer upon holders any rights under the Growth Fund Declaration of Trust, such as the right to vote on matters specified therein, or otherwise.

The beneficial interests would not be certificated but would be maintained in book-entry format by the liquidating trust. In addition, the beneficial interests in the liquidating trust would not be transferable, except by will, intestate succession or operation of law. The liquidating trust, as well as the litigation and wind-up matters subject to such trust, would be administered by the Managing Shareholder and would be subject to the complete and exclusive management discretion of the Managing Shareholder.

Pursuant to the Growth Fund Plan of Liquidation and Dissolution and the agreement by which the liquidating trust would be created, the Managing Shareholder would permit the liquidating trust to use the funds in the liquidating trust that are not distributed to beneficiaries only for the maintenance, settlement or other disposition of the litigation matters and any other claims or liabilities or rights involving Growth Fund and for the payment of expenses. It is anticipated that the liquidating trust would not make any regular distribution of funds in the liquidating trust or funds awarded to Growth Fund or the liquidating trust during the term of the liquidating trust until all of the litigation matters and other matters, and all related expenses, are satisfied.

It is intended that the liquidating trust would be liquidated and all of its remaining assets, if any, would be distributed to the beneficiaries of the liquidating trust as soon as reasonably practicable after the pending litigation matters and any other claims or liabilities involving Growth Fund are settled or otherwise disposed of, and in any event upon the third anniversary of the date that assets are first transferred to the liquidating trust, which anniversary may be extended by the Managing Shareholder.

It is anticipated that the liquidating trust would not be subject to the periodic reporting requirements under the federal securities laws to which Growth Fund is currently subject. The Managing Shareholder would be required to issue unaudited annual reports to the beneficiaries showing the assets and liabilities of the liquidating trust at the end of each fiscal year and the receipts and disbursements of the liquidating trust for the fiscal year then ended, as well as periodic reports as deemed appropriate. The annual reports also would describe the changes in the liquidating trust’s assets during the reporting period and the actions taken by the Managing Shareholder during the period. See “LIQUIDATION AND DISSOLUTION” on page 26 for a discussion of the Growth Fund Plan of Liquidation and Dissolution and the possible establishment of a liquidating trust.

•	Federal Income Tax Consequences (page 37)

The Sellers intend to take the position on their final U.S. federal income tax returns that the advances were effectively converted to equity for tax purposes on January 1, 2002 and that the sale is treated as solely a sale of the Shares. The Sellers will incur capital losses from the sale as their tax basis in the Shares is higher than the purchase price. These capital losses will flow through to the shareholders of the Funds and be usable by them subject to certain limitations. However, it is possible that if the Internal Revenue Service (IRS) chooses to conduct an audit, it may not accept the position that the advances were converted to equity since, for all tax years following the 2001 tax year, the Sellers continued to report the advances as “loan receivables” on their U.S. federal income tax returns even though the Sellers did not report accrued interest income since 2001. In such an event, the IRS may impute interest income from 2002 to the Sellers which would be taxable at ordinary income tax rates plus penalties and interest, all of which could be a liability of the shareholders of the Funds.

Following the sale, Growth Fund intends on liquidating by selling its remaining assets and distributing its remaining cash to its shareholders. Generally, distributions made upon liquidation will not cause shareholders to recognize taxable gain for U.S. income tax purposes unless, and to the extent that, the amount distributed to such shareholders exceeds their tax basis in their shares (as adjusted for all taxable income or loss allocated to the shareholders including their allocable share of the losses attributable to the sale). Growth Fund’s shareholders will be allowed to report losses based on their remaining tax basis however, only upon Growth Fund making its final liquidating distributions following the sale of its remaining assets. As part of Growth Fund’s overall liquidation, the Managing Shareholder may transfer a portion of the net assets and liabilities to a liquidating trust following the sale of its remaining assets. In the event that the Managing Shareholder creates such a liquidating trust: (i) the shareholders will be treated as having received their final liquidating distributions in the year of such transfer since the cash and other assets transferred to the liquidating trust will be treated as having actually been distributed to the shareholders of Growth Fund, and therefore such deemed distribution may impact the overall gain or loss recognized by each shareholder on the liquidation of Growth Fund, and (ii) each shareholder’s basis in the liquidating trust will equal the net assets and liabilities transferred to the liquidating trust.

For a more detailed explanation of the U.S. federal income tax consequences to the sale and the subsequent transfers relating to the Sellers and Growth Fund, see “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES” beginning on page 37 of this consent statement.

Tax matters are complex, and the tax consequences of the sale and their effect on you will depend on the facts of your particular situation. You are urged to consult with your own tax advisor with respect to your own individual tax consequences.

•	Information Regarding Legal Proceedings of the Funds (page 9)

Information regarding the legal proceedings of the Funds is discussed under “PARTIES INVOLVED IN THE TRANSACTION – The Funds – Legal Proceedings” on page 9 .

QUESTIONS AND ANSWERS ABOUT THE SOLICITATION

Q:	Who is soliciting my consent?

A: The consent being sought by this consent statement is being solicited on behalf of Growth Fund by Ridgewood Renewable Power LLC, as the Managing Shareholder of Growth Fund.

Q:	What am I being asked to approve?

A: The Funds request that their respective shareholders approve the transaction. Approval of the transaction will constitute approval of the sale to the Purchasers of the Sellers’ interests in the Shares and legal entitlement to the Loans in accordance with the terms and conditions of the Sale and Purchase Agreement and the other transactions more fully described in this consent statement, including the approval of the Growth Fund Plan of Liquidation and Dissolution.

Q:	Will a meeting be held to vote on the transaction?

A: No. This consent statement and the accompanying consent card are furnished so that the shareholders of Growth Fund may take action by shareholder consent as specified herein (and in accordance with the Growth Fund Declaration of Trust) without the necessity of holding a special meeting of shareholders.

Q:	Who is entitled to consent to approve the transaction?

A: Only shareholders of record as of the record date will be entitled to notice of, and to consent to approve, the transaction.

Q:	When is the record date?

A: The record date for determining shareholders entitled to notice of, and consent to, the request for approval of the transaction is [          ], 2008, the date on which we transmit to shareholders this consent statement and the accompanying notice of consent.

Q:	What number of consents is required to approve the transaction?

A: The written unrevoked consent of the holders of a majority of the shares of each of the Funds, in each case excluding the Management Share held by the Managing Shareholder, outstanding as of the record date is required to approve the transaction.

Q:	How many consents do I have?

A: If you consent, your consent will apply to each Growth Fund share you hold as of the record date. If you own fractional shares, your consent will apply with respect to the number of fractional shares that you own and will be treated as a consent of a fraction of a share. If you deliver a consent with respect to fractional shares, your consent will be combined with the consents of other fractional shares.

If you are also a shareholder of Trust V and/or Egypt Fund, you will receive a separate consent statement and consent card with respect to your interests in each such Fund and will need to separately complete and timely submit those consents.

Q:	How long is the solicitation period?

A: The period during which consents will be solicited pursuant to this consent statement will begin on the date hereof and will continue until [     ], [          ], 2008, unless extended by the Managing Shareholder, in its sole discretion, to a later date, which date will not be later than [     ], [          ], 2008. We refer to this period as the solicitation period. Consent cards received prior to 5:00 p.m. Eastern Time on the last day of the solicitation period will be effective, provided that the consent card has been properly executed.

Shareholders are asked to give their written consent to the proposal to approve the transaction no later than [          ], 2008, unless extended by the Managing Shareholder, by returning the enclosed consent card by faxing it to (201) 447-0474 or by mailing it to Ridgewood Renewable Power LLC at 947 Linwood Avenue, Ridgewood, New Jersey 07450-2939.

Q:	What should I do now?

A: After carefully reading and considering the information contained in this consent statement, please give your consent by signing, dating and returning the enclosed consent card by mail or by faxing it to (201) 447-0474.

Q:	May I change my consent after I have mailed or faxed my signed consent card?

A: If you submit a consent card checking the box on the card indicating that you wish to approve, not approve or abstain with respect to your shares, and then you wish to revoke or change your consent, you will need to fax or mail your written revocation or new consent so that it is received by the Managing Shareholder, at (201) 447-0474 or at 947 Linwood Avenue, Ridgewood, New Jersey 07450-2939, respectively, prior to the expiration of the solicitation period.

Q:	How are consents counted?

A: If you properly sign the enclosed consent card and do not properly revoke or change your consent prior to the expiration of the solicitation period, the shares represented thereby will be counted as consenting to the approval of the transaction. If you properly sign the enclosed consent card but do not indicate how you would like to exercise your consent by so indicating on the card, the shares represented thereby will be counted as consenting to the approval of the transaction. If you properly sign the enclosed consent card and affirmatively elect to abstain from consenting, it will have the same effect as not consenting to the transaction. If you do not timely return your consent card, it will have the same effect as not consenting to the approval of the transaction.

Q:	What if I do not consent to approve the transaction?

A: If holders of a majority of the shares do not timely consent, the transaction will not close.

Q:	How does the Managing Shareholder recommend that I exercise my consent?

A: The Managing Shareholder has approved the transaction. After evaluating the factors discussed below in “THE TRANSACTION – Recommendation of the Managing Shareholder” on page 24 and consulting with its advisors, the Managing Shareholder determined that the transaction is advisable and in the best interests of the shareholders of the Funds. Accordingly, the Managing Shareholder has approved the transaction and recommends that the shareholders of the Funds approve the transaction.

Q:	Where and when will the consents be tabulated?

A: The consents will be tabulated at the Managing Shareholder’s principal offices, located at 947 Linwood Avenue, Ridgewood, New Jersey 07450-2939 promptly following the close of the solicitation period.

Q: Besides approval by the shareholders of each of Growth Fund, Trust V and Egypt Fund, what other conditions are there to close the sale?

A: Besides the approval of each of the Funds, among other things, approval of the transfer of Shares to the Purchasers is required by the Egyptian General Authority for Investment and Free Zones (GAFI). If such approval is not obtained, even if approved by the shareholders of the Funds, the sale will not close.

Q:	How can I find out the result of the consent solicitation?

A: The Managing Shareholder will promptly notify shareholders in writing of the results of the consent action following the tabulation of consents.

Q:	What will I receive if the transaction is approved and the sale is consummated?

A: You will receive a portion of the net proceeds of the sale allocated to Growth Fund that is proportionate to your ownership of Growth Fund, less estimated costs, liabilities and expenses relating to litigation and other ongoing activities of Growth Fund, as soon as practicable following the consummation of the sale. Net proceeds means gross proceeds of the sale less transaction costs and Egyptian capital gain taxes unpaid on the sale, if any. The Purchasers are required to pay the purchase price to the Sellers without reduction for the capital gain taxes or otherwise. In addition, if after the closing of the transaction, the Managing Shareholder establishes a liquidating trust for Growth Fund, you would receive your pro rata beneficial interest in any such trust. In such an event, as soon as reasonably practicable after the litigation matters are settled or otherwise disposed of and all other matters are wound-up, the liquidating trust would be liquidated and all of its remaining assets, if any, would be distributed to the beneficiaries of the liquidating trust.

Q:	What are the consequences of the consummation of the sale?

A: Immediately after the consummation of the sale, the Growth Fund Plan of Liquidation and Dissolution will become effective and the Managing Shareholder intends to commence the liquidation and dissolution of Growth Fund by divesting its 70.8% interest in Ridgewood US Hydro Corporation, which will be its only remaining operating asset, and winding up its affairs.

Q:	Who bears the cost of the consent solicitation?

A: The Funds are paying for the distribution and solicitation of the consents. As a part of this process, the Funds will reimburse trustees, nominees, fiduciaries and other custodians for reasonable fees and expenses in forwarding consent materials to holders of shares, and such expenses will be allocated among the parties in accordance with the Inter-Fund Agreement. See “THE TRANSACTION – The Additional Agreements” on page 26. The Managing Shareholder, on behalf of the Funds, may solicit consents through the mail, telephone or other electronic means or in person and will not receive additional compensation for soliciting consents, although the Funds will reimburse the Managing Shareholder for its out-of-pocket expenses. The Funds currently do not expect to use an outside solicitation firm.

Q:	Who can help answer my other questions?

A: Shareholders who wish further information may contact Daniel V. Gulino, Esq., Senior Vice President and General Counsel, at Ridgewood Renewable Power LLC, 947 Linwood Avenue, Ridgewood, New Jersey 07450-2939, at telephone number (201) 447-9000, or by e-mail at generalcounsel@ridgewoodpower.com.

FORWARD-LOOKING STATEMENTS

This consent statement, and many of the documents to which we refer you in this consent statement, including documents incorporated by reference, contain forward-looking statements based on estimates and assumptions. Forward-looking statements include information concerning possible or assumed future results of operations of the Sellers, the expected completion and timing of the transaction and other information relating to the transaction. There are forward-looking statements throughout this consent statement, including, among others, under the headings “SUMMARY TERM SHEET” and “THE TRANSACTION” and in statements containing the words “believes,” “plans,” “expects,” “anticipates,” “intends,” “estimates” or other similar words or expressions. You should be aware that forward-looking statements involve significant known and unknown risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on our business or operations. These forward-looking statements speak only as of the date on which they were made, and we undertake no obligation to publicly update or revise any forward-looking statements made in this consent statement or elsewhere as a result of new information, future events or otherwise, except as required by law. In addition to other factors and matters contained or incorporated in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•	the requirement that the shareholders approve the Sale and Purchase Agreement;

•	the occurrence of events, changes or other circumstances that could give rise to the termination of the Sale and Purchase Agreement;

•	the satisfaction of the conditions to consummate the sale, including the receipt of the required shareholder approval and regulatory approvals;

•	the failure to satisfy other conditions to the sale;

•	the outcome of any legal proceedings against us and others that have been or may be instituted following announcement of the Sale and Purchase Agreement; and

•	the tax consequences of the sale.

Shareholders and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on any forward-looking statements. You should not rely on these forward-looking statements without considering all of the things that could make them inaccurate. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this section.

PARTIES INVOLVED IN THE TRANSACTION

The parties to the Sale and Purchase Agreement are:

•	Ridgewood Near East Holdings LLC, or Ridgewood Near East; and

•	RW Egyptian Holdings, LLC, or RW,

as Sellers,

•	Horus Private Equity Fund III, L.P., or Horus; and

•	Mariridge for Infrastructure Projects, or Mariridge,

as Purchasers of 85% and 15%, respectively, of the Shares and the Loans, and

•	Mr. Zaki Girges, or Mr. Girges; and

•	Ridgewood Egypt for Infrastructure LLC, or REFI,

as additional parties.

The Sellers

Ridgewood Near East Holdings LLC

Ridgewood Near East, a Delaware limited liability company, is owned 68.1% by Growth Fund, 14.1% by Trust V and 17.8% by Egypt Fund. Ridgewood Renewable Power LLC is the Managing Shareholder of each of the Funds and Ridgewood Near East. Ridgewood Near East develops and operates electric power and water purification plants for resort hotels along the Red Sea in Egypt through its ownership interest in REFI and REFI’s ownership of its subsidiary, Sinai For Environmental Services S.A.E. (Sinai). As of the date hereof, the activities of Ridgewood Near East are limited to its ownership interest in, and the business conducted through, REFI. The principal office address of Ridgewood Near East is 947 Linwood Avenue, Ridgewood, New Jersey 07450-2939. The telephone number at the principal office is (201) 447-9000.

RW Egyptian Holdings, LLC

RW, a Delaware limited liability company wholly-owned by Ridgewood Near East, develops and operates electric power and water purification plants for resort hotels along the Red Sea in Egypt through its 1% interest in REFI. RW is managed by the Managing Shareholder. As of the date hereof, the activities of RW are limited to its ownership interest in, and the business conducted through, REFI. The principal office address of RW is 947 Linwood Avenue, Ridgewood, New Jersey 07450-2939. The telephone number at the principal office is (201) 447-9000.

The Purchasers

Horus Private Equity Fund III, L.P.

Horus, a Cayman Island limited partnership managed by EFG-Hermes Private Equity, is a $585,000,000 private equity fund created in 2007. Horus has an investment focus towards Egypt-based entities and as of May 2008, has invested in five companies. Horus’ registered office is c/o M&C Corporate Services Limited, P.O. Box 309G7, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands. The telephone number of its manager is 20-233-383616.

Horus has advised us that it intends to assign a portion of its rights under the Sale and Purchase Agreement to another fund managed by EFG-Hermes Private Equity. Under the terms of the Sale and Purchase Agreement, no consent of any other party to the Sale and Purchase Agreement is required, provided that Horus remains responsible for its obligations under the Sale and Purchase Agreement. The Managing Shareholder does not anticipate that any such assignment by Horus, if effected, will have any adverse impact on the Funds, their respective shareholders, the Sellers or the Managing Shareholder.

Mariridge for Infrastructure Projects

Mariridge, an Egyptian joint stock company, was formed in 2007. Mariridge is controlled by Mr. Zaki Girges and wholly-owned by Mr. Girges and his family. The principal office address of Mariridge is c/o REFI, 165 El Orouba Street, Heliopolis, Cairo, Egypt. The telephone number at the principal office is 20-222-680026.

The Additional Parties

Mr. Zaki Girges

Mr. Girges, an Egyptian national, serves as the General Manager of REFI. Mr. Girges’ address is c/o REFI, 165 El Orouba Street, Heliopolis, Cairo, Egypt. The telephone number is 20-222-680026. Mr. Girges, who serves as the General Manager of REFI, is both an officer of REFI and a legal representative and equity owner of, and controls, Mariridge. Mr. Girges runs the day-to-day business operations of REFI on behalf of, and as the representative of, the Managing Shareholder and each of the Funds.

Ridgewood Egypt for Infrastructure LLC

REFI, an Egyptian limited liability company formed in 1999, uses its facilities to source feedwater from shallow wells or directly from the Red Sea in Egypt and use reverse osmosis filtration to produce potable water for sale. Certain of the facilities of REFI are located at or adjacent to their hotel customers’ site while others are stand-alone facilities that deliver product water by pipeline. The facilities of REFI are modular and mobile and can be relocated to accommodate shifts in demand. As of June 30, 2008, REFI owns one project that supplies only electricity, 16 that provide only potable water and eight that provide both water and electricity generation. The projects generally sell their output under contracts and other arrangements at prevailing market rates. REFI has the capacity to make 26,600 cubic meters (approximately 7.0 million gallons) per day of potable water and 23.8 megawatts (MW) of electricity. As a matter of operational management, REFI has a practice of continual evaluation of its projects and relocates capacity between locations in order to meet changes in demand from its customers. The electricity generating capacity of REFI is used primarily by its own water treatment plants, thereby displacing electricity the water plants would otherwise have to purchase from third parties. This arrangement helps REFI control costs and increase reliability.

The business of REFI is managed and operated by employees of REFI, with its principal office located at 165 El Orouba Street, Heliopolis, Cairo, Egypt. The telephone number at the principal office is 20-222-680026.

In December 2001, REFI purchased a 28% equity interest in Sinai for five million Egyptian pounds (approximately $1.1 million in 2001). Sinai owns a 5,800 cubic meters (approximately 1.6 million gallons) per day water desalinization plant and related distribution loop. In February 2002, REFI made an additional investment to increase its ownership to 53% and gain control of Sinai. During 2006, REFI was granted an additional interest in Sinai in return for having provided Sinai with certain machinery and equipment. In June 2008, REFI purchased an additional interest in Sinai, bringing its total ownership to 75.9%.

The Assets

The assets being purchased under the Sale and Purchase Agreement are the Sellers’ interests in the Shares and legal entitlement to the Loans. The sale constitutes the sale of all the electric power, water purification and desalinization plants of the Funds that are located in Egypt.

The Business

REFI operates electric power and water purification plants that supply electricity and potable water to resort hotels along the Red Sea in Egypt. See “The Additional Parties – Ridgewood Egypt for Infrastructure LLC” on page 7.

The Funds

The Ridgewood Power Growth Fund

Growth Fund is a Delaware trust formed primarily to make investments in projects and businesses in the energy and infrastructure sectors both in the United States and abroad. The Managing Shareholder has direct and exclusive control over the management and operations of Growth Fund.

Growth Fund sold whole and fractional shares of beneficial interest pursuant to a private placement offering, which terminated in April 2000. After payment of offering fees, commissions and expenses, the offering provided approximately $54.6 million for investments and operating expenses.

Growth Fund has focused primarily on small-scale electricity generation projects using renewable sources of fuel and on water treatment facilities in remote locations serving hotel resort developments. These projects allow Growth Fund to develop secure long-term positions in attractive specialty markets for products and services provided by its projects and companies. The projects in which Growth Fund has investments are located in the United States and Egypt. Besides its investment in Ridgewood Near East, Growth Fund has investments through US Hydro in seven hydroelectric generating projects in Virginia, New York, California and Rhode Island, with total capacity of 15 MW, and sells electric output either to local utilities pursuant to power contacts or at open market prices. The Managing Shareholder has announced that the US Hydro assets are currently being offered for sale.

Ridgewood Electric Power Trust V

Trust V is a Delaware trust formed primarily to make investments in projects and businesses in the energy and infrastructure sectors both in the United States and abroad. The Managing Shareholder has direct and exclusive control over the management and operations of Trust V.

Trust V sold whole and fractional shares of beneficial interest pursuant to a private placement offering, which terminated in April 1998. After payment of offering fees, commissions and expenses, the offering provided approximately $76 million for investments and operating expenses.

Trust V has focused primarily on small-scale electricity generation projects using renewable sources of fuel and on water treatment facilities in remote locations serving hotel resort developments. These projects allow Trust V to develop secure long-term positions in attractive specialty markets for products and services provided by its projects and companies. The projects in which

Trust V has investments are located in the United States and Egypt. Besides its investment in Ridgewood Near East, Trust V also has investments in the following projects:

•	US Hydro.

•	Ridgewood Maine Hydro Partners, L.P., or Maine Hydro, which owns and operates hydroelectric projects located in Maine with an aggregate rated capacity of approximately 11.3 MW and sells electricity to either Central Maine Power Company or Bangor Hydro-Electric Company under long-term power contracts.

•	Ridgewood Maine, L.L.C., or Indeck Maine, which owns and operates biomass projects in Maine, using wood chips, bark, tree limbs and tops and other forest-related biomass to fuel two electric power generating stations at West Enfield and Jonesboro, Maine having an aggregate 49 MW rated capacity.

Ridgewood/Egypt Fund

Egypt Fund is a Delaware trust formed primarily to invest in, develop or operate water desalinization, electricity generation and related facilities at resort areas near the Red Sea in Egypt. The Managing Shareholder has direct and exclusive control over the management and operations of Egypt Fund. In 2001, Egypt Fund, an affiliate of Growth Fund and Trust V, made cash contributions to Ridgewood Near East in exchange for a 17.8% interest in Ridgewood Near East.

Legal Proceedings

On August 16, 2006, the Funds and several affiliated entities, including the Managing Shareholder, filed lawsuits against the former independent registered public accounting firm for the Funds and several affiliated entities, Perelson Weiner LLP, in New Jersey Superior Court. The suit alleged professional malpractice and breach of contract in connection with audit and accounting services performed for the Funds and other plaintiffs by Perelson Weiner. On October 20, 2006, Perelson Weiner filed a counterclaim against the Funds and other plaintiffs alleging breach of contract due to unpaid invoices with a combined total of approximately $1,200,000. Discovery is ongoing and no trial date has been set. The costs and expenses of the litigation are being paid for by the Managing Shareholder and affiliated management companies and not the underlying investment funds, including the Funds.

On December 30, 2005, an investor in Growth Fund and Trust V and entities affiliated with the Funds, Paul Bergeron, on behalf of himself and as Trustee for the Paul Bergeron Fund (the “Plaintiff”), filed a Complaint in the Federal District Court in Massachusetts, Paul Bergeron v. Ridgewood Securities Corporation, et al., (“Bergeron I”). The action was brought against, among others, the Managing Shareholder and persons who are or were officers of the Managing Shareholder and alleges violations of the Massachusetts Securities Act, as well as breach of fiduciary duty, fraud, breach of contract, negligent misrepresentation and unjust enrichment, all related to a set of alleged facts and allegations regarding the sale of securities of funds (including Growth Fund and Trust V, but not the Egypt Fund) managed by the Managing Shareholder or affiliates of the Managing Shareholder which were sold in private offerings and the operation of those funds subsequent to the sale. The Plaintiff is seeking damages of $900,000 plus interest and other damages to be determined at trial. None of the Funds is a party to this litigation. No trial date has been set. Discovery has been completed and a Motion for Summary Judgment filed by the Defendants is pending.

On March 20, 2007, the Plaintiff in Bergeron I commenced a derivative action, in Suffolk County Superior Court, Commonwealth of Massachusetts. Paul Bergeron v. Ridgewood Electric Power Trust V, et al. (“Bergeron II”). The Plaintiff joined Growth Fund, Trust V and affiliated entities (but not the Egypt Fund), including the Managing Shareholder and a person who is an officer of the Managing Shareholder, alleging that the allocation of the proceeds from the sale of certain assets of Growth Fund, Trust V and affiliated entities to an unaffiliated entity was unfair and sought an injunction prohibiting the distribution to shareholders of such proceeds. The Superior Court denied the request by the Plaintiff for an injunction. On February 29, 2008, the Plaintiff filed an amended complaint in Bergeron II adding two additional investors, one in Trust V and one in Growth Fund, as additional plaintiffs. Discovery is ongoing and no trial date has been set.

All defendants in Bergeron I and Bergeron II deny the allegations and intend to defend both actions vigorously.

The Managing Shareholder – Ridgewood Renewable Power LLC

The Managing Shareholder, Ridgewood Renewable Power LLC, is a New Jersey limited liability company that is controlled by Robert E. Swanson, who is the manager, chairman and, together with his family trusts, owner of all of its membership interests.

The Managing Shareholder serves as the managing shareholder of the following Delaware trusts:

•	Ridgewood Electric Power Trust I;
•	Ridgewood Electric Power Trust II;
•	Ridgewood Electric Power Trust III;
•	Ridgewood Electric Power Trust IV;
•	Trust V;
•	Growth Fund;
•	Egypt Fund; and
•	Ridgewood Power B Fund/Providence Expansion.

The Managing Shareholder has approved the actions to which you are being asked to consent. Closing of the sale is contingent upon the approval of the transaction by the shareholders of each of the Funds and the satisfaction or waiver of the conditions to the sale contained in the Sale and Purchase Agreement.

SOLICITATION OF CONSENTS OF SHAREHOLDERS

The Proposal; Purpose of the Solicitation

The consent being sought by this consent statement is being solicited by the Managing Shareholder on behalf of Growth Fund. The Managing Shareholder requests that shareholders approve the transaction described in this consent statement, which includes:

•	the sale to the Purchasers of the Sellers’ interests in the Shares and legal entitlement to the Loans in accordance with the terms and conditions of the Sale and Purchase Agreement, a copy of which is attached to this consent statement as Annex A;

•	the execution by the Managing Shareholder and each of Growth Fund, Trust V and Egypt Fund of the Inter-Fund Agreement, which provides for, among other things, the allocation of certain expenses, obligations and indemnities among such parties, a copy of which is attached to this consent statement as Annex C; and

•	the liquidation and dissolution of Growth Fund following the consummation of the sale pursuant to the Growth Fund Plan of Liquidation and Dissolution, the form of which is attached to this consent statement as Annex D.

If you are also a shareholder of Trust V and/or Egypt Fund, you will receive a separate consent statement and consent card with respect to your shares of each such Fund and will need to separately complete and timely submit those consents.

Legal Authority

The business and operations of Growth Fund are governed by the Delaware Statutory Trust Act. The Delaware Statutory Trust Act broadly permits the governing instrument of a Delaware trust to regulate the trust’s activities. Section 3806(b)(3) of the Delaware Statutory Trust Act permits a Delaware trust’s governing instrument to “contain any provision relating to the management of the business and affairs of the statutory trust, and the rights, duties and obligations of the trustees, beneficial owners and other persons, which is not contrary to any provision or requirement of” the Delaware Statutory Trust Act, including “the sale, lease, exchange, transfer, pledge or other disposition of all or any part of the assets of the statutory trust or the assets of any series, or the dissolution of the statutory trust.” The Delaware Statutory Trust Act also permits the governing instrument of a Delaware trust to include provisions regarding record dates and shareholder meetings. Pursuant to Section 3806(b)(5) of the Delaware Statutory Trust Act, the governing instrument may “set forth provisions relating to notice of the time, place or purpose of any meeting at which any matter is to be voted on, waiver of any such notice, action by consent without a meeting, the establishment of record dates, quorum requirements, voting in person, by proxy or in any other manner, or any other matter with respect to the exercise of any such right to vote.” The governing instrument of Growth Fund contains such provisions governing the sale of trust assets and action by consent without a meeting. The Managing Shareholder, on behalf of Growth Fund, is seeking shareholder approval of the transaction by written consent instead of by a vote taken at a meeting of shareholders.

Consents Required

Because the sale constitutes a sale of substantially all of the assets of Growth Fund under the Declaration of Trust for The Ridgewood Power Growth Fund, dated as of January 4, 1998, as amended, Growth Fund shareholder approval must be obtained prior to consummating the sale. As required by the Growth Fund Declaration of Trust, upon the sale of all or substantially all of the assets of Growth Fund, Growth Fund automatically goes into liquidation and dissolution; however, Growth Fund may be continued: (i) if the Managing Shareholder and holders of a majority of the Growth Fund shares approve the continuation of Growth Fund within 90 days after the consummation of the sale, pursuant to the Growth Fund Declaration of Trust (the Managing Shareholder has determined that it will not approve such continuation during such period) or (ii) pursuant to Section 3808(c) of the Delaware Statutory Trust Act (as described under “LIQUIDATION AND DISSOLUTION – Liquidation and Dissolution of Growth Fund” on page 26). The Managing Shareholder has determined that it will not approve such continuation during such period. Accordingly, following the sale, Growth Fund will, pursuant to Delaware law and the Growth Fund Declaration of Trust, become subject to the Growth Fund Plan of Liquidation and Dissolution. Therefore, consent to the sale by a shareholder of Growth Fund also constitutes consent by such shareholder to the subsequent liquidation and dissolution of Growth Fund pursuant to such Plan of Liquidation and Dissolution.

Additionally, because the sale constitutes an “Affiliate Transaction” under the Growth Fund Declaration of Trust, Growth Fund shareholder approval must be obtained prior to consummating the sale. The sale constitutes an “Affiliate Transaction” under the Growth Fund Declaration of Trust because Mariridge is controlled by Mr. Girges, who is an officer of REFI, and REFI is an “Affiliate” of the Managing Shareholder under the Growth Fund Declaration of Trust. While Mr. Girges did not decide or approve the purchase price for the Shares and the Loans, the relationship between Mariridge and Mr. Girges may also cause the sale to be characterized as an “Affiliate Transaction” under the Growth Fund Declaration of Trust. Although the sale constitutes an “Affiliate Transaction” under the Growth Fund Declaration of Trust, it does not constitute a transaction with an “affiliate” as defined in Rule 13e-3 of the Exchange Act, as none of Horus, Mariridge or Mr. Girges is an affiliate of either Fund as defined in such rule. Therefore, the sale does not constitute a “going private” transaction pursuant to Rule 13e-3.

The Managing Shareholder, on behalf of Growth Fund, is therefore seeking shareholder approval of the transaction because the sale constitutes an “Affiliate Transaction” and because it constitutes a sale of substantially all of the assets of Growth Fund, and the Growth Fund Declaration of Trust requires the prior approval of the holders of a majority of the shares of Growth Fund (other than the Management Share held by the Managing Shareholder) in each such instance.

The written unrevoked consents from the holders of a majority of the shares of Growth Fund outstanding as of the record date, but excluding the Management Share held by the Managing Shareholder, must be timely delivered to the Managing Shareholder to effect the transaction. You have one consent for each Growth Fund share you own as of the record date. If you consent, your consent will apply to each Growth Fund share you hold as of the record date. If you own fractional shares, your consent will apply with respect to the number of fractional shares that you own and will be treated as a consent of a fraction of a share. If you deliver a consent with respect to fractional shares, your consent will be combined with the consents of other fractional shares.

The solicitation period will begin on the date hereof and will continue until [     ], [       ], 2008, unless extended by the Managing Shareholder, in its sole discretion, to a later date, which date will not be later than [     ], [       ], 2008. The deadline for the delivery to the Managing Shareholder of written consents is 5:00 p.m. Eastern Time on the last day of the solicitation period, as may be extended by the Managing Shareholder. Shareholders are asked to give their written consent to the proposal to approve the transaction no later than [          ], 2008, unless extended by the Managing Shareholder, by returning the enclosed consent card by faxing it to (201) 447-0474 or mailing it to Ridgewood Renewable Power LLC at 947 Linwood Avenue, Ridgewood, New Jersey 07450-2939.

If you hold interests in Trust V and/or Egypt Fund, you will receive a separate consent statement and consent card relating to the transaction with respect to your interests of each such Fund and will need to separately complete and timely submit those consents.

Record Date

The record date for determining shareholders entitled to notice of, and consent to, the transaction is the approximate date on which Growth Fund transmits to shareholders this consent statement and the accompanying notice of consent. Only shareholders of record as of that date will be entitled to notice of, and to consent to, the proposal. On the record date, 658.2067 shares, held by approximately 1,345 shareholders, of Growth Fund were outstanding and eligible to consent to the transaction. Growth Fund has no other class of securities outstanding entitled to consent to the approval of the transaction.

Date, Time and Place of Tabulation of Consents

The consents will be tabulated at the Managing Shareholder’s principal offices, located at 947 Linwood Avenue, Ridgewood, New Jersey 07450-2939 promptly following the expiration of the solicitation period. The solicitation period is currently scheduled to expire on [     ], [       ], 2008, but the Managing Shareholder may extend the solicitation period to a later date (but not later than [     ], [       ], 2008) if the Managing Shareholder does not receive approval for the proposal on or prior to the expiration of the original solicitation period.

All properly executed or submitted consents received in time for the tabulation of consents will be counted as consents by the holder. If you sign and timely return a consent card, unless you properly revoke or change your consent, your shares represented by the consent card will be counted as consents to the approval of the transaction.

Tabulation inspectors appointed for the tabulation of consents to the proposal will tabulate the written consents. Failure to execute and timely deliver a consent card will constitute a rejection of the transaction.

The Managing Shareholder will promptly notify shareholders in writing of the results of the consent action following the tabulation of consents.

Shareholders who have questions or requests for assistance in completing and submitting consent cards should contact Daniel V. Gulino, Esq., Senior Vice President and General Counsel, at Ridgewood Renewable Power LLC, 947 Linwood Avenue, Ridgewood, New Jersey 07450-2939, at telephone number (201) 447-9000, or by e-mail at generalcounsel@ridgewoodpower.com.

Revocability of Consents

You can revoke or change your consent card at any time before the expiration of the solicitation period, if you:

•	send a written, dated notice to the Managing Shareholder at 947 Linwood Avenue, Ridgewood, New Jersey 07450-2939, stating that you would like to revoke your consent; and

•	date, sign and submit a new consent card that is received by the Managing Shareholder prior to [ ], 2008, the expiration of the solicitation period (unless the Managing Shareholder extends the solicitation period, in which case the deadline for such submission would be extended until immediately prior to the expiration of such extended solicitation period).

The delivery of a subsequently dated consent card which is properly marked, dated, signed and delivered to the Managing Shareholder will constitute a revocation of any earlier consent. If you have instructed a custodian, trustee or other person to consent to approve the transaction, to not approve the transaction or to abstain with respect to the transaction, with respect to your shares, you must follow the directions provided by such person to change those instructions.

Effectiveness of Consents

The actions proposed in this consent statement will be adopted when properly completed, unrevoked consents are signed by the holders of a majority of the shares of Growth Fund outstanding as of the record date (other than the Management Share held by the Managing Shareholder), and such consents are submitted to, and tabulated by, the Managing Shareholder. The failure to execute a consent has the same effect as not consenting to the approval of the transaction.

Abstentions

Abstentions will have the same effect as not consenting to the approval of the transaction.

Cost of Solicitation of Consents

The Funds are paying for distributing and soliciting the consents. As a part of this process, they will reimburse trustees, nominees, fiduciaries and other custodians for reasonable fees and expenses in forwarding consent materials to holders of shares, and such expenses will be allocated among the parties in accordance with the Inter-Fund Agreement. See “THE TRANSACTION – The Additional Agreements” on page 26. The Managing Shareholder may solicit consents, on behalf of the Funds, through the mail, telephone or other electronic means or in person and will not receive additional compensation for soliciting consents, but the Funds will reimburse the Managing Shareholder for its out-of-pocket expenses. The Funds currently do not expect to use an outside consent solicitation firm.

Recommendation of the Managing Shareholder

The Managing Shareholder has approved the transaction and recommends that the shareholders of each of the Funds approve the transaction.

THE TRANSACTION

The Sale; Consideration for the Sale

Pursuant to the terms and subject to the conditions of the Sale and Purchase Agreement, the Sellers will sell their interests in the Shares (20,000 quotas) and legal entitlement to the Loans to Horus and Mariridge for an aggregate purchase price of $27,500,000, in cash. In addition, Mr. Girges will waive his right to receive from the Sellers a bonus that would otherwise be payable out of the proceeds of the sale, in the amount of approximately $2,155,000. Horus will also pay $2,000,000 to Mariridge (an entity controlled by Mr. Girges) at closing, in consideration for the representations, warranties and covenants provided to Horus by Mariridge and Mr. Girges relating to REFI and other matters in the Sale and Purchase Agreement. Horus has deposited both the purchase price and the $2,000,000 in escrow, subject to an Escrow Agreement, pending closing or earlier termination of the Sale and Purchase Agreement or the Escrow Agreement. The consideration is payable in U.S. dollars.

If the sale is consummated, the Purchasers will acquire all of the Sellers’ interests in the Shares and legal entitlement to the Loans.

The Shares and the Loans

Ridgewood Near East and RW entered into an acquisition to acquire title to 99% and 1%, respectively, of the Shares of REFI in January and February 2001; however, GAFI approval was not obtained for such acquisition, and therefore Ridgewood Near East and RW do not hold legal title to such Shares. Ridgewood Near East and RW do have agreements with the two persons having GAFI recognized legal title to the Shares (one of whom is Mr. Girges) to purchase the Shares, and pursuant to such agreements, the Sellers have exercised all rights and benefits related to such Shares, including the right to vote the Shares and otherwise conduct themselves in all respects as title owners of such Shares.

Ridgewood Near East granted a loan to REFI pursuant to a Loan Agreement in March 2000, Demand Grid Notes in March 2000 and February 2001 and a modification to the Loan Agreement in March 2002. The Sellers are selling their entire interests in the Shares and legal entitlement to the Loans pursuant to the terms and conditions of the Sale and Purchase Agreement.

Pursuant to the Loan Agreements, Ridgewood Near East has made advances to REFI of which the net amount of $26,063,086 in principal was outstanding as of June 30, 2008.

Loan from Horus to REFI

Concurrent with the Sale and Purchase Agreement, Horus entered into a loan agreement, dated June 5, 2008, with REFI pursuant to which Horus loaned $2,000,000 to REFI on June 12, 2008, at an interest rate of 10% per annum on an unsecured basis, for the purpose of financing general corporate operations, including the purchase of equipment, and providing REFI with working capital. The loan is to be repaid by REFI commencing 120 days after the making of the loan and is payable on a monthly basis over the successive 17 months. The loan does not provide for acceleration of the loan in the event the Sale and Purchase Agreement is terminated.

Background of and Reasons for the Transaction

As part of its role as Managing Shareholder, with assistance from advisors and consultants, the Managing Shareholder evaluates the operating assets it manages, from both a short-term and long-term perspective. Based on evaluations conducted in the summer of 2007, in August 2007, the

Managing Shareholder began a review of whether it should market certain of these assets for sale or whether it was necessary at such time to consider alternatives to finance the operations of such assets.

Specifically with regard to REFI, the Managing Shareholder noted that since its initial investments, which totaled approximately $35.3 million, the Egyptian pound has suffered significant devaluation and that the business of REFI was materially adversely affected by the impact that the September 11, 2001 attacks in New York, and other incidents of terrorism abroad, had on local Egyptian tourism. After these impairments of the business, the Managing Shareholder hired Mr. Girges to function as the General Manager of REFI. During the past few years, the operating results of REFI have showed continued improvement. During this time period, however, distributions to Near East Holdings have been limited as a portion of the free cash flow was retained and reinvested in REFI’s business. Additionally, the value of the Egyptian pound remains significantly devalued in relation to the U.S. dollar, as in March 2000, the Egyptian pound to U.S. dollar exchange rate was approximately 0.29:1 and at June 30, 2008 it was approximately 0.19:1.

In determining whether to market the assets of REFI for sale, the Managing Shareholder, its executive officers, the executive officers of the Funds and Mr. Girges considered their view that continued operations of the REFI business would most likely involve continued limitations on cash distributions, as REFI would need to (i) dedicate its free cash flow to expansion plans and not to payment of current distributions and (ii) maintain a significant capital expansion program for the foreseeable future to meet the increasing demand of its customers and to maintain the competitive advantages it has established in recent years. In the course of these evaluations, the Managing Shareholder determined that there was no reasonable likelihood that the Funds would be able to sponsor an additional investment fund to support REFI’s activities, and that REFI’s ongoing financing requirements would have to be provided by parties other than existing Ridgewood sponsored funds. As a result, as part of this review, the Managing Shareholder reviewed the possibilities of obtaining third-party financing to fund the ongoing operations and expansion of REFI.

Traditional bank loans did not seem to be a viable option for REFI financing, as such loans would likely restrict REFI’s ability to make distributions during the period in which loans would be outstanding. Therefore, the Managing Shareholder, its executive officers and the executive officers of the Funds (management) considered four different options for raising equity capital:

•	A sale of a minority interest in REFI.

•	A sale of a majority interest in REFI.

•	A public offering of REFI securities.

•	An outright sale of 100% of the Funds’ interests in REFI for cash.

In assessing these options, three basic criteria were used:

•	The first criterion was an assessment of the closing risk of a proposed transaction, including the financial capability of the potential counterparty, an assessment of the counterparty’s ability to meet the approval requirements of the Egyptian government, and the willingness of the counterparty to tolerate the delays (estimated at approximately 90 days) necessary to solicit consents from shareholders of the Funds and to receive mandatory approvals of the Egyptian government.

•	The second criterion was an assessment of the indicated value to be attributed to the REFI business as a result of a proposed transaction.

•	The third criterion was an assessment of the nature and timing of the benefits to be received by the respective shareholders of the Funds as a result of a proposed transaction. These criteria can be in conflict, and the objective of management was to devise the best overall result for shareholders of the Funds.

At the outset, management made a decision to limit the scope of potential counterparties to those having substantial operations in Egypt, or otherwise having a “brand” name that would be acceptable to the Egyptian government. For reasons relating to terrorism and national security, the Egyptian government heavily scrutinizes businesses that operate in the Sinai peninsula (such as REFI’s Sinai subsidiary) and Egyptian law requires that before ownership interests in any such entity can be sold to a third party, GAFI must formally approve such sale. Management concluded that by limiting the list of potential counterparties to those that were already “doing business” in Egypt, the ability to promptly obtain the necessary approvals of GAFI for any transaction would be enhanced.

With respect to a potential sale of a minority interest in REFI to a third party, management considered that:

•	The potential pool of qualified Egyptian (or Middle Eastern) parties that would be willing to make a relatively small investment to purchase a minority interest in REFI was likely to be small. The time and expense necessary to identify such parties and negotiate a definitive agreement were likely to be disproportionate to the size of the potential transaction.

•	Even assuming that an acceptable counterparty could be identified, the investment needed by REFI would represent a dilution of REFI ownership by the Funds, and (depending on valuations obtained) such dilution could be significant.

•	In the event that a potential transaction could be arranged at appropriate values, it would most likely require all of the cash raised in the transaction to be invested in REFI and would not be available for distribution to the Sellers. Although the Sellers would retain rights to continue to participate (at least to some extent) in any future benefits that might accrue to ownership interests in REFI, it is difficult to quantify what such future benefits might be and when they might be realized. The immediate result of a proposed transaction would likely be a substantial and permanent reduction in REFI’s ownership percentage held by the Funds, a more complicated capital structure for REFI and no immediate cash distribution or ongoing dividend stream to benefit shareholders of the Funds.

With respect to a potential sale of a majority interest in REFI to a third party, management considered that:

•	The same considerations applicable to sale of a minority interest discussed above would apply.

•	Based on REFI’s experience with the ownership of the majority interest in the Sinai subsidiary, and based on the views of Ridgewood’s U.S. and Egyptian counsel, management did not believe that any such transaction would be satisfactory for shareholders of the Funds. In general, minority positions in small companies are difficult investments to manage, and a minority position in REFI would be an even more difficult investment because the protections afforded to minority shareholders under Egyptian law are likely to be difficult to enforce. There is considerable risk that no matter whatever this minority position might be worth in the future, shareholders of the Funds would have limited ability to cause such value to be realized at a fair price.

With respect to a potential “public offering” of the securities of REFI, management considered that:

•	The REFI business is likely too small for a registration of REFI securities under the U.S. securities laws to be a viable alternative. Further, the cost of compliance would represent a considerable financial drain on REFI.

•	Two other possibilities for listing REFI securities were considered: the AIM market in London, and the Cairo Alexandria Stock Exchange. Both of these exchanges present similar issues for REFI. First, there is a threshold issue as to whether the Egyptian government would permit the listing of REFI securities on either of these exchanges because allowing REFI securities to trade in an open market would, as a practical matter, make it more difficult (if not impossible) for the Egyptian government to continue to scrutinize and approve the parties who own shares in businesses that operate in the Sinai peninsula. In addition, since the purpose of listing on either of these exchanges would be to raise capital for REFI’s expansion, funds raised in the offering would be used by REFI, and not available for distribution to shareholders. While, in certain circumstances, existing shareholders have an opportunity to participate in such public offerings of stock, given the size of REFI and the potential size of an offering, the amount of securities that the Sellers would be able to sell would likely be minimal. Instead, shareholders would be looking to realize the inherent value in their REFI shares by selling those shares into the market in the future after the initial listing is completed. Management believes that it would be difficult to quantify the benefits that would accrue to shareholders of the Funds by selling REFI securities in this secondary market, and there are significant risks for shareholders. Notwithstanding a successful listing on one of these exchanges, REFI would remain a very small company and the Managing Shareholder anticipates that the trading in REFI securities would be “thin,” and that the “float” would be small. In order to reassure other potential market participants that the “overhang” of tradable securities in the hands of the Funds’ shareholders would not all come onto the market at the same time and lower the trading price of REFI shares, the Managing Shareholder anticipates that it would likely be necessary for the Funds to impose voluntary multi-year restrictions on distributions to shareholders of tradable REFI shares from each Fund, and there is no assurance what might happen to the prices of shares of REFI in the meantime.

With respect to a sale of 100% of the ownership interest of REFI for cash, the Managing Shareholder considered that (as compared to the options discussed above):

•	The potential pool of qualified Egyptian (or Middle Eastern) purchasers interested in purchasing 100% of the ownership interests in REFI should be larger than the potential pool of partial interest purchasers for two reasons:

•	First, selling 100% of REFI should result in a larger overall transaction that more easily justifies the time and expense of pursuing the transaction.

•	Second, partial interest transactions are of little or no interest to some potential purchasers because they require the parties to negotiate not only the terms of the post-transaction relationships among the parties, but also the terms of any post-transaction termination of such relationships, and must prepare, agree upon and continue to monitor speculative provisions relating to such relationships.

•	By selling 100% of the ownership interests in REFI, shareholders of the Funds would have the opportunity to obtain a price (including whatever control premium might be available), which should not be subject to any discounts which frequently occur in sales of less than all of the ownership interests in closely held entities.

•	Transaction complexity would be reduced, and the likelihood of shareholder and GAFI approvals enhanced.

•	The nature and timing of benefits to shareholders of the Funds would be unequivocal and immediate – all cash, payable at closing to the Sellers.

•	Shareholders would give up whatever future benefits might accrue from the continued ownership of REFI, including REFI’s participation in the ensuing growth of the Egyptian tourism market.

After considering all of the factors described above, management concluded that it would be preferable to pursue a sale of 100% of the ownership interests in REFI for cash for the following reasons:

•	Sale of 100% of the REFI ownership interests would likely be of interest to the largest potential number of qualified buyers and would not suffer a discount for sales of partial interests.

•	Sale of 100% of the REFI ownership interests would likely result in a larger overall transaction, and would be more attractive to parties concerned about the cost and complexity of a small transaction.

•	Sale of 100% of the REFI ownership interests would provide unambiguous and immediate benefits to shareholders of the Funds. Such shareholders would be giving up the right to participate in future benefits of REFI ownership, but such benefits would be difficult to quantify would be subject to a variety of substantial risks, including ongoing market and operating risks and political risks in Egypt.

As part of its consideration as to whether the assets managed by the Managing Shareholder should be marketed for sale, the Managing Shareholder engaged in discussions with multiple investment bankers, and additionally in the case of REFI, Mr. Girges. Conversations with investment bankers and Mr. Girges focused on various matters, including market conditions for the sale of renewable power assets, past historical performance of the assets and the Funds, financing and partial sale alternatives, and development opportunities of individual assets. As a result of conversations between Mr. Swanson, Chairman of the Managing Shareholder, and Mr. Girges in September 2007, Mr. Girges, along with Mr. Andrew West, an advisor retained by the Managing Shareholder as a consultant, assumed the responsibility for making initial contact with prospective buyers for REFI. On October 23, 2007, the Managing Shareholder announced that it would market the assets of REFI for sale and that initial negotiations for a sale would be led by Mr. Girges.

During October, November and December 2007, Messrs. Girges and West met with a number of Egyptian private equity firms to discuss the potential sale of the ownership interests in REFI while structuring the terms of a potential transaction with Mr. Swanson. These meetings, as well as subsequent conversations, negotiations and preliminary due diligence, led to the execution of a final Memorandum of Understanding dated December 12, 2007 between the Managing Shareholder and

Mr. Girges, which was non-binding on the parties except with respect to exclusivity of negotiating for the acquisition of REFI between Mr. Girges and the Funds, confidentiality and governing law. The Memorandum of Understanding established that the net proceeds to the Funds from the transaction would be $27.2 million and the transaction would be on terms generally similar to those in the Sale and Purchase Agreement that was subsequently executed. Mr. Girges then had further conversations with the previously contacted private equity firms to find a credit worthy partner to fund the purchase of REFI, consistent with the terms of the Memorandum of Understanding.

The Memorandum of Understanding provided Mr. Girges with a period of exclusivity during which time the Managing Shareholder and the Funds would not negotiate the sale of REFI with others so long as Mr. Girges met certain time-related conditions. The conditions were: (i) December 21, 2007, Mr. Girges to provide the Sellers with a written proposal to acquire REFI on terms contemplated in the Memorandum of Understanding; (ii) February 28, 2008, Mr. Girges to provide that due diligence on REFI had been completed, assurances that requisite approvals for the transaction would be received and the funding source be confirmed; and (iii) March 31, 2008, Mr. Girges and his funding partner to be ready to complete the transaction and to transfer the funds at the direction of the Funds, subject to shareholder approval by the Funds and other approvals required by law.

In early December 2007, Mr. Girges identified EFG-Hermes as the lead candidate to be the funding source and purchaser of REFI. On December 10, 2007, EFG-Hermes concluded its preliminary due diligence of REFI’s business and provided a letter to REFI expressing its intent to purchase an interest in REFI and provided background on the financial assets of Horus. During the course of negotiations with, and due diligence by, EFG-Hermes, the Managing Shareholder extended the exclusivity period in the Memorandum of Understanding until the execution of the Sale and Purchase Agreement. In February 2008, EFG-Hermes completed additional due diligence investigations and delivered a draft Sale and Purchase Agreement to the Managing Shareholder.

Between May 4, 2008 and May 9, 2008, Mr. Holmes, President and Chief Executive Officer of the Managing Shareholder and Mr. West conducted direct negotiations of the transaction and the Sale and Purchase Agreement in Cairo with representatives of EFG-Hermes and Mr. Girges.

From June 2, 2008 to June 5, 2008, Mr. Holmes returned to Cairo and conducted final negotiations with the Purchasers. On June 5, 2008, the Sale and Purchase Agreement was executed and became effective upon the escrow account being funded on June 12, 2008.

Fairness of Transaction

The Managing Shareholder did not engage an investment banker to render a “fairness opinion” in connection with the sale. The Managing Shareholder considers the following to be important in assessing the fairness of the sale:

•	Negotiated a contract with an Egyptian-based purchaser. The Managing Shareholder believed that targeting such a purchaser would allow the sale to close more efficiently, as the purchaser would already have an existing relationship with GAFI.

•	During negotiations, the Managing Shareholder countered Horus’ initial bid with a higher counter offer that was accepted by the Purchasers, as well as negotiated various other terms of the sale favorable to the Funds.

•	Negotiated a contract whereby the entire purchase price was placed into escrow upon the effectiveness of the Sale and Purchase Agreement, thereby eliminating delays or closing risks associated with a purchaser obtaining financing.

•	Negotiated an agreement that did not have closing conditions that were conditioned on the absence of material changes in the REFI business, or its associated environmental, economic or political risks.

•	Negotiated a transaction that has limited post-closing claims against the Sellers and does not have a post-closing hold back of sale proceeds. The Purchasers in the sale agreed to limit the recourse to the Sellers after closing to only claims of fraud, and are instead relying on Mariridge and Mr. Girges as a source of recovery for any such claims.

In the course of reaching its decision to approve the transaction, the Managing Shareholder consulted with the various advisors and considered a number of factors, including the following:

•	the valuation of the consideration to be received by the Sellers in the sale and that the sale is denominated in U.S. dollars;

•	the absence of financing risk as Horus was willing to deposit the entire sale proceeds into an escrow account upon the effectiveness of the Sale and Purchase Agreement;

•	the structure of the transaction, including the provision that Sellers’ representations, other than fraud, expire at the closing of the sale;

•	the willingness of Mr. Girges to waive his right to a bonus under a 2006 bonus agreement, upon consummation of the sale, in the approximate amount of $2,155,000, which amount would otherwise have been paid by the Sellers to Mr. Girges;

•	the provisions of the Sale and Purchase Agreement were determined through arms-length negotiations between the Sellers, on the one hand, and the Purchasers on the other hand;

•	the risks inherent in the continued operation of REFI;

•	historical and potential future exchange rates between the Egyptian pound and U.S. dollars;

•	the likelihood that REFI would require additional funding in the near future to continue its operations, and that there can be no assurance that REFI would be able to obtain such funding on favorable terms, or at all;

•	the structure of the transaction does not provide for termination in the event of changes in the business of REFI; and

•	the belief that an Egyptian-based company would be able to obtain approval from GAFI in a more efficient manner than a non-Egyptian company.

In the course of its deliberations, the Managing Shareholder also considered a variety of risks and other countervailing factors related to the Sellers entering into the Sale and Purchase Agreement, including:

•	the risk that the sale will not be completed, even if the Funds’ shareholders approve the sale;

•	the risk that even if approved by the Funds’ shareholders, that GAFI does not approve the transfer of Shares;

•	the risks associated with the continued operations of REFI in the event the sale is not consummated; and

•	the interests of the Managing Shareholder, the Funds and Mr. Girges, given the relationship of the parties.

The foregoing discussion of the qualitative factors considered by the Managing Shareholder is not intended to be exhaustive, but does include the principal qualitative factors considered. The Managing Shareholder also performed quantitative financial analysis, as discussed below. The Managing Shareholder reached the conclusion to approve the transaction in light of the described factors and other factors that the Managing Shareholder believed were appropriate. In considering these factors, the Managing Shareholder considered the totality of the information presented to it and the investigation conducted by the Managing Shareholder and management of the Funds.

The Managing Shareholder considered whether it would be advisable to conduct a formal auction process open to all bidders. The Managing Shareholder concluded that an open auction process would require simultaneous expensive due diligence investigations by multiple parties, would present unacceptable business risks of disruption of existing arrangements with contract counterparties, equipment suppliers, and operating staff, and was not likely to obtain the highest bid absent an exclusivity undertaking. As a result, the Managing Shareholder determined not to pursue an auction process. Instead, after Messrs. Girges and West had initial conversations with multiple prospective buyers, the Managing Shareholder determined that it was more likely to receive the most competitive bid if it entered into an exclusive and confidential arrangement with Mr. Girges. The Managing Shareholder did not begin negotiating with Horus until it had received assurances that Horus would be able to pay the purchase price without entering into its own financing arrangements and that there was general agreement as to both the sale terms and price. For additional information regarding the negotiations process, see “Background of and Reasons for the Transaction” on page 15.

Financial Analysis of the Sale Consideration by the Managing Shareholder

In addition to considering the qualitative factors described above, the Managing Shareholder performed a quantitative financial analysis of REFI. Several methodologies were considered by the Managing Shareholder for utilization in its quantitative analysis. The conclusion reached by the Managing Shareholder was that the most reliable quantitative analysis was a discounted cash flow analysis. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset or business by calculating the “present value” of its estimated future free cash flows. Free cash flow is defined to be cash that is available to either reinvest or to distribute to security holders. Present value refers to the current value of cash flows or amounts that are to be received in the future and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macro-economic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

In performing its discounted cash flow analysis, the Managing Shareholder made such reviews, analyses and inquiries as the Managing Shareholder deemed necessary and appropriate under the circumstances. The Managing Shareholder relied, in part, on information from sources it believed to be reliable, such as publicly available information from Bloomberg, Financial Times and published financial indexes. The financial analysis of the Managing Shareholder was performed utilizing financial information of REFI as of December 31, 2007. In its financial analysis and in connection with the preparation of its recommendation, the Managing Shareholder made numerous assumptions and projections with respect to industry performance, general business, market and economic conditions and other matters, as follows:

•	the operations, and production capacities, existing at December 31, 2007 exist through the entirety of the cash flow analysis and that 2007 is considered a representative year to base the analysis;

•	no new investment is made into REFI and in lieu of any such further investment, all excess cash generated by REFI is distributed to its shareholders at the end of each calendar year;

•	the cash flow analysis is for a period beginning September 10, 2008 (an estimated sale closing date), through December 31, 2017;

•	terminal value of REFI assets at December 31, 2017 is valued at three times the 2017 free cash flow;

•	the price for product sales and the costs of variable expenses incurred increase at a rate of 5.5% per year, compounded annually;

•	the currency exchange rate between US dollars and Egyptian pounds remains unchanged over the period of analysis at 0.19:1, the exchange rate as of June 5, 2008, the date of the Sale and Purchase Agreement; and

•	analysis was done on a pre-tax basis using pre-tax discount rates ranging from 21% to 27%.

These assumptions may not reflect the actual conditions of the market in which the assets might be sold. However, these conditions are assumed because they yield a uniform standard of value, after applying a generally accepted valuation technique, which allows for a meaningful analysis of the valuation of businesses and assets. Should any of these assumptions or any of the facts on which the financial analysis of the Managing Shareholder is based prove to be untrue in any material respect, or if any material fact or matter arises after the date of the financial analysis, then the conclusions reached by the Managing Shareholder may change.

The discount rate range used by the Managing Shareholder in this financial analysis is derived from (i) the risk-free rate for intermediate term, Egyptian Pound-denominated debt of approximately 11% (Egyptian sovereign eight year duration Treasury Bond) plus, (ii) a high yield credit spread of 6.0% (derived from CDX.NA.HY, a published credit derivative swap index) plus (iii) a range of additional equity spread of 4% to 10% to convert a debt discount rate to an equivalent equity discount rate.

A single value for the assets being sold in the sale cannot be derived from the financial analysis because the financial analysis relies on numerous assumptions, as described above.

The financial analysis undertaken by the Managing Shareholder has indicated a range of fair values for REFI of $22,837,000 to $28,735,000. This calculation was compared to the combined total of the sales price of $27,500,000 and the bonus that would have been payable to Mr. Girges in connection with his 2006 bonus agreement.

Conclusion

Based on the foregoing analyses, the Managing Shareholder has concluded that the transaction is fair to the respective Funds and their shareholders from a financial point of view.

Recommendation of the Managing Shareholder

After evaluating the factors listed above and consulting with its advisors, the Managing Shareholder determined that the transaction is advisable and in the best interests of the shareholders of the Funds. Accordingly, the Managing Shareholder has approved the transaction. The Managing Shareholder recommends that you approve the transaction.

Failure to Approve or Close the Transaction

If the shareholders of each Fund do not approve the transaction, the sale will not close and the Sale and Purchase Agreement will terminate.

If the sale is not consummated, it is anticipated that the management of REFI would operate the company in substantially the same manner as it is currently conducted. As a result, REFI would continue to be subject to inherent risks characteristic of such a business, such as acts of terrorism, the cost of travel to the area and general tourism industry trends, which risks may lead to a decrease in the willingness or ability of tourists to travel to the areas serviced by REFI and a resultant reduction in the demand for the output of REFI’s water projects.

Additionally, because REFI and its investors have limited capital and have limited access to new capital, REFI utilizes debt financing. Debt financing could increase the variability of results and increases the financial risk of continued ownership of REFI. In such cases, the rights of Near East Holdings to the cash flow of REFI would typically be subordinated to the obligations of the projects under the debt facilities, which could limit Near East Holdings ability to receive cash distributions from its investments.

REFI is likely to require additional funding in the near future to continue its operations. There is no assurance that REFI will be able to obtain such funding on favorable terms, or at all. In the event that REFI requires additional funding and is unable to obtain such funding from outside sources, the operations of REFI could contract and it may lose some, or all, of its current customer base.

It is anticipated that if no sale were to occur, the Managing Shareholder would initiate further efforts to locate a buyer for the REFI business. There can be no assurance that the efforts to locate a new buyer would be successful.

The approval of the shareholders of each Fund of the transaction will not obligate any party, including the Sellers or the Managing Shareholder, to close the sale if the other conditions in its favor set forth in the Sale and Purchase Agreement are not met or waived.

As a result of the various conditions to the closing of the sale, we cannot assure you that the sale will be closed even if we obtain the requisite approval from the shareholders of the Funds.

Distribution of Net Proceeds of Sale to Shareholders of Growth Fund, Trust V and Egypt Fund

Within a reasonable time after the closing of the sale, the Managing Shareholder intends to distribute to the shareholders of each of Growth Fund, Trust V and Egypt Fund the aggregate net proceeds received in the sale, less such amount reasonably determined by the Managing Shareholder to be sufficient to cover the costs, liabilities and expenses relating to the ongoing operating activities of the Funds, including litigation matters and any claims or liabilities involving the Funds, any adverse settlement or other disposition of such matters and the liquidation and dissolution of Growth Fund and Egypt Fund. Net proceeds means gross proceeds of the sale less transaction costs and Egyptian capital gain taxes unpaid on the sale, if any. The Purchasers are required to pay the purchase price to the Sellers without reduction for the capital gain taxes or otherwise.

The table below shows the anticipated amount of net proceeds of the sale to each of Growth Fund, Trust V and Egypt Fund based on the share of the total purchase price paid by the Purchasers for all of the Sellers’ interests in the Shares and the Loans attributable to each Fund.

The amounts set forth in the table below represent amounts payable to the Funds as a result of the transaction and do not represent the actual amounts to be distributed to shareholders of the Funds as a result of the transaction due to additional expenses and contingencies described below.

	The Ridgewood	Ridgewood
	Power Growth	Electric	Ridgewood/
	Fund	Power Trust V	Egypt Fund	Total

Estimated Gross Proceeds	$18,727,500	$3,877,500	$4,895,000	$27,500,000
Estimated Transaction Expenses (1)	935,694	193,734	244,572	1,374,000

Estimated Net Proceeds (2)	$17,791,806	$3,683,766	$4,650,428	$26,126,000

Estimated Net Proceeds Per Investor Share (3)	$26,760	$3,909	$68,549

(1)	See “Fees and Expenses of the Transaction” on page 26 for a discussion of the fees anticipated to be incurred by the Funds in connection with the transaction.

(2)	Amounts do not include, and will be further reduced by, Egyptian capital gain taxes, if any, payments due to the Managing Shareholder under each Fund’s Declaration of Trust and amounts reasonably determined by the Managing Shareholder to be sufficient to cover the costs, liabilities and expenses relating to the ongoing operating activities of the related Fund, including litigation matters and any claims or liabilities involving the related Fund, and any adverse settlement or other disposition of such matters and, in the case of Growth Fund and Egypt Fund, the liquidation and dissolution of such Funds.

(3)	Estimated net proceeds allocated to investor shares of beneficial interest, on a per share basis.

No assurances can be given as to the amount, or timing, of distributions, if any, to shareholders of the Funds, as such amount and timing would depend in part on the amount of expenses payable by the Funds.

Distributions by the Funds

The Declaration of Trust of each of the Funds provide that cash flow of each respective Fund, less reasonable reserves which the Fund deems necessary to cover anticipated expenses, including, without limitation, such amount, if any, reasonably determined by the Managing Shareholder to be sufficient to cover the costs and expenses of ongoing litigation matters and the ultimate settlement or other disposition of such matters, is to be distributed to shareholders and the Managing Shareholder of the particular Fund (which, for each Fund, is the Managing Shareholder) from time to time as the Fund deems appropriate and attributable to their respective shareholdings.

Pursuant to each Fund’s Declaration of Trust, prior to “payout” (the point at which shareholders have received cumulative distributions equal to the amount of their capital contributions), all distributions from dispositions of assets, net of any amounts used to repay shareholder loans, are to be allocated 99% to the holders of investor shares of beneficial interest (including the Managing Shareholder and its affiliates, to the extent that it or they hold such shares) and 1% to the Managing Shareholder, as holder of the Management Share. After “payout,” dispositions are allocated between holders of investor shares (75% in the case of Growth Fund and Egypt Fund and 80% in the case of Trust V) and the Managing Shareholder.

Because “payout” has not occurred and is not anticipated to occur by the time of, or as a result of, the sale, the net proceeds of the sale allocable to shareholders of the Funds, less any funds that are held back, will be distributed 99% to the holders of investor shares and 1% to the Managing

Shareholder, as holder of the Management Share. See “INTERESTS OF THE MANAGING SHAREHOLDER, EXECUTIVE OFFICERS AND OTHER PARTIES – Relationship with, and Payments to, the Managing Shareholder and its Affiliates” on page 30 for a discussion regarding the Management Share and such payments.

The Additional Agreements

If the shareholders approve the transaction, by doing so they will be approving the sale and the Funds’ participation in certain transactions pursuant to additional agreements among some or all of the Sellers and others. These additional agreements are:

•	the Escrow Agreement, pursuant to which Horus has deposited in escrow pending closing or earlier termination of the Sale and Purchase Agreement or the Escrow Agreement both the purchase price and $2,000,000 to be paid to Mariridge at closing (a copy of the Escrow Agreement, as amended, is attached to this consent statement as Annex B); and

•	the Inter-Fund Agreement entered into by and among the Managing Shareholder and each of the Funds, which provides for the allocation of expenses of the transaction among the Managing Shareholder and the Funds (a copy of the Inter-Fund Agreement is attached to this consent statement as Annex C).

See “THE SALE AND PURCHASE AGREEMENT AND THE ADDITIONAL AGREEMENTS” on page 31.

Fees and Expenses of the Transaction

Transaction expenses, estimated to be an aggregate of $1,374,000 for all three Funds, include, but are not limited to, fees and expenses incurred by the Funds relating to advisory, legal, consulting and accounting services provided to the Funds in connection with the transaction, costs of the solicitation, such as the preparation of the consent statement and related costs of filings, printing and mailing fees and postage.

Expenses will be allocated among the Funds in accordance with the Inter-Fund Agreement among the Managing Shareholder and the Funds. The Managing Shareholder will not attempt to allocate expenses to individual Funds in any other manner. See “THE SALE AND PURCHASE AGREEMENT AND THE ADDITIONAL AGREEMENTS - The Inter-Fund Agreement” on page 36.

LIQUIDATION AND DISSOLUTION

Liquidation and Dissolution of Growth Fund

The Managing Shareholder, on behalf of Growth Fund, is seeking the approval of the transaction because, in part, the sale constitutes a sale of substantially all of the assets of Growth Fund. The Growth Fund Declaration of Trust requires the Managing Shareholder to sell the remaining assets of Growth Fund within a “reasonable time” following the sale of substantially all of Growth Fund’s assets. As required by the Growth Fund Declaration of Trust, upon the sale of all or substantially all of the assets of Growth Fund, Growth Fund automatically goes into liquidation and dissolution; however, Growth Fund may be continued: (i) if the Managing Shareholder and holders of a majority of the Growth Fund shares approve the continuation of Growth Fund within 90 days after the consummation of the sale, pursuant to the Growth Fund Declaration of Trust (the Managing Shareholder has determined that it will not approve such continuation during such period)

or (ii) pursuant to Section 3808(c) of the Delaware Statutory Trust Act (as described below). Accordingly, following the sale, unless continued, Growth Fund will, pursuant to Delaware law and the Growth Fund Declaration of Trust, become subject to the Growth Fund Plan of Liquidation and Dissolution. Therefore, consent to the sale by a shareholder of Growth Fund also constitutes consent by such shareholder to the subsequent liquidation and dissolution of Growth Fund pursuant to such Plan of Liquidation and Dissolution.

If the shareholders approve the transaction, subsequent to the consummation of the sale, the Growth Fund Plan of Liquidation and Dissolution will become effective and Growth Fund will dissolve and thereupon its affairs will be wound up in accordance with the provisions of the Plan of Liquidation and Dissolution and the applicable terms of the Growth Fund Declaration of Trust, the Delaware Statutory Trust Act and the laws of the State of Delaware. Once the Growth Fund Plan of Liquidation and Dissolution becomes effective, the Managing Shareholder will have the sole authority to conduct the winding up of the business and affairs of Growth Fund and will proceed to liquidate the remaining property of Growth Fund on such terms as the Managing Shareholder in its sole discretion deems to be in the best interests of Growth Fund. Following consummation of the sale, Growth Fund’s only remaining asset will be its 70.8% interest in US Hydro, which is currently being offered for sale. The Managing Shareholder intends to sell Growth Fund’s interest in US Hydro, wind up Growth Fund’s affairs and distribute in liquidation its remaining cash, less such amount reasonably determined by the Managing Shareholder to be sufficient to pay the costs and expenses of the ongoing activities of Growth Fund, including those costs, liabilities and expenses anticipated to be incurred in connection with the maintenance and ultimate settlement or other disposition of pending litigation involving Growth Fund, as described below. No assurance can be given that any such subsequent sale of the remaining operating assets will occur or that if it does occur, that it will occur within a reasonable time following the consummation of the sale.

There is no express provision in either Growth Fund’s Declaration of Trust or in the Delaware Statutory Trust Act requiring separate shareholder approval for the sale of the interest in US Hydro or in any other assets of Growth Fund that may remain subsequent to the sale if Growth Fund is then in dissolution. Any such sale will be made in a separate transaction from the sale. The Managing Shareholder anticipates that the consent of shareholders of Growth Fund to the sale of its interest in US Hydro will not be sought, and no shareholder approval will be required for any such sale within three years after closing of the sale. In the event that the sale of Growth Fund’s remaining operating assets does not occur within such three year period (an event which the Managing Shareholder does not believe is likely to occur), the Managing Shareholder will consider alternatives available at such time and whether shareholder approval would be required for any subsequent sale of assets. The Managing Shareholder will cause the proceeds of the sale or other disposition of the remaining property of Growth Fund to be paid or distributed (or will make reasonable provision for the payment of) in the order of priority set forth in the Growth Fund Plan of Liquidation and Dissolution.

Under the Delaware Statutory Trust Act and the Growth Fund Declaration of Trust, the dissolution and wind-up of Growth Fund does not end the existence of Growth Fund or cause the shareholders of Growth Fund to cease to be beneficial owners. The Growth Fund Declaration of Trust remains in full force and effect during the period of dissolution and winding up and until such time as Growth Fund is terminated. Without limitation, the shareholders will continue during such period to receive cash flow and share profits and losses for all tax and other purposes, in each case, as provided in, and in accordance with the terms of, the Growth Fund Declaration of Trust. Upon completion of the winding up of Growth Fund, the Managing Shareholder will cause the termination of Growth Fund by causing a certificate of cancellation of the Certificate of Trust of Growth Fund to be filed in the Office of the Secretary of State of the State of Delaware and the Managing Shareholder will cause the cancellation of any qualifications of Growth Fund as a foreign trust in jurisdictions other than the State of Delaware. The Managing Shareholder will also cause Growth Fund to file a Form 15 terminating its obligations to file periodic and current reports with the Securities and Exchange Commission, or SEC, as required under the Securities Exchange Act of 1934, as amended.

Pursuant to Section 3808(c) of the Delaware Statutory Trust Act, the existence of a Delaware statutory trust such as Growth Fund may be continued regardless of the occurrence of an event triggering dissolution if prior to the filing of a certificate of cancellation of the trust, the trust is continued pursuant to the affirmative vote or written consent of all remaining beneficial owners of the trust (and any other person whose approval is required under the trust’s declaration of trust to revoke a dissolution pursuant to Section 3808(c) of Delaware Statutory Trust Act), or, if the dissolution was caused by a vote or written consent, the dissolution will not be revoked unless each beneficial owner and other person (or their respective personal representatives) who voted in favor of, or consented to, the dissolution has voted or consented in writing to continue the trust. The Managing Shareholder does not believe that such a continuation will occur.

The Plan of Liquidation and Dissolution will terminate upon the earlier of (i) the filing of the certificate of cancellation of the Certificate of Trust of Growth Fund or (ii) the continuation of the Growth Fund pursuant to the Growth Fund Declaration of Trust, or pursuant to Section 3808(c) of the Delaware Statutory Trust Act (each as described above).

Liquidating Trust

Because Growth Fund is currently both a plaintiff and a defendant in pending litigation matters, unless all such matters are settled or otherwise disposed of prior to liquidation and dissolution of Growth Fund, the Managing Shareholder may in its sole determination, on behalf of Growth Fund, pursuant to the Growth Fund Plan of Liquidation and Dissolution, establish a liquidating trust and assign to such liquidating trust, among other things, all rights, obligations and liabilities relating to or associated with Growth Fund’s then-pending litigation matters at such time. See “PARTIES INVOLVED IN THE TRANSACTION – The Funds – Legal Proceedings” on page 9 for a discussion of the litigation involving the Funds pending as of [     ], 2008.

If the Managing Shareholder determines to establish the liquidating trust, it would likely be formed subsequent to the closing of the sale and the sale of substantially all of the remaining operating assets of Growth Fund as a statutory trust governed by the laws of the State of Delaware. After its establishment, the Managing Shareholder may, on behalf of Growth Fund, assign to such a liquidating trust, among other things:

•	an amount reasonably determined by the Managing Shareholder to be sufficient to pay the costs and expenses anticipated to be incurred in connection with the maintenance and ultimate settlement or other disposition of then-pending litigation matters and any other claims or liabilities involving Growth Fund and the costs and expenses of the maintenance, administration and subsequent wind-up of the liquidating trust;

•	all rights, obligations and liabilities relating to, or associated with, Growth Fund’s then-pending litigation matters and any other claims or liabilities or rights involving Growth Fund and any other matters that arise during the term of the liquidating trust; and

•	the right to receive any funds that Growth Fund or the liquidating trust are awarded in connection with the settlement or other disposition of one or more of the litigation matters during the term of the liquidating trust or otherwise.

Shareholders would be beneficiaries of such liquidating trust in the same proportion as they are owners of shares in Growth Fund as of the date determined by the Managing Shareholder. The beneficial interests would confer upon holders solely the right to payment of funds remaining in the liquidating trust, if any, following the settlement or other disposition of the pending litigation matters and other matters and payment of all related costs and expenses, and would not confer upon holders any rights under the Growth Fund Declaration of Trust, such as the right to vote on matters specified therein, or otherwise.

The beneficial interests would not be certificated but would be maintained in book-entry format by the liquidating trust. In addition, the beneficial interests in the liquidating trust would not be transferable, except by will, intestate succession or operation of law. The liquidating trust, as well as the litigation and wind-up matters subject to such trust, would be administered by the Managing Shareholder and would be subject to the complete and exclusive management discretion of the Managing Shareholder. If the Managing Shareholder determines to establish a liquidating trust, it is anticipated that the Managing Shareholder would be reimbursed for expenses and would be paid a fee in connection with its management and administration of the liquidating trust.

Pursuant to the Growth Fund Plan of Liquidation and Dissolution and the agreement by which the liquidating trust is created, the Managing Shareholder would permit the liquidating trust to use the funds in the liquidating trust that are not distributed to beneficiaries only for the maintenance, settlement or other disposition of the litigation matters and any other claims or liabilities involving Growth Fund and for the payment of expenses. The liquidating trust would not make any regular distribution of funds in the liquidating trust or funds awarded to Growth Fund or the liquidating trust during the term of the liquidating trust until all of the litigation matters, and all related expenses, are satisfied; provided that in the event that funds are awarded to Growth Fund or the liquidating trust during the term of the liquidating trust, the liquidating trust would receive and hold such funds until the liquidation and dissolution of the liquidating trust or such earlier time (or from time to time) as the Managing Shareholder may determine to distribute such funds, or any portion thereof, to the beneficiaries, as the Managing Shareholder deems appropriate.

It is intended that the liquidating trust would be liquidated and all of its remaining assets, if any, would be distributed to the beneficiaries of the liquidating trust as soon as reasonably practicable after the pending litigation matters and any other claims or liabilities involving Growth Fund are settled or otherwise disposed of, and in any event upon the third anniversary of the date that assets are first transferred to the liquidating trust, which anniversary may be extended by the Managing Shareholder.

If the Managing Shareholder determines to establish a liquidating trust, as described above, the Managing Shareholder believes that the liquidating trust may not be an SEC reporting company and if so, would not be required to file periodic and current reports with the SEC. The Managing Shareholder would be required to issue unaudited annual reports to the beneficiaries showing the assets and liabilities of the liquidating trust at the end of each fiscal year and the receipts and disbursements of the liquidating trust for the fiscal year then ended. The annual reports also would describe the changes in the liquidating trust’s assets during the reporting period and the actions taken by the Managing Shareholder during the period. Although the financial statements contained in such reports would not be audited, they will be prepared in conformity with accounting principles generally accepted in the United States of America. The Managing Shareholder also would cause the liquidating trust to distribute to the beneficiaries a periodic report if, in the opinion of the Managing Shareholder, a material event relating to the liquidating trust’s assets has occurred.

INTERESTS OF THE MANAGING SHAREHOLDER, EXECUTIVE OFFICERS AND
OTHER PARTIES

Relationship With, and Payments to, the Managing Shareholder and its Affiliates

In considering the recommendations of the Managing Shareholder for the approval of the transaction, you should be aware that Growth Fund and its shareholders may have interests in the transaction that may be in addition to, or different from, the interests of the other Funds (and their respective shareholders). Also, such interests may be in addition to, or different from, the interests of the Managing Shareholder (and its executive officers). Neither the Managing Shareholder nor any of the Funds have independent directors, and thus determinations regarding the transaction have been made for the Funds solely by the Managing Shareholder.

Each of the Funds granted the Managing Shareholder a single Management Share representing the Managing Shareholder’s management rights and rights to distributions of cash flow for such Fund. If the sale closes and the distributions resulting from the sale are disbursed to shareholders of the Funds, the Managing Shareholder will receive 1% of the aggregate distributions resulting from the sale as a result of its ownership of a Management Share of each of the Funds, but will not likely receive additional distributions from the Funds as a result of the sale unless a Fund is in payout, which is not currently anticipated to occur either prior to, or as a result of, the transaction. In addition, the Managing Shareholder and its affiliates own, directly or indirectly, investor shares of beneficial interest of each of the Funds and will receive a pro rata share of the distributions of each of the Funds based upon its and their ownership of such shares of the Funds. See “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT” on page 46.

If a liquidating trust is established, it is anticipated that the Managing Shareholder would be reimbursed for expenses and would be paid a fee in connection with its management and administration of the liquidating trust. The Funds are required to reimburse the Managing Shareholder for third-party direct expenses incurred in managing and operating the Funds. Because the Funds are obligated to reimburse the Managing Shareholder for all such third-party direct expenses it incurs on their behalf, there is no maximum amount that the Funds may be required to pay to the Managing Shareholder.

Relationship with Mr. Girges; “Affiliate Transaction” under Growth Fund Declaration of Trust

Pursuant to the terms of the Sale and Purchase Agreement, Mr. Girges will waive his right to receive from the Sellers a bonus, under a 2006 bonus agreement, of approximately $2,155,000 that would otherwise be payable out of the proceeds of the sale. Mariridge, an entity controlled by Mr. Girges, is purchasing 15% of the Shares and Loans. Mariridge is also receiving $2,000,000 from Horus for the representations, warranties and covenants being made by Mariridge and Mr. Girges to Horus with respect to REFI, pursuant to the Sale and Purchase Agreement. We understand that Mariridge has separately contracted with Horus to provide consulting services to Horus in connection with the ongoing management of REFI, effective upon the closing of the sale, and that Mariridge is to be paid base compensation as well as incentive payments based on the future operations of REFI.

The sale constitutes an “Affiliate Transaction” under the Growth Fund Declaration of Trust because Mr. Girges, who serves as the General Manager of REFI, is both an officer of REFI, which is an “Affiliate” of the Managing Shareholder under the Growth Fund Declaration of Trust, and a legal representative and equity owner of, and controls, Mariridge, which is a purchaser in the sale. Additionally, Mr. Girges runs the day-to-day business operations of REFI on behalf of, and as the representative of, the Managing Shareholder and the Funds.

THE SALE AND PURCHASE AGREEMENT AND THE ADDITIONAL AGREEMENTS

The Sale and Purchase Agreement

This section of the consent statement describes the material provisions of the Sale and Purchase Agreement and other related agreements but does not purport to describe all of the Sale and Purchase Agreement or such other agreements. The following summary is qualified in its entirety by reference to the complete text of the Sale and Purchase Agreement, the Escrow Agreement (as amended) and the Inter-Fund Agreement, which are attached as Annexes A, B and C to, and are incorporated by reference into, this consent statement. We urge you to read the full text of these agreements because they are the legal documents that govern the transaction. We have included these agreements in this consent statement to provide you with information about the terms of the agreements. Neither the agreements nor this description of the agreements are intended to provide you with any other factual information about the Funds. Factual information about the Funds can be found elsewhere in this consent statement and the annexes hereto.

In connection with the transaction, the Sale and Purchase Agreement was entered into by the Sellers, Horus, Mariridge, Mr. Girges and REFI. A copy of the Sale and Purchase Agreement is attached to this consent statement as Annex A.

Pursuant to the terms and subject to the conditions of the Sale and Purchase Agreement, the Sellers will sell their interests in the Shares and legal entitlement to the Loans to Horus and Mariridge for the purchase price of $27,500,000, in cash, which amount represents a purchase price of $1,436,914 attributable to the Sellers’ interest in the Shares and $26,063,086 attributable to the Sellers’ interest in the Loans. Mr. Girges will waive his right to receive from the Sellers a bonus under a 2006 bonus agreement that would otherwise be payable out of the proceeds of the sale, in the amount of approximately $2,155,000. In addition, Horus will pay $2,000,000 to Mariridge (an entity controlled by Mr. Girges) at closing, in consideration for the representations, warranties and covenants provided to Horus by Mariridge and Mr. Girges relating to REFI and other matters in the Sale and Purchase Agreement. Horus has deposited both the purchase price and the $2,000,000 in escrow, subject to an Escrow Agreement, pending closing or earlier termination of the Sale and Purchase Agreement or the Escrow Agreement.

If the sale is consummated:

•	Horus will acquire from the Sellers all of the interest that the Sellers have in, but not legally registered title to, 17,000 Shares of REFI, as well as $22,153,623.10 principal amount of the Loans, which portion of the Shares and the Loans we refer to herein as the Horus Shares and Loans;

•	Mariridge will acquire from the Sellers all of the interest that the Sellers have in, but not legally registered title to, 3,000 Shares of REFI, as well as $3,909,462.90 principal amount of the Loans, which portion of the Shares and the Loans we refer to herein as the Mariridge Shares and Loans;

•	Mariridge will receive $2,000,000;

•	the Sellers will receive $27,500,000; and

•	Mr. Girges shall have, in writing, waived his right to a bonus due upon the sale of REFI, resigned as an employee of the Sellers and their affiliates (other than REFI) and waived any rights to termination claims against the Sellers and their affiliates.

The Purchasers’ and the Sellers’ obligation to complete the sale is subject to the satisfaction at or prior to closing of the following conditions:

•	Horus’ conditions to closing are as follows:

•	the Sellers’, Mr. Girges’ and Mariridge’s warranties are true and accurate in all material respects as of the date of the Sale and Purchase Agreement and as of the date of closing;

•	each of the Sellers has materially performed all of its pre-closing obligations, covenants and agreements under the Sale and Purchase Agreement;

•	each of the managers of REFI (other than Mr. Girges) has resigned;

•	the Sellers, Mariridge and REFI have delivered to Horus and the escrow agent, as applicable, certain certificates required under the Escrow Agreement; and

•	the Escrow Agreement is in full force and effect and no action has been taken to interfere with the release of the documents required by the Escrow Agreement.

•	The Sellers’ conditions to closing are as follows:

•	Horus’ and Mariridge’s warranties are true and accurate in all material respects as of the date of the Sale and Purchase Agreement and as of the date of closing;

•	each of Horus and Mariridge has materially performed all of its pre-closing obligations, covenants and agreements under the Sale and Purchase Agreement, including in particular the deposit of the purchase price into the escrow account;

•	the shareholders of each of the Funds have approved the transaction;

•	Mr. Girges has waived his right to any bonus due to him upon a sale of REFI, has resigned as an employee of the Sellers and their affiliates (other than REFI), and has waived in writing any rights to any termination claims against the Sellers and their affiliates;

•	Horus, Mariridge and REFI have delivered certain certificates required under the Escrow Agreement to the escrow agent; and

•	the Escrow Agreement is in full force and effect, the escrowed amounts are still on deposit in the escrow account, and no action has been taken to interfere with the escrow agent’s release of the escrowed amounts.

The Sellers will notify Horus when all of the Sellers’ conditions to closing have been satisfied or waived, as applicable. Within one day thereof, Horus will notify the Sellers regarding the satisfaction or waiver of Horus’ conditions to closing and identify any such conditions outstanding as of such date. The parties will cooperate to satisfy any outstanding Horus conditions to closing promptly. Once the conditions to closing have been satisfied or waived, Horus and the Sellers will, within three business days, fix a date for the closing, which will take place in Cairo, Egypt, unless otherwise agreed.

If Horus’ conditions to closing or the Sellers’ conditions to closing are not satisfied, the affected party may, in its sole discretion:

•	defer the closing until the conditions are satisfied;

•	waive any of its conditions and proceed to the closing; or

•	terminate the Sale and Purchase Agreement in accordance with its terms.

The Sale and Purchase Agreement may be terminated at any time prior to closing in the following manner:

•	by the mutual written consent of the Sellers and Horus;

•	by Horus, upon a material breach of any warranty, covenant or other agreement of the Sellers contained in the Sale and Purchase Agreement or a breach of the warranties of Mr. Girges and Mariridge contained in the Sale and Purchase Agreement that would cause Horus to be unable to satisfy certain of its pre-closing obligations set forth in the Sale and Purchase Agreement, if in either case the breach is not cured within seven days of notice thereof;

•	by Horus or the Sellers, if any applicable governmental authority has issued a final and non-appealable order, decree or ruling or taken any other action that permanently restrains, enjoins or otherwise prohibits the transfer or sale of the Shares and Loans;

•	by the Sellers or Horus if the closing does not occur before September 10, 2008; or

•	by the Sellers, upon a material breach by either of the Purchasers any of its warranties, covenants or other agreement contained in the Sale and Purchase Agreement that would cause the Sellers to be unable to satisfy certain of their pre-closing obligations set forth in the Sale and Purchase Agreement, if the breach is not cured within seven days of notice thereof.

From the signing of the Sale and Purchase Agreement until the earlier of the closing or the termination of the Sale and Purchase Agreement, the Sellers and Mr. Girges will (i) not declare dividends or other distributions for REFI or its subsidiaries or make any payments under the Loans and (ii) use all commercially reasonable efforts to cause REFI and its subsidiaries to conduct their business in the ordinary and usual course.

Prior to the closing, REFI will call an extraordinary meeting of its shareholders to consider and approve the transfer of the Shares and the matters set forth in the draft minutes attached to the Sale and Purchase Agreement. Each of the Sellers agrees to vote in favor of such matters, subject to certain conditions set forth in the Sale and Purchase Agreement.

Under the Sale and Purchase Agreement, each of the Sellers warrants to Horus and Mariridge, as of the date of the Sale and Purchase Agreement, and as at closing, as follows:

•	contractual and legal interests in the Shares and legal entitlement to the Loans;

•	requisite power and authority to enter into and deliver the Sale and Purchase Agreement and the Escrow Agreement, to own the Loans, to transfer such ownership as it possesses in the relevant Shares and Loans to the Purchasers and to perform its obligations under the Sale and Purchase Agreement;

•	due execution, delivery and enforceability of the Sale and Purchase Agreement and the other documents delivered by such Seller;

•	no breach or default under any agreement material to and binding upon the Seller;

•	no breach of any law, regulation, order, judgment or decree of any court or governmental agency or of an arbitral award binding upon the Seller, assuming receipt of the ratification by GAFI of the minutes of the extraordinary meeting of REFI’s shareholders;

•	no insider contracts or agreements currently in effect between REFI and the Sellers;

•	no borrowings between REFI and the Sellers, other than the Loans;

•	REFI and its subsidiaries have not guaranteed any borrowed money of the Sellers, other than the guarantees related to the borrowings of Sinai for Environmental Services;

•	REFI will have the right to continue using the name “Ridgewood” for the conduct of its business in Africa and certain Middle Eastern countries;

•	REFI and its subsidiaries are duly incorporated and validly exist under the laws of Egypt;

•	the instruments of transfer to be executed and delivered by such Seller at closing will, subject to receipt of GAFI approval, effectively vest the Purchasers with such ownership as such Seller possessed in the Shares and good and marketable title to the Loans, as provided in the Sale and Purchase Agreement, free and clear of all encumbrances;

•	the Horus Shares constitute 85% of the total Shares in REFI’s capital and Mariridge Shares constitute 15% of the total Shares in REFI’s capital;

•	REFI has no subsidiary or equity interest in any partnership, or shares in any company other than its subsidiaries; and

•	the Sellers and their affiliates have not entered into any agreement and are not aware of any encumbrances on the Shares (other than the rights of Mr. Girges and Hussein Mohamed Kortam) and the Loans, options or other agreements outstanding authorizing REFI to issue Shares or other securities or another person to require a mortgage or other encumbrance over any of the Shares.

Such warranties terminate immediately after the closing, and the Sellers will not be liable to Horus, Mariridge or any other person, including any liability for any representations or warranties given by Mr. Girges under the Sale and Purchase Agreement, and will be released from all liabilities and obligations under the Sale and Purchase Agreement immediately after the closing.

Under the Sale and Purchase Agreement, each of Horus and Mariridge warrants to the Sellers with regard to:

•	power and authority to enter into and deliver the Sale and Purchase Agreement and the Escrow Agreement, to acquire such ownership as the Sellers have in the Shares and Loans, and to perform its obligations under the Sale and Purchase Agreement and Escrow Agreement;

•	due execution, delivery and enforceability of the Sale and Purchase Agreement and the other documents delivered by such party;

•	no breach or default under any agreement material to and binding upon such party;

•	no breach of any law, regulation, order, judgment or decree of any court or governmental agency or of an arbitral award binding upon such party, assuming receipt of GAFI approval; and

•	each of Horus and Mariridge has conducted full due diligence on REFI prior to signing the Sale and Purchase Agreement and has received the Limited Due Diligence Report dated February 11, 2008 prepared by Shalakany Law Office.

Additionally, the Sale and Purchase Agreement provides several representations and warranties of Mariridge and Mr. Girges to Horus as of the date of the Sale and Purchase Agreement and such warranties will survive the closing of the Sale.

Subject to the limitations set forth in the Sale and Purchase Agreement, each of Mariridge and Mr. Girges agrees to indemnify Horus and its successors from damages arising out of or resulting from any breach by any Seller, Mariridge or Mr. Girges of the terms of the Sale and Purchase Agreement.

The Sale and Purchase Agreement requires the Sellers to maintain the confidentiality of information relating to the Sale and Purchase Agreement, REFI and its subsidiaries, their business and assets, and Horus’ business and assets. It also contains certain provisions preventing the Sellers from competing with REFI’s business in Egypt or soliciting certain REFI employees or customers.

No party may assign its rights under the Sale and Purchase Agreement without the prior written consent of the other parties thereto, except for certain assignments by Horus.

The Escrow Agreement

The Sellers, the Purchasers and REFI have entered into an Escrow Agreement, dated as of June 5, 2008, as amended, with HSBC Egypt, as escrow agent, a copy of which is attached as Annex B to this consent statement. Under the Escrow Agreement, among other things, Horus has deposited into escrow the purchase price plus an additional $2,000,000, as consideration for certain representations, warranties and covenants made to Horus by Mr. Girges and Mariridge relating to REFI and other matters in the Sale and Purchase Agreement.

Once the conditions to closing have been satisfied or waived, as applicable, the Sellers, the Purchasers and REFI will deliver to the escrow agent the following materials:

•	REFI’s original stock ledger, signed and sealed, as well as evidence of the approval of the Sale by the shareholders of the Purchasers and of the Sellers; and

•	a certificate acknowledging delivery of the foregoing documentation to the escrow agent, confirming the satisfaction of the conditions to closing and directing the escrow agent to disburse the escrowed funds and such materials as provided in the Escrow Agreement.

Upon receiving the foregoing documentation and certificate, the escrow agent will deliver:

•	the purchase price to the Sellers or their designee,

•	the $2,000,000 to Mariridge, and

•	such documentation and any interest accrued on the escrowed funds to Horus.

The Escrow Agreement provides that, in the absence of other instruction, the escrowed funds and any interest accrued thereon will be returned to Horus if the documentation and the certificate have not been delivered to the escrow agent by September 10, 2008. Horus and the Sellers will pay the escrow agent an aggregate fee of $10,000, and monthly fees of $3,500, if the Escrow Agreement remains in effect for more than 90 days after it was executed.

The Inter-Fund Agreement

Growth Fund, Trust V, Egypt Fund and the Managing Shareholder have entered into an Inter-Fund Agreement, dated as of June 5, 2008, a copy of which is attached to this consent statement as Annex C.  Pursuant to the Inter-Fund Agreement, all expenses related to the Sale and Purchase Agreement incurred by the Managing Shareholder, the Sellers and the Funds, including but not limited to investment banking fees, expert fees, accountants’ fees, escrow fees, legal fees, and shareholder solicitation expenses will be paid by the Funds in accordance with its respective percentage interest in Ridgewood Near East; specifically, Trust V will be responsible for 14.1%, Growth Fund will be responsible for 68.1% and Egypt Fund will be responsible for 17.8%, of the expenses, respectively.

Additionally, the Managing Shareholder is authorized to allocate among the Funds such other obligations related to the Sale and Purchase Agreement, as necessary or appropriate in its sole discretion but in good faith, in accordance with the percentage interests outlined above, unless the Managing Shareholder determines the facts and circumstances dictate otherwise in its reasonable determination. The Managing Shareholder’s determination shall be binding on all the Funds in the absence of manifest error.

REGULATORY MATTERS

We are not aware of any material filings, approvals or other action by any federal or state governmental administrative or regulatory authority required for the completion of the sale, other than the ratification of GAFI of the minutes of the extraordinary meeting of the general shareholders of REFI approving the transfer of the Shares to the Purchasers. The transaction contemplated by the Sale and Purchase Agreement will not be consummated without GAFI approval. No assurance can be provided that such GAFI approval will be obtained or that if it does occur, that it will occur at any given time.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

General Discussion

This section is a discussion of some of the material United States federal income tax consequences to certain shareholders upon: (i) the sale of all of the right, title and interest in and to REFI owned by each of Ridgewood Near East and RW; and (ii) the liquidation and dissolution of each of Ridgewood Near East, RW, and Growth Fund.

The information in this discussion reflects the tax return positions that the Managing Shareholder intends to take on the United States federal income tax returns of Ridgewood Near East and, since Ridgewood Near East is treated as a partnership, the Funds’ United States federal income tax returns. While the Managing Shareholder believes that the Internal Revenue Service (IRS) will accept these reporting positions, we have not received any opinion of counsel with respect to same and, accordingly, there can be no assurance that the IRS will not challenge any of the reporting positions described in this discussion nor that any challenge will not be sustained by the courts. If the IRS successfully challenges these return positions after an audit of the income tax returns of Ridgewood Near East and/or the Funds or any shareholder, the IRS may compute the tax effect on each of each Funds’ shareholders and assess additional tax liability (plus penalties and interest) on each of the Funds’ shareholders for the year of the sale.

The information in this discussion is based on the federal income tax laws as in effect on the date of this consent statement. The laws include the Internal Revenue Code of 1986, as amended, referred to herein as the “Code,” current, temporary and proposed regulations promulgated under the Code, the legislative history of the Code, current administrative interpretations and practices of the IRS, including its practices and policies as expressed in private letter rulings that are not binding on the IRS except for a taxpayer that receives the ruling, and published court decisions. There is a risk that future legislation, regulations, administrative interpretations or court decisions will significantly change the current law or adversely affect existing interpretations of the federal income tax laws. Any change could apply retroactively to transaction preceding the date of the change.

This section only applies to shareholders that are U.S. Holders. For purposes of this consent statement, a U.S. Holder is any shareholder that is: (i) a citizen or resident of the United States, (ii) a corporation or other entity created or organized under the laws of the United States or any of its political subdivisions, (iii) a trust that is subject to the supervision of a court within the United States and the control of one or more United States persons or has a valid election in effect under applicable United States treasury regulations to be treated as a United States person, or (iv) an estate that is subject to United States federal income tax on its income regardless of source.

This section does not discuss all aspects of United States federal income taxation that might be relevant to a specific U.S. Holder in light of his, her or its own particular investment or tax circumstances. In particular, except as otherwise expressly provided, the following discussion has only limited application to shareholders that are corporations, partnerships, limited liability companies, estates, trusts, nonresident aliens or to shareholders who are subject to specialized tax treatment, including individual retirement and other tax-deferred accounts, banks and other financial institutions, insurance companies, tax-exempt organizations, dealers, brokers or traders in securities or currencies and persons subject to the alternative minimum tax.

This section does not address any foreign, state and local income tax considerations except where specifically identified, and those consequences may be materially different from the United States federal income tax consequences described in this summary. Each shareholder should consult his, her or its own tax advisor regarding the application of the income tax laws of his, her or its state of residence.

A shareholder that is itself a partnership or limited liability company and whose partners or investors include foreign persons should consult with its own tax advisor regarding any special United States tax consequences to it and its partners or investors that may result from the transaction described in this consent statement.

Shareholders which are Keogh plans, pension and profit sharing plans or other employee benefit plans qualifying under Code Section 401(a), which we refer to herein as “Qualified Plans,” individual retirement accounts described in Code Section 408 (IRAs) or charitable organizations generally exempt from taxation under Code Section 501(c), which we refer to herein as “Exempt Organizations,” which are otherwise exempt from the imposition of federal income tax should be aware that generally any income resulting from their interests in Growth Fund has been, and will continue to be, subject to taxation as unrelated business taxable income. Shareholders which are Exempt Organizations should consult their own tax advisors regarding the tax treatment of the proposed transaction.

This discussion is not intended to be, and it should not be construed by shareholders as tax advice. In reviewing this discussion, shareholders should note that their own tax consequences may vary depending on their particular tax situations. The following discussion is not a substitute for careful tax planning by each shareholder in consultation with his, her or its own tax advisor.

YOU ARE URGED TO CONSULT WITH YOUR OWN TAX ADVISOR TO DETERMINE THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU THAT WILL RESULT FROM THE TRANSACTION DESCRIBED IN THIS CONSENT STATEMENT, WITH REFERENCE TO THE PARTICULAR FACTS AND CIRCUMSTANCES THAT MAY BE UNIQUE TO YOU.

Pass-Through Treatment of Income Generally

RW is wholly-owned by Ridgewood Near East and is treated as a disregarded entity for United States federal income tax purposes. Accordingly, for U.S. federal income tax purposes, all of RW’s items of income, gain, loss and deduction are treated as having been earned or incurred directly by Ridgewood Near East and all of its assets are treated as owned directly by Ridgewood Near East. Ridgewood Near East and the Funds have each elected to be treated as a partnership for United States federal income taxation purposes. Generally, a partnership incurs no federal income tax liability; instead, each partner of a partnership is required to take into account such partner’s share of items of income, gain, loss and deduction of the partnership in computing such partner’s federal income tax liability, even if no cash distributions are made. Accordingly, each shareholder reports his, her, or its allocable share of the income earned by Ridgewood Near East (directly or indirectly through RW) or loss incurred by Ridgewood Near East (directly or indirectly through RW), including income or loss earned upon the sale of all of Ridgewood Near East’s right, title and interest in and to REFI.

Sale of REFI

As contemplated by the Sale and Purchase Agreement, each of Ridgewood Near East and RW will sell all of its right, title and interest in and to REFI. For United States federal income tax purposes, Ridgewood Near East intends to take the position that on January 1, 2002 the advances by Ridgewood Near East (plus accrued but unpaid interest) were effectively converted into additional equity contributions attributable to the Shares and that the sale is entirely a sale of the Shares (rather than a combination of the Shares and the Loans). Ridgewood Near East intends on taking this position because: (i) on January 1, 2002, REFI and Ridgewood Near East entered into a Loan Modification Agreement whereby all interest ceased to accrue subsequent to December 31, 2001, (ii) Ridgewood Near East repeatedly agreed not to demand repayment of the advances (at least for a year and a day), and (iii) as a result of REFI’s financial condition, REFI effectively no longer had the ability to satisfy the debt obligation and in a dissolution would likely be treated as equity and subordinate to other creditors of REFI.

For U.S. federal income tax purposes, gains that are realized upon the sale of shares of stock of a corporation that are held as capital assets generally equal the excess, if any, of the amount realized from the disposition over the stock’s adjusted tax basis. Losses generally equal the excess, if any, of the asset’s adjusted tax basis over the amount realized.

Ridgewood Near East estimates that the sale of the Shares will generate a taxable capital loss. This is because its tax basis in the Shares and other associated capitalized expenses is expected to exceed its amount realized on the sale of the Shares. As Ridgewood Near East has held the Shares for more than 12 months, the capital loss should be long-term capital loss.

The Funds’ allocable share of the long-term capital loss incurred by Ridgewood Near East would flow through to the Funds and, consequently, to Funds’ shareholders. Generally, noncorporate taxpayers are limited in how they report capital losses. The capital losses are only allowed to be used to offset the amount of the capital gains realized by the noncorporate taxpayer plus up to $3,000 per year of the noncorporate taxpayer’s ordinary income ($1,500 if married and filing separate returns). Capital losses in excess of this amount may be carried forward indefinitely to offset against future capital gains and ordinary income (subject to the $3,000 limitation) earned by the noncorporate taxpayer but such excess capital losses may not be carried back to prior tax years. Accordingly, shareholders may not fully benefit in the year of the sale from the capital losses allocated to them and, in such event, they would have to carry forward such unused losses for future offsets.

Notwithstanding the above analysis, if the IRS chooses to conduct an audit, it may reject Ridgewood Near East’s position that the advances (plus accrued but unpaid interest) were effectively converted from loans into equity capital contributions on January 1, 2002. The IRS could potentially take this contrary position since: (i) the advances were originally characterized as loans on its U.S. federal income tax returns for which interest income was accrued through 2001, (ii) following the effective conversion of the advances from debt to equity on January 1, 2002, Ridgewood Near East continued to report the advances to REFI as “loan receivables” on its U.S. federal income tax returns (even though it ceased accruing interest and ceased reporting interest income on its returns), (iii) following the effective conversion, Ridgewood Near East reported the payments it received from REFI as “loan payables” on its U.S. federal income tax returns as opposed to a return of its equity capital contributions (even though it did not accrue interest expense), and (iv) the parties to the sale, are, in fact, respecting the loans as still outstanding, by allocating a portion of the purchase price to the Loans.

If the IRS is successful, it could impute interest income attributable to the Loans for each tax year that Ridgewood Near East did not accrue interest or otherwise report interest income. This imputed interest income would be taxed at ordinary income tax rates. If this were to occur, it is likely that this imputed interest income would be partially offset by increased capital losses (subject to the limitations regarding the deductibility of capital losses previously set forth in this consent statement) as the Loans would have a higher basis as a result of the imputed interest. Any income tax assessment by the IRS would also likely include interest and penalties being charged by the IRS.

Following a final determination on all of these items, the IRS could issue notices to shareholders that they are subject to one or more computational tax adjustments (including penalties and interest).

Dissolution of Ridgewood Near East and RW

Following the sale of their interests in REFI, it is anticipated that Ridgewood Near East and RW will dissolve and: (i) with respect to RW, make final liquidating distributions to Ridgewood Near East; and (ii) with respect to Ridgewood Near East, make final liquidating distributions to Ridgewood Near East’s members.

Since RW is treated as a disregarded entity for U.S. federal income tax purposes, there should be no U.S. federal income tax consequences to Ridgewood Near East or Growth Fund’s shareholders with respect to the dissolution of RW and its liquidating distributions made to Ridgewood Near East.

With respect to the dissolution of and liquidating distributions made by Ridgewood Near East, as a general rule, when a partner receives a liquidating distribution, such partner will recognize gain only to the extent the cash (and the fair market value of any marketable securities) distributed exceeds the adjusted basis in his, her or its partnership interest. Loss may be recognized on a liquidating distribution if no property other than cash is distributed and the cash distributed is less than the partner’s adjusted basis in his, her or its partnership interest.

In a typical liquidation of a partnership, a partner’s basis in such partner’s partnership interests will substantially equal the amount of such partner’s liquidating distributions, primarily because the basis of the partnership interests will have been increased by the partner’s share of any gain or decreased by the partner’s share of any loss of the partnership in the year of the liquidating distribution (including gain or loss attributable to the sale of the partnership’s assets). In such a case, little or no additional gain or loss is likely to be recognized as a result of receiving liquidating distributions. However: (i) if and to the extent that a partner’s tax basis is less than the amount of cash received upon liquidation, such partner will have additional gain and (ii) if and to the extent that a partner’s tax basis is more than the amount of cash received upon liquidation, such partner will have loss.

Accordingly, after taking into consideration the basis adjustments to the Funds’ membership interests in Ridgewood Near East as a result of the sale of its interests in REFI, if its tax basis is more than the amount received in connection with the liquidation of Ridgewood Near East, there may be additional capital loss which would be passed through to shareholders and which the shareholders could report subject to the capital loss limitations discussed earlier in this consent statement.

Dissolution of Growth Fund and Establishment of the Liquidating Trust

Following the sale of its interests in REFI and simultaneously with the dissolution of Ridgewood Near East, Growth Fund will, pursuant to Delaware law and the Growth Fund Declaration of Trust, become subject to the Plan of Liquidation and Dissolution whereby it will: (i) make partial liquidating distributions to its shareholders upon the sale of the interests in REFI; and (ii) commence the full liquidation by selling its remaining assets and making final liquidating distributions.

As a general rule, when a partner receives a liquidating distribution (whether as a partial liquidating distribution or the final liquidating distribution), he, she or it will recognize gain only to the extent the cash (including generally marketable securities) distributed exceeds the adjusted basis in his, her or its partnership interest. Loss may be recognized only upon a final liquidating distribution if no property other than cash is distributed and the cash distributed is less than the partner’s adjusted basis in his, her or its partnership interest.

It is anticipated that, in the typical case, a shareholder will not incur any gain or loss upon the receipt of the partial liquidating distribution of the net proceeds from the sale of the interests in REFI. This is because, in the typical case, a shareholder’s basis in his, her or its interests in Growth Fund will substantially equal or exceed his, her or its share of the partial liquidating distributions, primarily because the basis of his, her or its interests in Growth Fund will have been increased (or decreased) by his, her or its share of any taxable income or capital loss incurred in connection with the sale of REFI. However, this will not necessarily be true and some shareholders may recognize gain upon his, her, or its receipt of the partial liquidating distribution of the net proceeds from the sale of the interests in REFI. Any such gain, generally, should be characterized as a capital gain or loss.

Since the distribution of the net proceeds received in connection with the sale of REFI is only a partial liquidating distribution, each shareholder may recognize gain or loss upon the receipt of the final liquidating distribution(s) upon such shareholder’s receipt of the net proceeds following the sale of Growth Fund’s remaining assets. Similarly, it is anticipated that, in the typical case, a shareholder will not incur any gain or loss upon the receipt of the final liquidating distribution of the net proceeds from the sale of Growth Fund’s remaining assets. This is because, in the typical case, a shareholder’s basis in his, her or its interests in Growth Fund will substantially equal his, her or its share of the final liquidating distributions, primarily because the basis of his, her or its interests in Growth Fund will have been increased (or decreased) by his, her or its share of any taxable income (or loss) incurred in connection with the sale of Growth Fund’s remaining assets. However, this will not necessarily be true and some shareholders may recognize gain or loss upon his, her, or its receipt of the final liquidating distribution of Growth Fund in addition to his, her or its share of the taxable income incurred on the sale of Growth Fund’s remaining assets. Any such gain or loss generally should be characterized as a capital gain or loss.

As part of the Growth Fund Plan of Liquidation and Dissolution and within a reasonable amount of time following the sale of Growth Fund’s remaining assets, the Managing Shareholder may decide to transfer to a liquidating trust: (A) an amount reasonably determined by the Managing Shareholder to be sufficient to pay the costs and expenses anticipated to be incurred in connection with the maintenance and ultimate settlement or other disposition of then-pending litigation matters discussed under the heading “PARTIES INVOLVED IN THE TRANSACTION – The Funds – Legal Proceedings” on page 9 and any other claims or liabilities involving Growth Fund and the costs and expenses of the maintenance, administration and subsequent wind-up of the liquidating trust; (B) all rights, obligations and liabilities relating to, or associated with, Growth Fund’s then-pending litigation matters and any other claims or liabilities or rights involving Growth Fund and any other matters that arise during the term of the liquidating trust; and (C) the right to receive any funds that Growth Fund or the liquidating trust are awarded in connection with the settlement or other disposition of one or more of the litigation matters during the term of the liquidating trust or otherwise. In such event, such transfers should cause the distributions of cash by Growth Fund to its shareholders following the sale of its remaining assets to be treated as final liquidating distributions. This is because, for U.S. federal income tax purposes, the transfers of the assets by Growth Fund to the liquidating trust would be treated as if Growth Fund actually made such distributions directly to the shareholders and, therefore, Growth Fund would have no remaining assets. Accordingly, when each shareholder calculates his, her or its gain (or loss) upon the receipt of the final liquidating distribution, such shareholder will be required to include his, her or its share of the assets transferred to the liquidating trust.

It is intended that for U.S. federal income tax purposes, the liquidating trust will be treated as a “liquidating trust” under Treasury Regulation 301.7701-4(d) and the shareholders will become beneficiaries of the liquidating trust. Accordingly, it is intended that the shareholders will be treated as the owners of their respective share of the liquidating trust pursuant to Sections 671 through 679 of the Code and be taxed on their respective share of the liquidating trust’s taxable income and deductions.

Finally, any suspended passive activity losses that a shareholder may have with respect to his, her or its interests in Growth Fund may be used to offset any gain resulting from the liquidating distribution in the year of the final liquidating distribution, and, if the suspended losses exceed the gain resulting from such liquidating distribution, the excess may be used to offset other income from other sources.

Individual Tax Liabilities Will Vary

The actual taxes paid by any particular shareholder will depend upon the circumstances when the shareholder acquired his, her or its interests in each of the Funds, and the extent and nature of the shareholder’s other income and loss, including whether the shareholder:

•	has losses from dispositions of other capital assets in the current year;

•	has suspended passive activity losses from prior years;

•	has taxable income from other sources; and

•	is subject to the alternative minimum tax.

Egyptian Taxes and Other Foreign, State, Local and Other Tax Consequences

As discussed in this consent statement, the Sellers intend to take the position on their U.S. federal income tax returns that the advances were equity contributions attributable to the Shares and that the sale is exclusively the sale of the Shares. As a result of amendments to REFI’s tax returns related to its tax holiday, the Egyptian tax returns of REFI reflect both Shares and Loans. As a result, for Egypt tax purposes, the sale is expected to be treated as a sale of both the Shares and the Loans. The amount of the purchase price allocated to the Loans is an amount equal to the outstanding balance of the Loans and the balance of the purchase price is allocated to the Shares. Since the amount of the purchase allocated to the Loans equals the face value of the Loans, the Sellers should not have any taxable gain under Egyptian tax law attributable to the sale of the Loans. However, there may be taxable gain attributable to the sale of the Shares equal to the difference between the amount of the purchase price allocated to the Shares and the Sellers’ tax basis in such Shares. Under the Egypt-U.S.A. Income Tax Treaty, capital gains earned by a resident of the U.S. in Egypt are generally exempt from taxation by Egypt unless the gains relate to sales of real property located in Egypt, sales of intangible property located in Egypt which generate royalties, sales of businesses treated as permanent establishments in Egypt, or other sales if the U.S. resident is located in Egypt for a period or periods aggregating 183 days or more during the taxable year. The Sellers intend to take the position that the gain received upon the sale of the Shares does not fall within any of these taxable gains and, therefore, Egypt should not tax the gains. However, there can be no assurance that Egypt will accept this position and, therefore, the gains may be subject to Egyptian tax at a rate of 20%. In such event, the net proceeds from the sale would be reduced by any amount actually remitted to the Egypt tax authority.

Additionally, a shareholder may be subject to other taxes, including state, local, other foreign income taxes, unincorporated business taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which we do business or own property or in which a shareholder is a resident. Although an analysis of those various taxes is not presented here, each shareholder should consider their potential impact on the proposed transaction.

It is the responsibility of each shareholder to investigate the tax impact on him, her or it of the proposed transaction under the laws of all pertinent jurisdictions. Accordingly, each shareholder is urged to consult his, her or its own tax counsel or other advisor with regard to those matters. It is the responsibility of each shareholder to file all state, local and foreign, as well as United States federal tax returns that may be required of him, her or it.

The foregoing discussion of some of the consequences relating to U.S. federal taxes (including income taxes), Egyptian taxes, any other state, local or foreign taxes, in each case, to the extent discussed in this consent statement is included for general information purposes only and is not intended to be, and should not be construed as, legal or tax advice to any shareholder. In reviewing this discussion, shareholders should note that their own tax consequences may vary depending on their particular tax situations.

APPRAISAL RIGHTS

Neither Delaware law nor the Growth Fund Declaration of Trust entitles the shareholders of Growth Fund to seek appraisal of the fair value of their shares in connection with the sale.

MANAGEMENT OF THE FUNDS

General

The Managing Shareholder, Ridgewood Renewable Power LLC, is controlled by Robert E. Swanson, who is its manager and chairman and who, together with his family trusts, owns all of its membership interests. The Funds do not have a board of directors nor an audit committee or nominating committee. Instead, the Managing Shareholder effectively performs the functions that the board of directors or the audit or nominating committee would otherwise perform. Information regarding the executive officers of the Funds is set forth below.

As Managing Shareholder of the Funds, Ridgewood Renewable Power has direct and exclusive control over the management and operations of the Funds. The Managing Shareholder may resign as Managing Shareholder of the Funds without cause, and may be removed as Managing Shareholder, as provided in the respective Declarations of Trust of the Funds.

The Managing Shareholder - Ridgewood Renewable Power LLC

The Managing Shareholder, Ridgewood Renewable Power LLC, via a predecessor corporation, was founded in 1991 by Robert E. Swanson. The Managing Shareholder has direct and exclusive control over the management of the operations of the Funds. With respect to project investments, the Managing Shareholder locates potential projects, conducts appropriate due diligence and negotiates and completes the transactions in which the investments are made by the Funds.

In addition, the Managing Shareholder performs (or arranges for the performance of) the operation and maintenance of the projects invested in by the Funds and the management and administrative services required for Fund operations. Among other services, the Managing Shareholder administers the accounts and handles relations with the shareholders, including tax and other financial information. The Managing Shareholder also provides each Fund with office space, equipment and facilities and other services necessary for its operation.

As compensation for its management services, the Managing Shareholder is entitled to (i) an annual management fee, payable monthly, equal to 2.5% of the total capital contributions made by each Fund’s shareholders, and (ii) an interest in the cash distributions made by each Fund in excess of certain threshold amounts expressed in terms of shareholder returns (25% in the case of Growth Fund and Egypt Fund and 20% in the case of Trust V). The Managing Shareholder is also entitled to receive reimbursement from each Fund for operating expenses incurred by the Funds, or on behalf of each Fund and paid by the Managing Shareholder, as the Managing Shareholder. The Managing Shareholder has arranged for administrative functions required to be performed for the Funds to be performed by an affiliate, Ridgewood Power Management LLC, or Ridgewood Power Management, and at Ridgewood Power Management’s costs, such costs are reimbursed to Ridgewood Power Management by the Fund. The Managing Shareholder also serves as the managing shareholder (or managing member as appropriate) of a number of affiliated funds and investment vehicles similar to the Funds and, through Ridgewood Power Management, provides services to those entities similar to those provided to the Funds.

Affiliates of the Managing Shareholder act on behalf of a number of investment vehicles in the oil and gas and venture capital sectors in a manner similar to that for which the Managing Shareholder serves on behalf of the Funds.

Each of the Funds granted the Managing Shareholder a single Management Share representing the Managing Shareholder’s management rights and rights to distributions of cash flow for such Fund.

Executive Officers of the Funds

The officers of Growth Fund, Trust V and Egypt Fund have the duties and powers usually incidental to similar officers of a Delaware business corporation in carrying out Fund business. Officers act under the supervision and control of the Managing Shareholder, which is entitled to remove any officer at any time. Unless otherwise specified by the Managing Shareholder, the President of each such entity has full power to act on its behalf. The Managing Shareholder expects that most actions taken in the name of the Funds will be taken by the officers of such entity and the other principal officers in their capacities as officers of the relevant entity under the direction of the Managing Shareholder rather than as officers of the Managing Shareholder.

Set forth below is certain information concerning Mr. Swanson and other executive officers of Growth Fund, Trust V and Egypt Fund.

		Position with the Funds and the
Name	Age	Managing Shareholder	Officer Since

Randall D. Holmes	60	President and Chief Executive Officer	2004

Robert E. Swanson	61	Chairman	1997

Jeffrey H. Strasberg	50	Executive Vice President and Chief Financial Officer	2007

Daniel V. Gulino	47	Senior Vice President, General Counsel and Secretary	2000

Randall D. Holmes has served as President and Chief Executive Officer of the Funds, the Managing Shareholder and affiliated Ridgewood Power trusts and limited liability companies since January 2006 and served as Chief Operating Officer of the Funds, the Managing Shareholder and affiliated Ridgewood Power trusts and limited liability companies from January 2004 until January

2006. Prior to such time, Mr. Holmes served as the primary outside counsel to and has represented the Managing Shareholder and its affiliates since 1991. Immediately prior to being appointed Chief Operating Officer, Mr. Holmes was counsel to Downs Rachlin Martin PLLC (“DRM”). DRM is one of the primary outside counsel to the Funds, the Managing Shareholder and its affiliates. He has maintained a minor consulting relationship with DRM in which he may act as a paid advisor to DRM on certain matters that are unrelated to the Funds. Such relationship will not require a significant amount of Mr. Holmes’ time and it is expected that such relationship will not adversely affect his duties as President and Chief Executive Officer. Mr. Holmes is a graduate of Texas Tech University and the University of Michigan Law School. He is a member of the New York State Bar.

Robert E. Swanson has served as Chairman of the Funds, the Managing Shareholder and affiliated Ridgewood Power trusts and limited liability companies since their inception. From their inception until January 2006, Mr. Swanson also served as their Chief Executive Officer. Mr. Swanson is the controlling member of the Managing Shareholder, as well as Ridgewood Energy and Ridgewood Capital, affiliates of the Funds. Mr. Swanson has been President and registered principal of Ridgewood Securities since its formation in 1982, has served as the Chairman of the Board of Ridgewood Capital since its organization in 1998 and has served as President and Chief Executive Officer of Ridgewood Energy since its inception in 1982. Mr. Swanson is a member of the New York State and New Jersey State Bars, the Association of the Bar of the City of New York and the New York State Bar Association. He is a graduate of Amherst College and Fordham University Law School.

Jeffrey H. Strasberg has served as Executive Vice President and Chief Financial Officer of the Funds, the Managing Shareholder and Ridgewood Power trusts and limited liability companies since May 2007. Mr. Strasberg also serves as Senior Vice President and Chief Financial Officer of Ridgewood Capital and affiliated limited liability companies and Ridgewood Securities and has done so since April 2005. Mr. Strasberg joined Ridgewood Capital in 1998 where his initial responsibilities were to serve as interim Chief Financial Officer of various portfolio companies in which Ridgewood Capital Trusts had interests. Mr. Strasberg is a Certified Public Accountant and a graduate of the University of Florida.

Daniel V. Gulino has served as Senior Vice President and General Counsel of the Funds, the Managing Shareholder and Ridgewood Power trusts and limited liability companies since 2000 and was appointed Secretary in February 2007. Mr. Gulino also serves as Senior Vice President and General Counsel of Ridgewood Energy, Ridgewood Capital, Ridgewood Securities and affiliated Ridgewood Power trusts and limited liability companies and has done so since 2000. Mr. Gulino is a member of the New Jersey State and Pennsylvania State Bars. He is a graduate of Fairleigh Dickinson University and Rutgers University School of Law.

Management Agreement

The Managing Shareholder has entered into Management Agreements with each of the Funds, each of which details how the Managing Shareholder is to render management, administrative and investment advisory services to each Fund. Specifically, the Managing Shareholder performs (or may arrange for the performance of) the management and administrative services required for the operation of the related Fund. Among other services, the Managing Shareholder administers the accounts and handles relations with shareholders, provides the Fund with office space, equipment and facilities and other services necessary for its operation, and conducts the Fund’s relations with custodians, depositories, accountants, attorneys, brokers and dealers, corporate fiduciaries, insurers, banks and others, as required.

The Managing Shareholder is also responsible for making investment and divestment decisions, subject to the provisions of the related Fund’s Declaration of Trust. The Managing Shareholder is obligated to pay the compensation of the personnel and administrative and service expenses necessary to perform the foregoing obligations. The respective Fund pays all other expenses of the Fund, including, as applicable, transaction expenses, valuation costs, expenses of preparing and printing periodic reports for shareholders and the SEC, postage for Fund mailings, SEC fees, interest, taxes, legal, accounting and consulting fees, litigation expenses and other expenses properly payable by the Fund. The Funds reimburse the Managing Shareholder for all such Fund expenses paid by the Managing Shareholder.

Each shareholder in each Fund consented to the terms and conditions of the Management Agreement by subscribing to acquire shares in the Funds. The Management Agreement is subject to termination at any time on 60 days prior notice by a majority in interest of the shareholders or the Managing Shareholder. The Management Agreement is subject to amendment by the parties upon the approval of a majority in interest of the investors.

As compensation for the Managing Shareholder’s performance under the Management Agreement, the Funds are obligated to pay the Managing Shareholder an annual management fee. The annual management fee is paid to the Managing Shareholder and the Managing Shareholder has an equity participation in the Funds.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of investor shares of beneficial interest of Growth Fund as of June 30, 2008 (no person owns more than 5%) by:

•	each executive officer of Growth Fund (there are no directors); and

•	all of the executive officers of Growth Fund, as a group.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities.

Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage of beneficial ownership is based on 658.2067 shares of Growth Fund outstanding at June 30, 2008.

Name of beneficial owner	Number of shares (1)	Percent

Ridgewood Renewable Power LLC (Managing Shareholder) Robert E. Swanson, controlling member	1.25	*

Executive officers of Growth Fund, as a group	1.25	*

*	Represents less than one percent.

(1)	Does not include a management share in Growth Fund representing the beneficial interests and management rights of the Managing Shareholder in its capacity as Managing Shareholder of Growth Fund. The management share owned by the Managing Shareholder is the only issued and outstanding management share of Growth Fund. The management rights of the Managing Shareholder are described in further detail in “MANAGEMENT OF THE FUNDS” on page 43.

HOUSEHOLDING OF CONSENT STATEMENT

In some instances, we may deliver to multiple shareholders sharing a common address only one copy of this consent statement and its attachments. If requested by phone or in writing, we will promptly provide separate copies of the consent statement and its attachments to a shareholder sharing an address with another shareholder. You may make such a request in writing to Daniel V. Gulino, Esq., Senior Vice President and General Counsel, at Ridgewood Renewable Power LLC, 947 Linwood Avenue, Ridgewood, New Jersey 07450-2939, or by calling him at telephone number (201) 447-9000.

WHERE YOU CAN FIND MORE INFORMATION

Growth Fund files annual, quarterly and current reports, consent statements and other information with the SEC. You may read and copy any reports, consent statements or other information that we file with the SEC at the following location of the SEC:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Growth Fund’s public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

QUESTIONS

If you have any questions about this consent statement or the transaction or need assistance with the consent procedures, you should contact Daniel V. Gulino, Esq., Senior Vice President and General Counsel, at Ridgewood Renewable Power LLC, 947 Linwood Avenue, Ridgewood, New Jersey 07450-2939, at telephone number (201) 447-9000, or by e-mail at generalcounsel@ridgewoodpower.com.

By Order of the Managing Shareholder

Robert E. Swanson, Chairman

Ridgewood, New Jersey
[       ], 2008

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED CONSENT CARD AND RETURN IT BY FAXING IT TO (201) 447-0474 OR BY MAIL IN THE ENCLOSED POSTAGE PREPAID ENVELOPE AS SOON AS POSSIBLE. NO POSTAGE NEED BE AFFIXED IF THE CONSENT CARD IS MAILED IN THE UNITED STATES. THIS ACTION WILL NOT LIMIT YOUR RIGHT TO REVOKE YOUR CONSENT PRIOR TO THE EXPIRATION OF THE SOLICITATION PERIOD.

Shareholders should not rely on information other than that contained in this consent statement. We have not authorized anyone to provide information that is different from that contained in this consent statement. This consent statement is dated [       ], 2008. No assumption should be made that the information contained in this consent statement is accurate as of any date other than that date, and the mailing of this consent statement will not create any implication to the contrary.

Annex A

HORUS PRIVATE EQUITY FUND III L.P., A PRIVATE EQUITY FUND, MANAGED BY
EFG-HERMES PRIVATE EQUITY

MARIRIDGE FOR INFRASTRUCTURE

AS “PURCHASERS”

AND

RIDGEWOOD NEAR EAST HOLDINGS LLC
RW EGYPTIAN HOLDINGS, LLC

AS “SELLERS”

AND

OTHERS

SALE AND PURCHASE AGREEMENT

JUNE 5, 2008

HELMY, HAMZA & PARTNERS
Attorneys at Law

Members of the International Law Firm
Of

This Sale and Purchase Agreement (the “Agreement”) is made as of June 5, 2008.

AMONG:

(1) Ridgewood Near East Holdings LLC, a limited liability company, established and organized under the laws of Delaware, having its registered offices at 947 Linwood Avenue, Ridgewood, New Jersey 07450, represented herein by Mr. Randall D. Holmes, in his capacity as the legal representative of Ridgewood Near East Holdings, LLC;

(2) RW Egyptian Holdings, LLC, a limited liability company, established and organized under the laws of Delaware, having its registered offices at 947 Linwood Avenue, Ridgewood, New Jersey 07450, represented herein by Mr. Randall D. Holmes, in his capacity as the legal representative of RW Egyptian Holdings, LLC;

(collectively, the “Sellers” and individually a “Seller”); and

(3) Horus Private Equity Fund III, LP, a Cayman Island Limited Partnership, having its registered office at c/o M&C Corporate Services Limited, P.O. Box 309G7, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, managed by EFG-Hermes Private Equity and represented herein by Mr. Samer S. Yassa, in his capacity as the legal representative of the fund (referred to hereinafter as the “First Purchaser”); and

(4) Mariridge for Infrastructure Projects, an Egyptian joint stock company, whose registered office is at 26 Helmy Abd El Atti Street, Nasr City, Cairo, Egypt, represented herein by Mr. Zaki Girges, in his capacity as its legal representative (referred to hereinafter as the “Second Purchaser”); and

(collectively, the “Purchasers”); and

(5) Mr. Zaki Girges, an Egyptian national, holding national ID No. 25809011602892 issued June, 2002 resident at 165, El Orouba Street, Heliopolis, Cairo, Egypt (referred to hereinafter as “ZG”); and

(6) Ridgewood Egypt for Infrastructure LLC, an Egyptian limited liability company, commercial register no. 327201 issued on November 11, 1999, whose registered office is at 165 El Orouba St., Heliopolis, Cairo, Egypt, represented herein by ZG, in his capacity as the General Manager (referred to hereinafter as the “Company”); and

WHEREAS

(A) By virtue of the Purchase and Sale Agreements (as hereinafter defined), the Sellers Own 20,000 quotas (the “Shares”) representing 100% of the capital of the Company; and

(B) The Sellers have provided financial support to the Company during the prior years and have outstanding loans amounting to US$26,063,086 owing to them by the Company (the “Loan”); and

(C) The Sellers wish (i) to sell and transfer their Ownership of the Shares and (ii) to sell and transfer the Loan, to the First Purchaser and the Second Purchaser, in each case, upon Completion (as hereinafter defined), on the terms and conditions of this Agreement; and

(D) ZG is introduced as a party to give representations and warranties regarding the Company in favor of the Sellers since ZG is the only party to this Agreement having full actual knowledge of its legal, financial affairs and operations; and

(E) The Company is introduced as a party to acknowledge the transfer of the Shares and the Loan to be effected pursuant to this Agreement and to undertake the necessary procedures related thereto.

IT IS AGREED:

1.  DEFINITIONS AND INTERPRETATION

Definitions

In this Agreement the following words and expressions shall have the following meanings:

“Accounts Date”	means 31 December 2007;

“Accounts”	means the audited balance sheet and related statement of income and shareholders’ equity as at the Accounts Date and for the fiscal year then ended for each of the Company and its two unconsolidated Subsidiaries, each as audited by the auditors of the Company and such Subsidiaries and approved by the shareholders, copies of which has been previously delivered to the First Purchaser;

“Affiliate”	in relation to a body corporate means any other person that, directly or indirectly, controls, is controlled by or under common control with such body corporate, whether through ownership of voting securities, management control or otherwise, and in relation to an individual means any company or partnership over which that individual has control, directly or indirectly, whether through ownership of voting securities, management control or otherwise;

“Approval”	means the ratification of GAFI of minutes of the Extraordinary General Shareholders Meeting approving the transfer of the Shares to the First Purchaser and the Second Purchaser;

“Articles of Association”	means the articles of incorporation of the Company, as amended from time to time;

“Business Day”	means a day on which most major banks are open for business in Cairo, Egypt but does not include a Friday or a Saturday or any other day which is a legal holiday in such city;

“Business”	means the business relating to water, waste water, power generation or any other similar business that the Company is involved in at the date of this Agreement;

“Escrow Agent Certificate”	means the joint certificate of the Sellers, the First Purchaser and the Company to the Escrow Agent in the form of Schedule (11) attached hereto.;

“Company”	means Ridgewood Egypt for Infrastructure LLC, an Egyptian limited liability company, commercial register number 327201 with its head office located at 165 El Orouba St., Heliopolis, Cairo, Egypt basic information about which is set out in Schedule 1;

“Company Loan”	means the loan from the Lender to the Company to be made pursuant to the Company Loan Agreement;

“Company Loan Agreement”	means the agreement between the Lender and the Company set forth in Schedule 9;

“Completion” or “Closing”	means completion of the purchase of the Shares and the Loan by the First Purchaser and the Second Purchaser, respectively, the delivery of documents, the release of the Purchase Price to the Sellers and the Second Purchaser payment to the Second Purchaser, all as provided in the Escrow Agreement;

“Damages”	means all direct losses, assessments, charges, actual damages, deficiencies, liabilities, fines, costs and expenses (including reasonable legal fees, interest and penalties paid, and the reasonable costs of investigation, defense or settlement of any of the foregoing);

“Early Termination Date”	means the date which is (90) days after the latest to occur of (i) the date this Agreement is executed and delivered by all parties thereto, (ii) the Escrow Agreement is executed and delivered by all partners thereto, (iii) the date on which the First Purchaser deposits an aggregate of US$29,500,000 with the Escrow Agent under the Escrow Agreement and (iv) the date on which the Lender advances the full amount of the Company Loan to the Company under the Company Loan Agreement, after which this Agreement may be terminated in accordance with Section 5.2 hereof;

“Encumbrances”	means all options, pledges, mortgages, liens, charges, pre-emptive rights, security interests, set off (other than customary rights of set-off of a bank with respect to funds on deposit with such bank), assignment and other similar rights of third parties except where the rights of the Sellers in the Shares are qualified as provided herein;

“Escrow Account”	means the escrow account to be opened by the Escrow Agent, in accordance with the Escrow Agreement for the payment of the Purchase Price and other payments made under this Agreement;

“Escrow Agent”	means HSBC Egypt;

“Escrow Agreement”	means the Escrow Agreement to be hereafter entered into among the Sellers, the Purchasers, the Company and the Escrow Agent in relation to the payment of the Purchase Price and the other matters as may be set forth in such Escrow Agreement, substantially in the form attached hereto in Schedule 8, with such amendments thereto as may be approved by the parties to such Escrow Agreement, such approval to the evidenced by the respective parties signatures to the Escrow Agreement;

“Purchasers’ Completion Certificate”	Means the Certificate of the Purchasers substantially in the form of Schedule (11) attached hereto.

“First Purchaser Shares and Loan”	means (i) such rights (but not legally registered title) as the Sellers have to 17,000 Shares pursuant to the Purchase and Sale Agreements and otherwise under applicable law (the “First Purchaser Shares”), and (ii) US$22,153,623.10 principal amount of the Loan that the First Purchaser is purchasing on the terms and subject to the conditions of this Agreement;

“GAFI”	means the General Authority for Investment and Free Zones, a governmental instrumentality of the Arab Republic of Egypt;

“Certificate of General Counsel”	means the certificate of Daniel V. Gulino, Senior Vice President and General Counsel of the Sellers (on his successor in office) to be provided by the Sellers to the Escrow Agent substantially in the Form of Schedule (12) attached hereto.

“Lender”	means the lender under the Company Loan Agreement.

“License”	means any license, permit, approval, authorization, certificate, directive, order, variance, concession agreement, registration or franchise issued, granted, conferred or otherwise created by a governmental authority;

“Loan”	means the existing loan amounting to US$26,063,086 owing by the Company to the Sellers;

“Loan Purchase Price”	means the purchase price amounting to US$26,063,086 for the existing Loan;

“Non-Competition Period”	means the period starting on (and including) the date of Closing and ending on (but excluding) the earlier of (i) the date on which the First Purchaser no longer owns any Shares, and (ii) the fifth anniversary of Closing;

“Own” or “Ownership”	means (i) with respect to the Shares, the rights of the Sellers to the Shares evidenced by the Purchase and Sale Agreements and such ownership of the Shares as the Sellers have under applicable law and not the legally registered title to the Shares and (ii) with respect to the Loan, legal entitlement;

“Parties”	means the Sellers, the Purchasers, ZG and the Company;

“Person”	means an individual, partnership, corporation, joint stock company, limited liability company, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof;

“Purchase and Sale Agreements”	means (i) the Purchase and Sale Agreement entered into on the 15th day of February 2001 by and between Zaki Yousif Girges and RW Egyptian Holdings, LLC relating to 200 of the outstanding Shares and (ii) the Purchase and Sale Agreement entered into on January 19, 2001 by Hussein Mohamed Kortam and Ridgewood Near East Holding, LLC relating to 19,800 of the outstanding Shares;

“Purchase Price”	means US$27,500,000 being the aggregate price of the Share Purchase Price and the Loan Purchase Price;

“Restricted Territories”	means the entire territory of all of the countries located in the continent of Africa and, in addition, Lebanon, Saudi Arabia, United Arab Emirates, Muscat, Oman, Yemen, Kuwait, Syria, Turkey, Iraq and Iran;

“Share Purchase Price”	means the aggregate price of the Shares referred to in Article 2 hereof and payable by the First Purchaser and the Second Purchaser to the Sellers, pursuant to the Escrow Agreement;

“Second Purchaser Shares and Loan”	means (i) such rights (but not legally registered title) as the Sellers have to 3,000 Shares pursuant to the Purchase and Sale Agreements and otherwise under applicable law (the “Second Purchaser Shares”), and (ii) US$3,909,462.90 principal amount of the Loan, that Second Purchaser is purchasing on the terms and subject to the conditions of this Agreement;

“Sellers Completion Certificate”	Means the Certificate of the Sellers substantially in the form of Schedule (13) attached hereto.

“ZG and Second Purchaser Completion Certificate”	Means the Certificate of ZG and the Second Purchaser substantially in the Form of Schedule (14) attached hereto.

“Subsidiaries”	means the following entities:

Sinai for Environmental Services, an Egyptian Joint Stock company, having its registered office at 165 El Orouba Street, Heliopolis, Cairo, Egypt.

and

Ridgewood for Water Desalination, an Egyptian Joint Stock company, having its registered office at 165 El Orouba Street, Heliopolis, Cairo, Egypt.

“Tax/tax” or “Taxation”	means and includes all forms of taxation and statutory, governmental, supra-governmental, state, principal, local governmental or municipal impositions, duties, contributions and levies, including without limitation, corporate income tax, withholding tax of any nature, sales tax, stamp tax, custom duties and service charges, levies, social insurance premiums, employees payroll and directors tax and related deductions and withholdings, and all penalties, fines, charges, costs and interest relating thereto in all jurisdictions; and

“Warranties”	means the warranties set out in Schedule 3 (“Sellers’ Warranties”) and the warranties set out in Schedule 5 (“ZG and Second Purchaser Warranties”) and the warranties of the First Purchaser and the Second Purchaser to the Sellers as set out in Schedule 7 (the “Purchasers Warranties”).

1.1  Interpretation

In construing this Agreement, unless otherwise specified:

1.2.1 references to Clauses and Schedules are to Clauses of, and Schedules to, this Agreement,

1.2.2 use of any gender includes the other genders and the singular number shall include the plural and vice versa;

1.2.3 a reference to EGP is to Egyptian pounds, the lawful currency of Egypt;

1.2.4 a reference to “US$” is to United States dollars the lawful currency of the United States of America;

1.2.5 a reference to any other document referred to in this Agreement is a reference to that other document as amended, varied, novated or supplemented at any time; and

1.2.6 a reference to “ordinary course of business” or “ordinary scope of business” means the normal operation of the Company, consistent with its past practice prior to Completion and within the objectives of the Company.

1.2  Schedules

The Schedules to this Agreement form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement, and any reference to this Agreement shall include the Schedules.

1.3  Headings

The headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

2.  SALE AND PURCHASE OF THE SHARES AND THE LOAN

2.1 Subject to the terms and conditions of this Agreement, at Completion, each of the Sellers shall transfer Ownership to the First Purchaser and the First Purchaser shall purchase, all of such Seller’s Ownership in the First Purchaser Shares and Loan set forth opposite such Seller’s name in Schedule 2, with all rights of such Seller attached or accruing to said First Purchaser Shares and Loan.

2.2 Subject to the terms and conditions of this Agreement, at Completion, each of the Sellers shall transfer Ownership to the Second Purchaser and the Second Purchaser shall purchase, all of such Seller’s Ownership in the Second Purchaser Shares and Loan set forth opposite such Seller’s name in Schedule 2, with all rights of such Seller attached or accruing to said Second Purchaser Shares and Loan.

2.3 The Share Purchase Price shall be an aggregate amount of US$1,436,914. The Loan Purchase Price shall be US$26,063,086. The Share Purchase Price and the Loan Purchase Price shall be payable by the First Purchaser and the Second Purchaser to the Sellers in accordance with Schedule 2 and the terms and conditions of the Escrow Agreement, without reduction for withholding taxes or otherwise.

2.4 On and after Completion, the First Purchaser shall be entitled to exercise all rights attached or accruing to the First Purchaser Shares and Loan and the Second Purchaser to the Second Purchaser Shares and Loan, including, without limitation, the right to vote the First Purchaser Shares and the Second Purchaser Shares, respectively, and to receive all dividends, distributions or any return of capital declared, paid or made by the Company with a record date on or after Completion.

2.5 The First Purchaser shall pay into the Escrow Account the amount of Two Million US Dollars (US $2,000,000), in consideration of the ZG and Second Purchaser Warranties provided herein (the “Second Purchaser Payment”), which shall be paid to the Second Purchaser at Completion in accordance with the terms of the Escrow Agreement.

2.6 Each Party covenants with the other Parties that at Completion, each of such Parties will execute the Escrow Agent Certificate and cooperate with the reasonable requests of the other Parties to cause the consummation of Completion and the release of the funds and documents held by the Escrow Agent in accordance with the terms of the Escrow Agreement. .

3.  ESCROW; and COMPANY LOAN FUNDING; EFFECTIVE DATE

3.1 The Parties agree that this Agreement shall become effective as a legally binding obligation of the Parties only upon (i) the funding by the First Purchaser of the Purchase Price and the Second Purchaser Payment in escrow under the Escrow Agreement and (ii) the Lender making the Company Loan to the Company under the Loan Agreement. Unless those two conditions are fully satisfied by 17.00 Cairo time on June 12, 2008, no Party shall have any further liability or obligation hereunder.

4.  COMPLETION

4.1 Upon satisfaction or waiver of the Completion conditions precedent in favor of the Sellers set forth in Schedule 4, the Sellers shall notify the First Purchaser that all such Completion conditions have been satisfied or waived, as applicable. Within one day thereof, the First Purchaser shall notify the Sellers regarding the satisfaction or waiver of the Completion conditions precedent in favor of the First Purchaser set forth in Schedule 4 and shall identify any such Completion conditions that remain outstanding as of such date. The Parties agree to cooperate to satisfy any such outstanding Completion conditions in favor of the First Purchaser promptly. Once all such Completion conditions have been satisfied or waived, as applicable, the First Purchaser and the Sellers shall, within three Business Days thereof, fix a date for Completion. At Completion, each of the First Purchaser, the Second Purchaser, the Sellers, and the Company shall jointly deliver to the Escrow Agent an Escrow Agent Certificate (the date of delivery being the “Submission Date”). Once the Escrow Agreement Certificate is delivered such Escrow Agent Certificate may not be withdrawn.

4.2 The transfer of the First Purchaser Shares and Loan by the Sellers to the First Purchaser and the Second Purchaser Shares and Loan by the Sellers to the Second Purchaser, the release of the documents described in the Escrow Agreement and the release of the Purchase Price to the Sellers and the Second Purchaser Payment to the Second Purchaser as described in the Escrow Agreement, shall all take place in Cairo, Egypt on the Submission Date, unless another date or place is agreed in writing by the Sellers and the First Purchaser.

5.	CONDITIONS TO COMPLETION; TERMINATION

5.1 First Purchaser’s obligation to complete the purchase of the First Purchaser Shares and Loan and Second Purchaser’s obligation to complete the purchase of the Second Purchaser Shares and Loan and the Sellers’ obligation to transfer the Shares and Loan is subject to the satisfaction at or prior to Completion of the Completion conditions listed in Schedule 4 after such Party’s name (relative to such Party). If the Completion conditions relative to such Party listed in Schedule 4 are not satisfied, such Party may in its sole discretion:

(i) defer Completion until the Completion conditions listed in Schedule 4 are satisfied; or

(ii) waive any of the Completion conditions of such Party listed in Schedule 4 and proceed to Completion; or

(iii) terminate this Agreement in accordance with Article 5.2.

5.2 This Agreement may be terminated at any time prior to Completion:

(i) by the mutual written consent of the Sellers and the First Purchaser;

(ii) by the First Purchaser, if the Sellers shall have materially breached any of the Sellers’ Warranties or covenant or other agreement of the Sellers contained in this Agreement or there is a breach of the ZG and Second Purchaser Warranties which would give rise to the failure of the Completion conditions set forth in Schedule 4 in favor of First Purchaser, and such breach is not cured within seven (7) days after receipt of written notice of such breach by the Sellers or ZG or the Second Purchaser from the First Purchaser;

(iii) by the First Purchaser or the Sellers, if any applicable governmental authority shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the Parties hereto shall use all reasonable efforts to lift) which permanently restrains, enjoins or otherwise prohibits the transfer by the Sellers or purchase by the First Purchaser of the First Purchaser Shares and Loan and/or the Second Purchaser Shares and Loan and such order, decree, ruling or other action shall have become final and non-appealable;

(iv) by either the Sellers or the First Purchaser, if Completion shall not have occurred before the Early Termination Date, unless the Parties mutually agree in writing to extend the Early Termination Date; provided that a Party in material breach of this Agreement may not exercise such right of termination while in material breach of this Agreement; or

(v) by the Sellers, if the First Purchaser or the Second Purchaser shall have materially breached any Purchasers’ Warranties, covenants or other agreement of either such Party contained in this Agreement which would give rise to the failure of the Completion conditions in favor of the Sellers set forth in Schedule 4 and such breach is not cured within seven (7) days after receipt of written notice of such breach by a First Purchaser or Second Purchaser from the Sellers.

(vi) In the circumstances described in Section 3.1 hereof.

5.3 In the event of a termination of this Agreement pursuant to its terms, the terminating Party shall promptly provide written notice of such termination to the other Parties specifying the provision of this Agreement pursuant to which such Party is terminating this Agreement and there shall be no liability on the part of the First Purchaser or any Seller. Termination pursuant to this article shall be effected by notice without need for any other legal or judicial procedure or court judgment. In the event of termination of this Agreement, the Parties shall provide an instruction to the Escrow Agent, directing the Escrow Agent to deliver all funds deposited by the First Purchaser into the Escrow Account, plus all interest accrued thereon, to the First Purchaser, and any other property held by the Escrow Agent to the Sellers.

6.	CONDUCT OF BUSINESS

6.1 From the date of this Agreement until the earlier of Completion or the termination of this Agreement, the Sellers and ZG shall procure that no dividends or other distributions in respect of the share capital of the Company and its Subsidiaries be declared or distributed or any payment be made with respect to the Loan.

6.2 From the date of this Agreement until the earlier of Completion or the termination of this Agreement, the Sellers and ZG shall use all commercially reasonable efforts to cause the Company and its Subsidiaries to: (i) conduct their business in the ordinary and usual course; (ii) maintain their respective Licenses in full force and effect; (iii) keep intact their material assets (except in connection with the conduct of the ordinary and usual course of business); (iv) retain key personnel and senior employees; (v) maintain the goodwill of their customers, suppliers and others having business relations with the Company or its Subsidiaries; and (iv) retain the present business organization of the Company and its Subsidiaries intact.

6.3 Before Completion, the manager of the Company shall call on Extraordinary Meeting of the shareholders of the Company for the purpose of considering the matters set forth in the draft minutes of such meeting attached hereto as Schedule (15). Each of the Sellers agrees to vote in favour of the matters set forth in such minutes; provided, however that Sellers shall have previously received the approvals described in the General Counsel Certificate.

6.4 The First Purchaser will cause the Lender to advance the full amount of the Company Loan to the Company in accordance with the terms of the Company Loan Agreement.

6.5 Each Party will cooperate with the reasonable requests of any other Party in order to consummate the transactions contemplated by this Agreement, including, without limitation the execution of the Escrow Agreement Certificate and the delivery of the documents held by the Escrow Agent to the First Purchaser and the release of funds held by the Escrow Agent to the Sellers and the Second Purchaser, all in accordance with the terms of the Escrow Agreement.

7.  WARRANTIES

7.1 Each of the Sellers warrants to the First Purchaser and the Second Purchaser as set forth in Schedule 3 as at the date of this Agreement and shall deliver a Sellers’ Closing Certificate and a General Counsel Certificate to First Purchaser and Second Purchaser at Completion; provided, however that the Parties agree that such Sellers warranties shall fall away immediately thereafter. For the avoidance of doubt, the Sellers shall not be liable to the First Purchaser or the Second Purchaser or any other Person, including any liability for any representations or warranties given by ZG under this Agreement and shall be released from all liabilities and obligations hereunder immediately after Completion.

7.2 From the date of this Agreement to Completion, the Sellers undertake to disclose in writing to the First Purchaser and Second Purchaser anything which would reasonably be expected to constitute a breach of any of the Sellers’ Warranties promptly after it comes to the notice of the Sellers.

7.3 Each of the Second Purchaser and ZG warrants to the First Purchaser as set forth in Schedule 5 as of the date of this Agreement, and the Second Purchaser and ZG shall deliver a Second Purchaser and ZG Closing Certificate to the First Purchaser at Completion. All such warranties of each of Second Purchaser and ZG shall survive Completion.

7.4 The First Purchaser and the Second Purchaser warrant to the Sellers as set forth in Schedule 7 as of the date of this Agreement, and the First Purchaser and Second Purchaser shall deliver a Purchasers’ Closing Certificate to the Sellers at Completion.

7.5 From the date of this Agreement to Completion, the First Purchaser and the Second Purchaser undertake to disclose in writing to the Sellers anything which would reasonably be expected to constitute a breach of any of the Purchasers’ Warranties.

8.  INDEMNIFICATION

8.1 Subject to the limitations set forth in this Agreement, each of the Second Purchaser and ZG hereby agrees to indemnify, defend, save and hold the First Purchaser and their successors in title and permitted assignees (collectively “Indemnitees”) harmless from and against all Damages suffered, imposed upon or required to be paid or incurred by the Indemnitee arising out of or resulting from any breach by any Seller, ZG or the Second Purchaser of the terms of this Agreement or the covenants of any Seller, ZG or the Second Purchaser hereunder and of any of the Sellers’ Warranties or Warranties of ZG and the Second Purchaser herein, including without limitation any claims made by Mr. Hussein Mohamed Kortam. The Sellers shall have no liability to the First Purchaser or the Second Purchaser for any breach of representations or warranties made by any of the Sellers or ZG and the Second Purchaser in this Agreement or otherwise after Completion. For the sake of clarity, after Completion, the First Purchaser is looking solely to ZG and the Second Purchaser for recovery of any Damages suffered by the First Purchaser as a result of any breach of this Agreement by any Seller, ZG or the Second Purchaser or breach of any warranty or representation or covenant made by the Seller or ZG or the Second Purchaser herein and the Second Purchaser shall have no right to recovery against the Sellers or any Affiliates of the Sellers.

8.2 In no event shall any Seller or the First Purchaser be liable for any consequential, indirect, special, exemplary, punitive or other similar types of damages.

8.3 Except as provided in Clause 8.2, nothing in this Agreement shall limit or impair the obligations (if any) of any Party hereto under applicable law for Damages for fraud committed by such Party and for purposes of the foregoing, the First Purchaser and the Second Purchaser acknowledge that they have received a copy of the Limited Due Diligence Report on Ridgewood Egypt for Infrastructure LLC dated February 11, 2008 prepared by Shalakany Law Office and that they are on notice of all matters set forth therein for purposes of this Section 8.3.

9.  CONFIDENTIALITY

The Sellers shall treat as confidential and shall not disclose (other than to their shareholders or shareholders of Ridgewood Electric Power Trust V, The Ridgewood Power Growth Fund and Ridgewood Egypt Fund, directors, officers, employees, managers, managing shareholders, representatives and agents of any of the foregoing and as may be required by applicable laws and regulations, including but not limited to, laws and regulations of the United States of America including those administered by the United States Securities and Exchange Commission or taxing authorities or other regulatory authorities) any information obtained in connection with the negotiation and entry into this Agreement which relates to the provisions of this Agreement, the negotiations relating to this Agreement, the Company and its Subsidiaries or their Business or assets, or the First Purchasers’ business or assets from the date of this Agreement and shall not be limited in time; provided that the foregoing shall not apply to any response to any subpoena or other legal process or litigation or arbitration between or among the Parties or otherwise.

10.  NON-COMPETITION

In consideration of the Agreement hereby entered into, each of the Sellers hereby covenants and agrees that, during the Non-Competition Period, they shall not and shall procure that none of their Affiliates shall, directly or indirectly:

(i)  carry on, be engaged in or have an ownership interest in any Person that carries on or is engaged in the Business within the Restricted Territories; provided, however, that notwithstanding the foregoing, each of the Sellers may own securities in any Person engaged in the Business that is a publicly held corporation, but only to the extent that such Seller does not own, of record or beneficially, more than 3% (three percent) of the outstanding equity securities of any such Person, or

(ii) solicit, knowingly encourage or attempt to solicit or knowingly encourage any person employed in a managerial, supervisory, technical or sales capacity by the Company or its Subsidiaries immediately prior to the Closing (the “Restricted Employees”) to leave the employment of the Company or its Subsidiaries (whether or not such Restricted Employee would commit a breach of contract by reason of leaving such employment or engagement); provided, however, nothing in this Clause 10 shall prohibit a Seller from seeking to employ any Person by means of general advertising that is not specifically directed towards the Restricted Employees; provided further, however, that no Seller shall, during the Non-Competition Period, employ: (a) a senior employee who is a Restricted Employee for a period of three (3) years following the termination of such employee’s employment with the Company or its Subsidiaries or (b) any other Restricted Employee for a period of one (1) year following termination of such employee’s employment with the Company or its Subsidiaries, or

(iii) solicit, knowingly encourage or attempt to solicit or knowingly encourage any customer of the Company or any of its Subsidiaries immediately prior to the Closing (the “Restricted Customers”) to terminate its relationship or business dealings with the Company or any of its Subsidiaries (whether or not such Restricted Customer would commit a breach of contract by reason of this termination).

11.  LANGUAGE

If this Agreement is translated into any language other than English and any conflict arises between the English language version of this Agreement and any non-English language version, the provisions of the English language version shall prevail. Each other document or notice or other communication in connection with this Agreement shall be in English or accompanied by an English translation. The receiving party shall be entitled to assume the accuracy of and rely upon any English translation of any document, notice or other communication given or delivered to it pursuant to this Agreement.

12.  ASSIGNMENT

This Agreement shall be binding on and inure to the benefit of each Party’s permitted successors and assigns. No Party may assign (or declare any trust in favor of a third party over) all or any part of the benefit of, or its rights or benefits under, this Agreement without the prior written consent of the other Parties hereto. Any attempted assignment in violation of this Clause 12 shall be void. The Parties understand that any assignment by the First Purchaser to its affiliates or to any other fund managed by EFG-Hermes Private Equity shall not be considered a restricted assignment in respect to this Clause 12 so long as the First Purchaser originally named in this Agreement remains responsible for its obligations hereunder.

13.  ENTIRE AGREEMENT

13.1  Whole Agreement; Third Party Beneficiaries

This Agreement and the Schedules, certificates, and other agreements and instruments specifically referred to herein (i) constitute the entire agreement between and among the Sellers, the First Purchaser, Second Purchaser, ZG and the Company relating to the subject matter of this Agreement and supersede all prior agreements and understandings (written and oral) between them and (ii) are intended to, and do not, confer on any Person other than a Party hereto any rights or remedies hereunder.

13.2  Amendments

This Agreement may only be amended or modified in writing signed by each of the Parties hereto.

13.3  Non-Waiver

The failure in any one or more instances of a Party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said Party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. A breach of any Warranty or covenant shall not be affected by the fact that a more general or more specific Warranty or covenant was not also breached.

13.4  Severability

The invalidity of any provision of this Agreement or portion of a provision shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision. The parties further agree to replace such invalid provision with a valid and enforceable provision that will achieve, to the extent possible, the business, economic and other purposes of such invalid provision.

14.	NOTICES

14.1  Notices to be in writing

Notices or any other communications required or permitted hereunder shall be given in writing in the English language and shall be deemed to have been delivered: (i) when delivered in person or by messenger service against receipt therefore, (ii) on the date of confirmation of receipt of transmission by telecopier (or the first Business Day in the city where the recipient is located following such receipt if (a) the date is not a Business Day or (b) confirmation of receipt is given after 5pm local time of the recipient (subsequently confirmed by registered mail, return receipt requested or by courier)) or (iii) upon proof of delivery by an internationally recognized courier service (with confirmation of receipt), addressed to the relevant party at its address set forth in Clause 14.2 below.

14.2  Addresses

Notices under this Agreement shall be sent to a Party at its address mentioned at the beginning of this Agreement with a copy (which shall not constitute notice) to the addressees mentioned below. The Party having changed the said address shall notify to the other Party the new address within the reasonable period of time.

If to First Purchaser:	Horus Private Equity Fund III, LP

c/o M&C Corporate Services Limited P.O.Box 309G7 Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands

If to Second Purchaser:	Mariridge for Infrastructure Projects office is at 26 Helmy Abd El Atti Street, Nasr City, Cairo, Egypt Attn: Mr. Zaki Girges

If to Sellers or the Company:	Ridgewood Near East Holdings LLC RW Egyptian Holdings, LLC c/o Ridgewood Renewable Power, LLC 947 Linwood Avenue Ridgewood, NJ 07450 ATTN: Robert Swanson

(with a copy to) Ridgewood Egypt for Infrastructure 165, El Orouba St. Heliopolis, Cairo, Egypt Attn: Mr. Zaki Girges, and

Day Pitney LLP 7 Times Square NY. NY. 10036 Attn: Mr. Frank Lawatsch, Jr. Esq.

15.  COSTS AND EXPENSES

Each Party shall pay its own costs and expenses in relation to the negotiation, preparation, execution and carrying into effect of this Agreement.

16.  CHOICE OF GOVERNING LAW

This Agreement is to be governed by and construed in accordance with the laws of the Arab Republic of Egypt.

17.  COUNTERPARTS

This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the Parties and delivered to the other Parties.

18.  TIME OF THE ESSENCE

Each of the Parties hereto hereby agrees that, with regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

19.  RESOLUTION OF DISPUTES

All disputes arising out of or in connection with this Agreement including the breach, termination, validity and or implementation thereof, shall be finally settled by arbitration under the Rules of Arbitration of the International Chamber of Commerce (“ICC”) then in effect (the “Rules”) except as modified herein in Paris, France. The arbitral tribunal shall be composed of three arbitrators appointed as follows:

1. If the Sellers or either of them is a party in the arbitration, then one of the co-arbitrators shall be appointed by the Sellers (if both are involved) or the Seller in question (if only one is involved). The other co-arbitrator shall be nominated by the other party to the arbitration. If there is more than one other party, then the second co-arbitrator shall be appointed through a joint nomination by such other parties, failing which by the ICC court.

2. If neither of the Sellers is involved in the arbitration, then each party to the arbitration shall nominate one co-arbitrator and the chairman shall be appointed as per the Rules.

The arbitration shall be conducted in English in Paris.

20.  COVENANT REGARDING COMPANY RECORDS

The First Purchaser and the Second Purchaser hereby covenant that, after the Completion, they will cause the Company and its officers, directors and employees to make available to the Sellers the books and records of the Company and its Subsidiaries concerning periods prior to the Completion, upon reasonable notice to the Company for the purpose of permitting the Sellers or their officials to prepare financial statements, tax returns, respond to regulatory inquiries and the like or otherwise as reasonably requested by Sellers.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement, or caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the date first above written.

SELLERS

Ridgewood Near East Holdings LLC

By:	/s/ Randall D. Holmes
Name:     Randall D. Holmes

Title:	President

RW Egyptian Holdings, LLC

By:	/s/ Randall D. Holmes Name: Randall D. Holmes Title: President

FIRST PURCHASER

By:	/s/ Horus Private Equity Fund III, LP Name: Samer Yassa Title: Director

SECOND PURCHASER

By:	/s/ Zaki Yousif Girges Name: Zaki Yousif Girges Title: Manager

Ridgewood Egypt for Infrastructure LLC

By:	/s/ Zaki Yousif Girges Name: Zaki Yousif Girges Title: Manager

Mr. Zaki Girges

Name:     Zaki Yousif Girges

Signature:	/s/ Zaki Yousif Girges

SCHEDULE 1:  THE COMPANY

Name of the Company	:	Ridgewood Egypt for Infrastructure
Commercial Registration no.	:	327201
Date of incorporation	:	November 11, 1999
Type of company	:	An Egyptian limited liability company
Issued capital and paid-in capital	:	20,000 Quotas / EGP 2,000,000

SCHEDULE 2:	FIRST PURCHASER SHARES AND LOAN AND SECOND PURCHASER SHARES AND LOAN

First Purchaser Shares

Names of Sellers	Amount of First Purchaser Shares and Loan

Ridgewood Near East Holdings, LLC	16,830/US$21,932,087
RW Egyptian Holdings LLC	170/US$221,536
Total	17,000 Shares/ US$22,153,623. of the Loan

Name of First Purchaser	Amount of First Purchaser Shares and Loan

Horus Private Equity Fund III L.P	17,000/US$22,153,623
Total	17,000 Shares/ US$22,153,623 of the Loan

Second Purchaser Shares

Names of Sellers	Amount of Second Purchaser Shares and Loan

Ridgewood Near East Holdings, LLC	2970/US$3,870,368
RW Egyptian Holdings LLC	30/US$30,095
Total	3,000 Shares/ US$3,909,463 of the Loan

Name of Second Purchaser	Amount of Second Purchaser Shares and Loan

Mariridge for Infrastructure Projects	3,000/US$3,909,463
Total	3,000 Shares/ US$3,909,463 of the Loan

SCHEDULE 3:	SELLER WARRANTIES

1.	Capacity of the Sellers

1.1. Such Seller Owns the First Purchaser Shares and Loan and the Second Purchaser Shares and Loan set forth apposite such Seller’s name.

1.2. Subject to the satisfaction of the Completion conditions precedent set forth in Schedule 4, such Seller has the requisite power and authority to enter into and deliver this Agreement and the Escrow Agreement, to Own the Loan set forth after its name, to transfer Ownership of the First Purchaser Shares and the Second Purchaser Shares listed opposite such Seller’s name in Schedule 2 to the First Purchaser and/or the Second Purchaser as herein contemplated, and to perform its obligations under this Agreement.

1.3. Subject to the satisfaction of the Completion conditions precedent set forth in Schedule 4, the execution and delivery of this Agreement and the completion of the transactions herein contemplated have been duly and validly authorized by all necessary action on behalf of such Seller.

1.4. This Agreement and the other documents to be delivered at Completion by such Seller have been duly and validly executed and delivered by such Seller and constitute, or will constitute at Completion, as appropriate, binding obligations of such Seller enforceable against such Seller in accordance with their terms.

1.5. The execution and delivery of, and the performance by such Seller of its obligations under, this Agreement will not:

(i) result in a breach of, or constitute a default under, any agreement material to the Seller and to which such Seller is a party or by which such Seller is bound; or

(ii) assuming receipt by the First Purchaser and the Second Purchaser of the Approval, result in a breach of any law, regulation, order, judgment or decree of any court or governmental agency or of an arbitral award to which such Seller is a party or by which such Seller is bound.

2.	Insider Contracts

There are no contracts or agreements currently in effect between the Company or any of its Subsidiaries on the one hand and any of the Sellers or their Affiliates or any company controlled by such Seller or any partnership of which such Seller is the general partner, on the other hand, except as set forth in Schedule 9.

3.	Borrowings

As of Completion, other than the Loan, (i) the indebtedness of the Company and its Subsidiaries will not include any indebtedness for borrowed money owed to the Sellers or their Affiliates and (ii) none of the Sellers owe to the Company or its Subsidiaries any indebtedness for borrowed money. For purposes of the foregoing, the transfers of funds on or prior to April 30, 2008 by the Company to the Sellers in the amount of approximately US$5,565,199 are a reduction of the principal amount of loans previously made by the Sellers to the Company and are not loans from the Company to the Sellers.

4.	Guarantees

The Company and its Subsidiaries have not given nor agreed to give any guarantee of the indebtedness for borrowed money of the Sellers, other than the guarantees granted in relation to the borrowings of Sinai for Environmental Services.

5.	Intellectual Property

The Company shall continue to have the right to use the name “Ridgewood” as part of its name for the conduct of its Business in the Restricted Territory.

6.	Corporate Matters

6.1.  The Company and its Subsidiaries have been duly incorporated and validly exist under the laws of Egypt.

6.2. The instruments of transfer to be executed and delivered by such Seller at Completion will, subject to receipt of the Approval, effectively vest such Ownership as such Seller shall possess with respect to the Shares set forth after its name in Schedule 2 and good and marketable title to the Loan listed opposite such Seller’s name in Schedule 2, to be transferred to the First Purchaser and the Second Purchaser as provided in this Agreement, free and clear of all Encumbrances (other than any Encumbrances created by the First Purchaser on the First Purchaser Shares and Loan or the Second Purchaser on the Second Purchaser Shares and Loan).

6.3. The First Purchaser Shares constitute 85% of the total Shares in the capital of the Company and the Second Purchaser Shares constitute 15% of the total Shares in the capital of the Company.

6.4. The Company has no subsidiary or an equity interest in any partnership or any shares in any company other than the Subsidiaries.

6.5. The Sellers and their Affiliates have not entered into any agreement and are not aware of any: (i) Encumbrances on the Shares (other than the rights of ZG and Hussein Mohamed Kortam) and the Loan, (ii) options or other agreements outstanding which call for the issue of or accord to any person the right to call for the issue of any Shares in the capital of the Company other than the issuance of the First Purchaser Shares to the First Purchaser and the Second Purchaser Shares to the Second Purchaser, or other securities of the Company or the right to require the creation of any mortgage, charge, pledge, lien or other security or encumbrance over the First Purchaser Shares or the Second Purchaser Shares.

SCHEDULE 4:	COMPLETION CONDITIONS

FIRST PURCHASER

(a) Without prejudice to any right of indemnification hereunder, the Sellers’ Warranties and the warranties of ZG and the Second Purchaser are true and accurate in all material respects, in each case, as of the date of this Agreement and as of Completion as if repeated at Completion (or if made as of a specified date, only as of such specified date);

(b) Without prejudice to any right of indemnification hereunder, each of the Sellers shall have performed in all material respects all of the obligations, covenants and agreements required to be performed prior to Completion by each of them under this Agreement;

(c) Each of the managers of the Company as listed in the Articles of Association and the commercial register of the Company (other than ZG) shall have resigned, effective on or before Completion;

(d) The Sellers shall have delivered the General Counsel Certificate notarized by the Egyptian Consulate in New York, New York to the First Purchaser; and

(e) The Sellers and the Second Purchaser shall have executed the Escrow Agent Certificate and delivered it to the Escrow Agent.

(f) The Company shall have executed the Escrow Agent Certificate and shall have delivered the Escrow Agent Certificate and the documents referred to therein to the Escrow Agent.

(g) The Escrow Agreement shall be in full force and effect and no action shall have been taken to interfere with the release of the documents referred to therein or referred to in the Escrow Agent Certificate by the Escrow Agent to the First Purchaser.

SELLERS

(a) Without prejudice to any right of indemnification hereunder, the Warranties of each of the First Purchaser and Second Purchaser are true and accurate in all material respects, in each case, as of the date of this Agreement and as of Completion as if repeated at Completion (or if made as of a specified date, only as of such specified date);

(b) Without prejudice to any right of indemnification hereunder, each of the First Purchaser and Second Purchaser shall have performed in all material respects all of the obligations, covenants and agreements required to be performed prior to Completion by each of them under this Agreement, including in particular deposit of the Purchase Price into the Escrow Account;

(c) The shareholders of each of Ridgewood Electric Power Trust V, The Ridgewood Power Growth Fund, and Ridgewood Egypt Fund shall have approved this Agreement and the transactions contemplated hereby pursuant to the requirements of the respective Declarations of Trust of such entities and Delaware law;

(d) ZG shall have waived his right to any bonus due upon a sale of the Company or its assets in writing reasonably satisfactory to the Sellers. ZG shall have resigned as an employee of the Sellers and any of their Affiliates (other than the Company) and waived any rights to any termination compensation or any other claims against the sellers and their Affiliates in a writing reasonably satisfactory to the Sellers and their counsel;

(e) The First Purchaser and Second Purchaser shall have executed the Escrow Agent Certificate and delivered it to the Escrow Agent;

(f) The Company shall have executed the Escrow Agent Certificate and shall have delivered the Escrow Agent Certificate and the documents referred to therein to the Escrow Agent.

(g) The Escrow Agreement shall be in full force and effect; the amounts of the Purchase Price and the Second Purchaser Payment remain on deposit with the Escrow Agent, and no action shall have been taken by any Person to interfere with the release of such amounts by the Escrow Agent to the Sellers or the Second Purchaser, as the case may be.

SCHEDULE 5:	WARRANTIES OF ZG AND THE SECOND PURCHASER

1.	Accounts

1.1 The Accounts are attached hereto in Schedule 6.

1.2 The Accounts were prepared in accordance with the Egyptian Accounting Standards (the “EAS”) and give a true and fair view in all material respects of the financial position and the results of operations of the Company and the Subsidiaries as at the dates and for the periods for which they relate.

1.3 The accounting records of the Company and the Subsidiaries from which the Accounts were prepared are accurate in all material respects, except with respect to the statement regarding Ownership of the Shares of the Company. There has been no material change in the methods and processes used to prepare and maintain the Company’s (or Subsidiaries’) accounting records since the Accounts Date.

2.	From the Accounts Date up until Signing Date:

From the Accounts Date until the date of this Agreement:

2.1 The business of the Company and its Subsidiaries has been carried on in the ordinary and usual course.

2.2 There has been no change in the Company’s or Subsidiaries’ fiscal year or accounting policies.

2.3 No lender to the Company or its Subsidiaries has accelerated the maturity of any of the indebtedness for borrowed money owed by the Company or its Subsidiaries.

2.4 Neither the Company nor any of its Subsidiaries has declared or distributed any dividend or other distribution in respect of its Shares or repaid the Loan, other than the aggregate amount of US$400,000 paid to the Sellers, from and after the Accounts Date through April 30, 2008 as a return of principal on the Loan.

3.	Contracts and Commitments

3.1 Except as disclosed in the Accounts other than (a) the Loan, (b) the Company Loan, (c) indebtedness of the Company’s Sinai subsidiary to HSBC in the amount of approximately EGP 10,500,000 as at April 30, 2008, and (d) equipment purchase orders relating to projects in development, neither the Company nor any of its Subsidiaries has entered, directly or indirectly, into any contract or binding commitment requiring the payment of money by the Company or its Subsidiaries of an amount in excess of US$100,000 in any fiscal year.

3.2 All material agreements of the Company and its Subsidiaries are in full force and binding upon the parties thereto.

3.3 Neither the Company nor any of its Subsidiaries is party to any contract or binding arrangement which restricts the freedom of the Company and its Subsidiaries to carry on their business as currently conducted in any part of the world.

3.4 The Company and its Subsidiaries are in compliance in all material respects with the material agreements to which they are a party.

4.	Insider Contracts

There are no contracts or agreements currently in effect between the Company or any of its Subsidiaries on the one hand and any senior employee of the Company, the Sellers, any company controlled by such Seller, any partnership of which such Seller is the general partner or, if any members of the Second Purchaser’s immediate family, on the other hand, other than on arms length terms, other than (a) the Loan, (b) the guarantees of the HSBC indebtedness and (c) the Escrow Agreement.

5.	Grants and Allowances

No material grant, allowance, aid or subsidy received by the Company or its Subsidiaries from any supranational, national or local governmental authority or agency will be required to be repaid as a result of the consummation of the transactions contemplated by this Agreement.

6.	Terms of Trade

None of the material agreements of the Company or its Subsidiaries gives the other contracting party the right to terminate such agreement, as the case may be, or imposes any material obligation in addition to those applicable to the Company and its Subsidiaries (whether to make payment or otherwise) as a result of the consummation of the sale and purchase of the First Purchaser Shares contemplated by this Agreement.

7.	Licenses

7.1 All Licenses required by the Company and its Subsidiaries to carry on their business as now being carried on that are material to the Company and its Subsidiaries have been obtained and are valid and in full force and effect and to the best of the Second Purchaser’s knowledge, no governmental authority has notified the Company in writing that any such License will be revoked, suspended, cancelled or not renewed and no such License gives the issuing governmental authority the right to terminate or revoke such License as a result of the consummation of the sale and purchase of the First Purchaser Shares contemplated by this Agreement.

7.2 Except as otherwise disclosed in this Agreement, the Company and its Subsidiaries comply in all material respects with all applicable laws material to the Company and its Subsidiaries (including, without limitation, all such environmental and labor laws and such rules and regulations of Egypt or other jurisdictions when applicable).

8.	Borrowings

Except for the Company Loan, the obligation of the Company (as a result of guarantees of loans to the Sinai Subsidiary) with respect borrowings from banks is equal to or below EGP 10,500,000 and any excess shall be deducted by the First Purchaser from the amount to be paid by the First Purchaser to the Second Purchaser under Article 2.5 of the Agreement.

As of Completion, other than the Loans, (i) the indebtedness of the Company and its Subsidiaries will not include any indebtedness for borrowed money owed to shareholders of the Company and (ii) no shareholder of the Company owed to the Company or its Subsidiaries any indebtedness for borrowed money, in the case of each of clause (i) and (ii), in the shareholders’ capacity as shareholders of the Company.

9.	Guarantees

Other than a guarantee of the HSBC loan to the Sinai Subsidiary, the Company and its Subsidiaries have not given nor agreed to give any guarantee of the indebtedness for borrowed money of a third party, nor are they the guarantor under any other guarantee material to the Company and its Subsidiaries.

10.	Insolvency

10.1 No order has been made and no resolution has been passed for the winding up or liquidation of the Company or its Subsidiaries or for a liquidator to be appointed, and no petition has been presented and notified to the Company or its Subsidiaries, and no manager or Shareholders meeting has been convened for the purpose of the winding up or liquidation of the Company or its Subsidiaries.

10.2 The Company and its Subsidiaries are not insolvent, or unable to pay their debts, or have suspended or stopped paying their debts as they fall due.

10.3 No event analogous to any of the foregoing has occurred.

10.4 No enforceable judgment on the foregoing is outstanding against the Company or its Subsidiaries.

10.5 No bankruptcy decision has been made in respect of the Company or its Subsidiaries or a petition for such decision presented and notified. No bankruptcy proceedings or any other type of enforcement proceeding have been commenced or are pending against the Company or its Subsidiaries.

11.	Litigation

11.1 As of the date of this Agreement, neither the Company nor its Subsidiaries are engaged in any litigation, arbitration, enforcement, material administrative or criminal proceedings, and to the best of the Second Purchaser’s knowledge, no material litigation, arbitration, enforcement or criminal proceedings by or against the Company or its Subsidiaries is threatened.

11.2 As of the date of this Agreement, there is no ongoing dispute between the Company or its Subsidiaries and any material number or category of its employees.

12.	Ownership and Condition of Assets

The Company or its Subsidiaries has good title to and/or other rights to the material, tangible properties and assets included in the Accounts (other than assets sold, realized, applied or otherwise disposed of in the normal course of trading) free from Encumbrances not disclosed in the Accounts. The Company owns or has other legal rights to use the material, tangible properties and assets used in the conduct of the business of the Company and its Subsidiaries as currently being conducted.

13.	Intellectual Property

13.1 The Intellectual Property used in the conduct of the business of the Company and its Subsidiaries as currently being conducted is either owned by the Company or one of its Subsidiaries or is otherwise in the possession of the Company or Subsidiary of the Company under a license agreement or other arrangement from another person.

13.2 The Company and its Subsidiaries are not in breach of any material license, sub-license or assignment granted to or by it in respect of any Intellectual Property owned or otherwise used in the conduct the business of the Company and its Subsidiaries as currently conducted.

13.3 As of the date of this Agreement, the Company and its Subsidiaries have not received a written notice alleging that the Company or its Subsidiaries are infringing the Intellectual Property rights of a third party.

13.4 To the best of the Second Purchaser’s knowledge, as of the date of this Agreement, there is no material unauthorized use or infringement by any person of any of the Intellectual Property rights or Confidential Information owned by the Company or its Subsidiaries and material to the Company and its Subsidiaries.

14.	Leases

The Company and its Subsidiaries are not a party to or bound by, nor have the Company and its Subsidiaries agreed or become bound to, enter into any real property lease or other contractual right of occupancy relating to real property, whether as lessor or lessee, which relates to a dispute between the Company or its Subsidiaries and any landlord or tenant under any Lease with respect to (i) an amount due by the Company or its Subsidiaries in excess of US$10,000, or (ii) that would permit the other party to terminate the lease. The Company and its Subsidiaries are entitled to all material rights and benefits under the leases.

15.	Insurance

The Company and its Subsidiaries are entitled to all material rights and benefits under their insurance policies. Management of the Company believes that the Company and its Subsidiaries maintain insurance coverage generally appropriate for companies of their size, the locations involved and the business in which they are engaged.

16.	Employment and Labor Relations

16.1 The Company and its Subsidiaries comply in all material respects with the legal requirements relating to employment practices, terms and conditions of employment, wages, hours and benefits. As of the date of this Agreement, there are no pending payment obligations of the Company of any material fines, penalties, or other amounts, however designated, for failure to comply in all material respects with the foregoing legal requirements.

16.2 The Company and its Subsidiaries duly employ all its employees and have duly enrolled all the employees with the social insurance system in all material respects as per the applicable laws and regulations.

16.3 There is no material ongoing dispute between the Company or any of its Subsidiaries and any union or other organization formed for a similar purpose existing or, to the best of the Second Purchaser’s knowledge, threatened. Neither the Company nor any of its Subsidiaries is party to a collective bargaining agreement or other similar arrangement.

16.4 The Company and its Subsidiaries comply in all material respects with applicable law concerning the health and safety at work of their employees, and, to the best of the Second Purchaser’s knowledge, there are no material claims threatened or pending, by any employee in respect of any accident or injury which are not materially covered by insurance (subject to any applicable deductibles and co-payment requirements).

16.5 The Company and its Subsidiaries have not agreed to make any material payments or benefits to a present director, officer or Employee of the Company or its Subsidiaries in connection with the actual or proposed termination or suspension of employment of such director, officer or employee in excess of what is provided for under the pertinent service contract or the applicable law.

16.6 The Company and its Subsidiaries account for applicable employees’ vacation credit in all material respect in accordance to Egyptian Law.

16.7 Except as set out in the Accounts, neither the Company nor its Subsidiaries have established any share incentive, share option or profit sharing plan for the benefit of its employees.

17.	The Accounts and Tax

The Company and its Subsidiaries have no liability in excess of US $100,000 in respect of Taxes (whether actual or contingent) for taxable periods covered by the Accounts or for taxable periods ending prior to the period covered by the Accounts, in each case that have not been paid or that are not adequately provided for in the Accounts or in respect of which the applicable statute of limitations has expired.

18.	Tax Events since the Accounts Date

Since the Accounts Date, no event has occurred that will result in the Company or any of its Subsidiaries becoming liable to pay or bear a Tax liability directly or primarily chargeable against or attributable to another person.

19.	Tax returns, disputes, audits, etc.

19.1 The Company and its Subsidiaries have filed or caused to be filed all Tax returns required to be filed by the Company and its Subsidiaries, and has supplied or caused to be supplied all material information required to be supplied to any revenue authority.

19.2 As of the date of this Agreement, there is no dispute or disagreement outstanding with any revenue authority regarding any liability for any Tax or duty (including in each case penalties or interest).

19.3 The Company and its Subsidiaries have not been notified in writing that it is subject to any Tax audit or investigation.

20.	Corporate Matters

20.1 The Company and its Subsidiaries have been duly incorporated and are validly existing under the laws of the relevant jurisdiction.

20.2 The Company has no subsidiary or an equity interest in any partnership or any shares in any company other than the Subsidiaries.

20.3 The copies of the Articles of Association of the Company and its Subsidiaries as delivered to the First Purchaser contemporaneously with the execution of this Agreement, are accurate and complete in all respects. The Company complies with its Articles of Association in all respects and none of the activities, agreements, commitments or rights of the Company is ultra vires or unauthorized, except where it could be cured.

20.4 The Company and its Subsidiaries have all corporate power and authority to own and lease their property and assets and to carry on their business as such business is now being conducted.

SCHEDULE 6:	ACCOUNTS

Copies of the Accounts have been delivered to the First Purchaser contemporaneously with the execution of this Agreement.

SCHEDULE 7:	WARRANTIES OF FIRST PURCHASER AND SECOND PURCHASER

1. Each of the First Purchaser and the Second Purchaser has the requisite power and authority to enter into and deliver this Agreement and the Escrow Agreement, to purchase the Shares which it is purchasing pursuant to this Agreement, to acquire Ownership of the First Purchaser Shares and Loan and the Second Purchaser Shares and Loan as provided in this Agreement, and to perform its obligations under this Agreement and the Escrow Agreement.

2. The execution and delivery of this Agreement and the completion of the transactions herein contemplated have been duly and validly authorized by all necessary action on behalf of the First Purchaser and the Second Purchaser.

3. This Agreement and the other documents to be delivered at Completion by the First Purchaser and the Second Purchaser have been duly and validly executed and delivered by such Party and constitute, or will constitute at Completion, as appropriate, binding obligations of such Party enforceable against such Party in accordance with their terms.

4. The execution and delivery of, and the performance by each of the First Purchaser and the Second Purchaser of its obligations under, this Agreement will not:

4.1 result in a breach of, or constitute a default under, any agreement material to the First Purchaser or the Second Purchaser and to which are a party or by which it or thus are bound; or

4.2 assuming receipt by the First Purchaser and the Second Purchaser of the Approval, result in a breach of any law, regulation, order, judgment or decree of any court or governmental agency or of an arbitral award to which such Party is a party or by which it or they are bound.

5. Each of the First Purchaser and the Second Purchaser confirm that they have conducted full technical, financial and legal due diligence on the Company prior to the signature of this Agreement.

6. Each of the First Purchaser and the Second Purchaser have received from the Sellers the Limited Due Diligence Report on Ridgewood Egypt for Infrastructure LLC dated February 11, 2008 prepared by Shalakany Law Office. All representations, warranties and covenants of the Sellers and of ZG and the Second Purchaser contained in this Agreement are qualified by the information set forth in such report.

SCHEDULE 8:	FORM OF ESCROW AGREEMENT

This Escrow Agreement (the “Agreement”) is made as of June 5, 2008.

AMONG:

(1) Ridgewood Near East Holdings, LLC, a limited liability company, established and organized under the laws of Delaware, having its registered offices at 947 Linwood Avenue, Ridgewood, New Jersey 07450, represented herein by Mr. Randall D. Holmes, in his capacity as the legal representative of Ridgewood Near East Holdings;

(2) RW Egyptian Holdings, LLC, a limited liability company, established and organized under the laws of New Jersey, having its registered offices at 947 Linwood Avenue, Ridgewood, New Jersey 07450, represented herein by Mr. Randall D. Holmes, in his capacity as the legal representative of Ridgewood Egyptian Holdings;

(collectively, the “First Party” or “Sellers”); and

(3) Horus Private Equity Fund III L.P., a Cayman Islands Limited Partnership having its registered office at c/o M&C Corporate Services Limited, P.O.Box 309G7 Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands managed by EFG-Hermes Private Equity and represented herein by Mr. Samer S. Yassa, in his capacity as the legal representative of the fund, referred to hereinafter as (the “Second Party” or “First Purchaser”); and

(4) Mariridge for Infrastructure Projects, an Egyptian joint stock company, whose registered office is at 26 Helmy Abd El Atti Street, Nasr City, Cairo, Egypt, represented herein by Mr. Zaki Girges, the Company’s legal representative, referred to hereinafter as (the “Second Purchaser”).

(5) HSBC Egypt, an Egyptian bank, with its head office located at          , registered with the Commercial Register under No.           , and represented herein by Mr.          , in his capacity as the legal representative of the bank, referred to hereinafter as (the “Escrow Agent”).

(6) Ridgewood Egypt for Infrastructure Projects LLC, an Egyptian limited liability company, commercial register No. 327201 issued on November 11, 1999, whose registered office is at 165 El Orouba Street, Heliopolis, Cairo, Egypt, represented herein by Mr. Zaki Girges, in his capacity as the General Manager, referred to hereinafter as (“the Company”)

(All the above parties shall be collectively referred to as the “Parties”)

WHEREAS

(A) Defined terms used herein shall have the meanings given such terms in the Sale and Purchase Agreement attached hereto (“Sale and Purchase Agreement”) unless otherwise defined herein;

(B) The Sellers Own First Purchaser Shares and Loan and the Second Purchaser Shares and Loan; and

(C) The First Purchaser and the Second Purchaser wish to acquire and the Sellers wish to agree on the mechanism of payment of the Share Purchase Price, the Loan Purchase Price and the Second Purchaser Payment between the First Purchaser, the Second Purchaser and the Sellers for the transfer of the First Purchaser Shares and Loan to the First Purchaser and the Second Purchaser Shares and Loan to the Second Purchaser and the delivery of certain documents to the First Purchaser on the terms of this Agreement and the Sale and Purchase Agreement dated June 5th, 2008 among the Sellers, the First Purchaser, the Second Purchaser and the Company (the “Purchase and Sale Agreement”).

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the Parties hereto agree as follows:

1. Appointment of the Escrow Agent The Sellers, First Purchaser, Second Purchaser and the Company hereby appoint and designate the Escrow Agent as escrow agent for the purpose set forth herein, and the Escrow Agent does hereby accept such appointment under the terms and conditions set forth herein.

2. Establishment of Escrow Account. Contemporaneously with the execution of this Escrow Agreement:

2.1 The Escrow Agent shall have opened an interest bearing escrow account for the purpose of this Agreement at its           Branch, subject to the terms and conditions of this Agreement (the “Escrow Account”).

2.2 The First Purchaser and Second Purchaser shall deposit with the Escrow Agent and the Escrow Agent shall hold in the Escrow Account, subject to the terms and conditions hereof, an amount of Twenty Seven Million Five Hundred Thousand US Dollars (US$27,500,000) (the “Purchase Price”) .

2.3 The First Purchaser shall deposit with the Escrow Agent, and the Escrow Agent shall hold in the Escrow Account, subject to the terms and conditions hereof the payment of an amount of Two Million US Dollars (US$2,000,000) (the “Second Purchaser Payment”) in the Escrow Account.

3. Disposition and Termination.

3.1 Delivery of Documents Upon Completion under the Purchase and Sale Agreement, the Sellers, the Purchasers and the Company shall deliver to the Escrow Agent the Escrow Agent Certificate substantially in the form attached herewith as Annex B, together with the documents set out in Annex A.

3.2 Upon delivery of the Escrow Agent Certificate and the documents described in Annex A, the Escrow Agent shall make deliveries as follows: (i) the Purchase Price deposited in the Escrow Account shall be delivered to the Sellers or a designee thereof; (ii) the Second Purchaser Payment shall be delivered to the Second Purchaser and (iii) the documents described in Annex A shall be delivered to the First Purchaser.

In this event the Escrow Agent shall, simultaneously with payment of the Share Purchase Price and the Loan Purchase Price to the Sellers and the Second Purchaser Payment to the Second Purchaser, pay the interest accrued on the Purchase Price, and the Second Purchaser Payment to the First Purchaser.

In such event, the payment to the Sellers of the Purchase Price shall be on the following account(s):

• USD 27,500,000 by wire transfer to Ridgewood Renewable Power LLC. In:

Account Name: Ridgewood Renewable Power LLC
Account No.:

Bank Name:	Wachovia Bank
Summit, NJ

ABA (wire) 031201467
ABA (ACH) 031100225

and the Second Purchaser Payment shall be paid to the Second Purchaser on the following account:

• USD 2,000,000 to:

Commercial International Bank (Egypt) SAE
4, Farid Street (off El Thawra St.)
Heliopolis — Cairo — Egypt
Swift Code: CIB EEG CX081
For Credit to the Account of Zaki Yousif Girges
Account No.:

Notwithstanding the foregoing, the Escrow Agent shall immediately and automatically return the Share Purchase Price, the Loan Purchase Price and the Second Purchaser Payment, with any incurred interest thereon to the First Purchaser upon the passage of 90 calendar days, from the date hereof, without receipt of the Escrow Agent Certificate and the documents listed in Annex A of this Agreement, unless it has received written instructions signed by the Second Purchaser and the First Purchaser advising the Escrow Agent to act otherwise. In such event, return of the Purchase Price and the Second Purchaser Payment to the First Purchaser in addition to any interest accrued thereon shall be made by the Escrow Agent to the First Purchaser on the following account:

Bank Name	:	Arab African International Bank
Address	:	5 Midan Al Saray Al Koubra — Garden City
Account Name	:	Horus Private Equity Fund III LP
Account Number	:
Swift Code	:	ARAIEGCX
Correspondent in USD JP Morgan New York Swift Code	:	CHAS US 33
Account No.	:

4. Duties of Escrow Agent

The Escrow Agent undertakes to perform only those duties which are expressly set forth in this Agreement on its part.

The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Escrow Agreement and no other or further duties or responsibilities shall be implied. The Escrow Agent shall not have any liability under, nor duty to inquire into the terms and provisions of any agreement or instructions, other than as outlined in this Escrow Agreement.

The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document.

5. Payment to the Escrow Agent

Upon execution of this Escrow Agreement, First Purchaser and the Sellers shall pay the Escrow Agent, in equal proportion (i.e., fifty-fifty), the compensation for services to be rendered by the Escrow Agent in connection with the preparation, execution, performance, delivery of this Escrow Agreement. The fees of the Escrow Agent shall be USD $10,000 and shall be paid by the First Purchaser and the Sellers on the date of this Escrow Agreement. To the extent that the Escrow Agreement remains in effect for more than 90 days, additional fees shall be payable at the rate of US$3,500 per month, payable on the first day of the month in equal proportion by First Purchaser and Sellers.

6. Term of Escrow Agreement

This Escrow Agreement shall remain in full force and effect from the date of execution until the occurrence of one of the events outlined in Article 3 herein.

7. Notices

All notices and communications hereunder shall be in writing and shall be deemed to be duly served if sent by registered mail, return receipt requested, as follows:

If to the Escrow Agent:

(ii) If to First Purchaser:

Horus Private Equity Fund III, L.P
c/o M&C corporate Services Limited
P.O.Box 309G7, Ugland House
South Church Street, George Town
Grand Cayman, Cayman Islands

If to Sellers:

Ridgewood Near East Holding LLC
RWEgyptian Holdings LLC
c/o Ridgewood Renewable Power LLC
947 Linwood Ave.
Linwood, , New Jersey 07450 U.S.A
Attn: Robert E. Swanson

(with a copy to)
Day Pitney LLC
7 Times Square New York, N.Y. 0036 U.S.A.
Attn: Frank Lawatsch JR.E&G

If to the Second Purchaser:

Zaki Yousif Girges
165 El Orouba Street
Heliopolis, Cairo, Egypt

or at such other address as any of the parties may have furnished to the other parties in writing by registered mail, return receipt requested. Any such notice or communication served in the manner specified in this Article 7 shall be deemed to have been served as of the date of its receipt.

8. Waiver; Modification

The provisions of this Escrow Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a written document signed by all of the Parties hereto.

9. Assignment

Neither this Escrow Agreement nor any right or interest hereunder may be assigned in whole or in part by any party without the prior written consent of the other Parties.

10. Governing Law

This Escrow Agreement shall be governed by and construed in accordance with the laws of the Arab Republic of Egypt.

11. Limitation of Liability

The First Purchaser, the Sellers and the Second Purchaser recognize that the Escrow Agent shall not be held liable, in case of and breach of the First Purchaser, the Seller and/or the Second Purchaser under this Agreement.

12. Dispute Resolution.

All disputes arising out of or in connection with this Agreement including the breach, termination, validity and or implementation thereof, shall be finally settled by arbitration under the Rules of Arbitration of the International Chamber of Commerce (“ICC”) then in effect (the “Rules”) in Paris, France. The arbitral tribunal shall be composed of three arbitrators appointed as follows:

1. The Sellers shall collectively appoint one co-arbitrator and the Purchasers shall collectively appoint one co-arbitrator. The said co-arbitrators shall appoint the chairman of the arbitral tribunal.

2. In case of failure to appoint any member of the arbitral tribunal , the ICC court of arbitration shall be the appointing authority.

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement on the date and year first above written.

The Escrow Agent

The First Purchaser

The Sellers

The Second Purchaser

The Company

Annex A

List of Documents to be delivered to the Escrow Agent

1 — The Minutes of the Extraordinary General Shareholders Meeting approving the transfer of the First Purchaser Shares from the Sellers to the Second Purchaser Shares, duly ratified by the General Authority for Investment and Free Zones substantially in the form attached herewith as Annex (C).

2 — Original Ledger of Ownership of Quotas of the Company evidencing the transfer of the First Purchaser Shares from the Sellers to the First Purchaser and the Second Purchaser Shares to the Second Purchaser as signed by the manager of the Company and stamped with the Company’s seal.

3 — A Certificate from the General Counsel of the Sellers to the effect that the sale of the First Purchaser Shares and the Second Purchaser Shares has been approved by the Sellers’ shareholders substantially in the form attached herewith as Annex (D).

Annex B

Form of Escrow Agent Certificate

Dear Sirs,

Re.: Escrow Agent Certificate

Reference is made to the Escrow Agreement dated June, 2008 signed by the Sellers, the Purchasers and the Company (the “Escrow Agreement”).

Capitalized terms used herein shall have the same meaning ascribed to them in the Escrow Agreement.

In accordance with the Escrow Agreement:

(i)	This certificate is the “Escrow Agent Certificate” referred to in Annex B of the Escrow Agreement;.

(ii)	Together with this Escrow Certificate, the Company hereby makes delivery to the Escrow Agent of the documents described in Annex A to the Escrow Agreement;

(iii)	The Purchasers, the Sellers and the Company hereby confirm that all of the completion conditions of the Sale and Purchase Agreement have been satisfied or waived and that the Escrow Agent is hereby authorized and divested as follows:

(a)	To deliver the Purchase Price to the Sellers as provided in Section 3.2 (i) of the Escrow Agreement.

(b)	To deliver the Second Purchaser Payment to the Second Purchaser as provided in Section 3.2 (ii) of the Escrow Agreement;

(c)	To make delivery of the documents described in Annex A of the Escrow Agreement to the First Purchaser.

(d)	To the extent that there are any funds remaining in the Escrow account after giving effect to the deliveries of funds to the Sellers and the Second Purchaser in Clauses (iii)(a) and (b) above, the Escrow Agent is authorized to deliver such remaining funds to the First Purchaser as contemplated in Section 3.2 of the Escrow Agreement.

(e)	Upon the performance by the Escrow Agent of the actions described in clauses (iii)(a), (b) (c) and (d) above of this Escrow Agent Certificate, the Escrow Agent shall have fully discharged it obligations under the Escrow Agreement

Very truly yours,

The First Purchaser

The Second Purchaser

The Sellers

The Company

Annex C

Form of the Extraordinary General Shareholders Meeting

Minutes of Meeting
of the Extraordinary General Shareholder Meeting
Of Ridgewood Egypt for Infrastructure Company
A Limited Liability Company
Convened on

Upon the invitation sent by Mr. Zaki Yousif Girges, in his as the Manager of the Company to all the shareholders, the General Authority for Investment and Free Zones and the Company’s Auditor on          , the Extraordinary General Shareholders Meeting of Ridgewood Egypt for Infrastructure Company, a limited liability company convened on           at      (hours) at the premises of the Company located at 165 Orouba Street, Nozha Station, Heliopolis, Cairo to review the following Agenda:

1. Amend Article (5) of the Articles of Incorporation of the Company.

2. Any new matter arises during the Meeting.

The Meeting was attended by:

•	Mr. , on behalf of the General Authority for Investment and Free Zones.

•	Mr. , on behalf of PriceWaterhouse Coopers, by virtue of an authorization dated .

•	Mr. , on behalf of Ridgewood Near East Holdings, by virtue of an authorization dated .

•	Mr. , on behalf of RW Egyptian Holdings, by virtue of an authorization dated .

Percentage of attendance is 100%.

The Meeting was presided by the Manager of the Company and Mr.          , has been appointed as secretary of the Meeting and Messrs.           and           have been appointed as vote supervisors.

The appointments have been approved.

The Chairman of the Meeting opened the Meeting according to the Agenda and the following have been discussed:

•	Whereas, RW Egyptian Holdings and Ridgewood Near East Holdings have purchased the entire shares on January 19, 2001, thus they become the actual owners of the shares.

•	Whereas the Extraordinary General Shareholders Meeting of the Company approved the amendment of Article (5) of the Articles of Incorporation of the Company to prove that the two companies become shareholders in the Company, which was ratified by the General Authority for Investment and Free Zones on May 10, 2001.

•	Whereas, the security entities have objected to the names of the two shareholders and as the two shareholders have sold their shares in the Company to and Mariridge for Infrastructure Company, SAE, therefore the Extraordinary General Shareholders Meeting has unanimously approved the following resolutions:

Resolution I

Approve the amendment of Article (5) of the Articles of Incorporation of the Company to read as follows:

Article (5) Before Amendment

The capital of the Company has been set at L.E 2,000,000 (two million Egyptian pounds) divided into (20000) shares of a respective value of L.E 100 (one Hundred Egyptian pounds) each. All shares are cash shares and they are divided as follows:

Name & Nationality	No. of Shares	Value	Currency	%

Zaki Yousif Girges — Egyptian	200	20,000	EGP	1%
Hussein Mohamed Kortam — Egyptian	19800	1,980,000	EGP	99%
TOTAL	20000	2,000,000	EGP	100%

Article (5) After Amendment

The capital of the Company has been set at L.E 2,000,000 (two million Egyptian Pounds) divided into (20000) shares of a respective value of L.E 100 (one Hundred Egyptian Pounds) each. All shares are cash shares and they are divided as follows:

Name & Nationality	No. of Shares	Value	Currency	%

	17000	1,700,000	EGP	85%
Mariridge for Infrastructure	3000	300,000	EGP	15%
TOTAL	20000	2,000,000	EGP	100%

As there was no other matter opened for discussion, the Extraordinary General Shareholders Meeting was adjourned at      (hours).

The Extraordinary General Shareholders Meeting has authorized Messrs. Mohamed Abdel Halim Shaker and Sherif Aly El Din Hassan, attorneys-at-law at Shalakany Law Office, jointly and/or severally to carry out the necessary procedures before the governmental and non-governmental entities, including without limitation, the General Authority for Investment and Free Zones, the Notary Public Offices to ratify the Extraordinary General Shareholders Meeting and amend the Commercial Registration of the Company, as well as suspend any of the legal procedures or withdraw the Minutes of the Extraordinary General Shareholders Meeting before ratification from the General Authority for Investment and Free Zones.

Vote Supervisors

Secretary

Company’s Auditor

The Chairman of the Meeting

Annex D

The General Counsel’s Certificate

To: Escrow Agent

Date: [          ]

Dear Sirs,

Certificate of General Counsel of Sellers

Escrow Agreement dated June   , 2008 between Ridgewood Near East Holdings, LLC, a Delaware limited liability company (“Ridgewood Near East”), RW Egyptian Holdings, LLC, a Delaware limited liability company (“RW” and, collectively with Ridgewood Near East, the “Sellers”), Horus Private Equity Fund III, L.P, (the “First Purchaser”), Mariridge for Infrastructure Projects, an Egyptian joint stock company (the “Second Purchaser” and, collectively with the First Purchaser, the “Purchasers”)and Ridgewood for Infrastructure, an Egyptian Limited Liability Company (the “Company”).

Reference is made to the above mentioned escrow agreement (the “Escrow Agreement”) terms capitalized in this letter shall, unless the context requires otherwise, have the same meaning as set out in the Escrow Agreement.

I, Daniel Gulino, hereby certify as follows:

(i) This Certificate is the “Certificate of General Counsel of the Sellers” referred to in item 3 of Annex A of the Escrow Agreement;

(ii) I am the duly appointed Senior Vice President and General Counsel of the Sellers; and

(iii) I hereby confirm that all necessary approvals of the Ridgewood Electric Power Trust V, Ridgewood Power Growth Fund and the Ridgewood Egypt Fund (and their affiliates) necessary to authorize the Sellers to consummate the transactions contemplated by the Sale and Purchase Agreement have been duly obtained in accordance with the Declarations of Trust or other governing documents of each such entity and in accordance with the Laws of the United State, the State of Delaware and any other applicable law of any State in the United States.

Yours faithfully

Name:

Signature:

For and on behalf of the Sellers

SCHEDULE 9:  COMPANY LOAN AGREEMENT

This Loan Agreement is made this 5th day of June, 2008.

By and Between:

1 — HORUS PRIVATE EQUITY FUND III L.P, a Cayman Islands Limited Partnership having its head office at c/o M&C Corporate Services Limited, P.O.Box 309G7 Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands. (hereinafter referred to as the “Lender”).

First Party

and

2 — Ridgewood Egypt for Infrastructure LLC (“REFI”) an Egyptian Limited Liability company, having its head office at 165, El Orouba Street, Heliopolis, Cairo, Egypt.
(hereinafter referred to as the “Borrower”)

Second Party

Whereas:

a)	The Lender has agreed to provide the Borrower with a loan of US$2 million.

b)	The Lender has agreed to make the loan available to the Borrower upon and subject to the terms and conditions of this Agreement.

Now, therefore, it is hereby agreed as follows:

1.  The Loan:

1.1 Upon and subject to the terms and conditions of this Agreement, the Lender agrees to lend and the Borrower agrees to borrow US$2,000,000.00 (the “Loan”).

1.2 The proceeds of the Loan shall be applied by the Borrower in or financing general corporate operations, including purchase of equipment and working capital.

2.  Drawdown:

Within ten days after the date of this Agreement, the Lender will advance the full amount of the Loan to the Borrower by issue transfer of immediately available funds to Borrower’s Bank, as follows:

Commercial International Bank (Egypt) SAE
CIB — ALNASR
Building 14, Ramo Residential Area
El Nasr Road — Nasr City — Cairo — Egypt
Swift Code: CIB EEG CX020
For Credit to the Account of Ridgewood Egypt for Infrastructure
Account No.:

3.  Term and Interest; Repayment:

3.1 The term of this Agreement shall be two years starting on the date the Loan is made and ending on the second anniversary of the date the Loan is made (the “Maturity Date”).

3.2 The Borrower shall repay the Loan in monthly installments as follows:

(a)	For the first 90 days after the Loan is made, no payments are due;

(b)	Commencing on the 120th day after the Loan is made, and continuing on the same day of each month thereafter for the succeeding 17 months, the Borrower shall pay monthly installments in the amount of US$123,117. This payment amount represents the amount of constant blended payments of principal and interest necessary to amortize the principal amount of US$2,050,000 over 18 months with interest at 10% per annum.

3.3 The Loan may be prepaid in whole or in part at any time without penalty.

4.	Payment Instructions:

4.1 All payments to be made by the Borrower hereunder shall be made in US$ on the due date by transfer of immediately available funds to the Lender’s account No.            with           Bank.

4.2 Whenever any payment hereunder, shall become due on a day which is not a business day, the due date thereof shall be extended to the next succeeding business day unless such business day falls in the next calendar month, in which event such due date shall be the immediately preceding business day. During any extension of the date for payment, interest shall be payable on the amount due at the rate payable on such due date.

5.	Acceleration of the Loan:

In the event that the Borrower shall fail to make full payment of the amounts of principal and interest on the Loan when due as set forth in Section 3.3(b) above for two consecutive months, then the Lender may, by written notice to the Borrower, accelerate the Maturity Date of the Loan to the date of such written notice from Lender to Borrower. Upon any such acceleration by the Lender, the total outstanding amount of principal of the Loan shall become immediately due and payable, together with any amount of interest thereon accrued through the date of such notice of acceleration.

6.	Representation and Warranties:

The Borrower hereby makes the following representations and warranties for the benefit of the Lender.

7.1 The Borrower has the power to enter into and perform this Agreement and to borrow hereunder.

7.2  This Agreement, when duly executed and delivered hereunder will constitute, the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms.

7.3  The making, delivery and performance of this Agreement does not and will not violate in any respect any provision of (i) any law or regulation or any order or decree of any governmental authority or agency or of any court or (ii) any mortgage, contract or other understanding to which the Borrower is a party or which is binding upon the Borrower.

7.	General Provisions:

7.1 Any notice communication under this Agreement shall be legally binding if sent in writing to the addresses given herein, unless such address has been changed and the other party has been given notice by registered mail of such change of address.

If to the Borrower

Ridgewood Egypt for Infrastructure LLC
165 El Orouba St.
Heliopolis, Cairo, Egypt
Attn: Mr. Zaki Girges

(with a copy to)
Ridgewood Renewable Power LLC
947 Linwood Avenue
Ridgewood, New Jersey 07450
U.S.A.
Attn: Robert E. Swanson, Chairman

If to the Lender

Horus Private Equity Fund III, L.P
c/o M&C corporate Services Limited
P.O.Box 309G7, Ugland House
South Church Street, George Town
Grand Cayman, Cayman Islands

7.2 This Agreement shall be governed by Egyptian Law and any dispute arising thereunder shall be subject to the jurisdiction of the Cairo courts.

8.	Counterparts:

This Agreement has been drawn in two copies; each has the same force and effect.

First Party	Second Party

The Lender	The Borrower

By:	By:

Name:	Name:

Title:	Title:

SCHEDULE 10:  ARTICLES OF ASSOCIATION OF THE COMPANY AND ITS SUBSIDIARIES

Copies of the Articles of Association of the Company and its Subsidiaries have been delivered to the First Purchaser contemporaneously with the execution of this Agreement.

SCHEDULE 11:  FORM OF PURCHASERS’ COMPLETION CERTIFICATE

To: The Sellers

Date:

Dear Sirs,

Certificate of First Purchaser and Second Purchaser

Sale and Purchase Agreement dated June 5, 2008 between Ridgewood Near East Holdings, LLC, a Delaware limited liability company (“Ridgewood Near East”), RW Egyptian Holdings, LLC, a Delaware limited liability company (“RW” and, collectively with Ridgewood Near East, the “Sellers”), Horus Private Equity Fund III L.P, (the “First Purchaser”), Mariridge for Infrastructure Projects, an Egyptian joint stock company (the “Second Purchaser” collectively with the First Purchaser, the “Purchasers”), and Ridgewood for Infrastructure, an Egyptian Limited Liability Company (the “Company”) (the “Agreement”).

Terms capitalized in this Certificate shall, unless the context requires otherwise, have the same meaning as set out in the Agreement.

1.	The First Purchaser and the Second Purchaser hereby certify that:

(a) This Certificate is the “Purchasers Completion Certificate” referred to in the Agreement;

(b) The representations and warranties of the First Purchaser and the Second Purchaser as set forth in Schedule (7) of the Agreement are true and accurate in all material respects as of the date hereof, and

(c) Each of the First Purchaser and Second Purchaser have performed in all material respects all of the obligation, convents, and agreements required to be performed prior to the date hereof by each of them under the Agreement including, in particular, the deposit of the Purchase Price under the Escrow Agreement.

2.  The First Purchaser confirms that all of the Completion conditions relative to the First Purchaser as set forth in Schedule (4) of the Agreement have been satisfied or waived, and that the First Purchaser has executed and delivered the Escrow Agent Certificate.

3.  The Second Purchaser confirms that Second Purchaser has executed and delivered the Escrow Agent Certificate.

Yours faithfully,

Name:	Name:

Signature:	Signature:

For and on behalf of the First Purchaser	For and on behalf of the Second Purchaser

SCHEDULE 12:  FORM OF CERTIFICATE OF GENERAL COUNSEL

To: First Purchaser

Date:

Dear Sirs,

Certificate of General Counsel of Sellers

Sale and Purchase Agreement dated June 5, 2008 between Ridgewood Near East Holdings, LLC, a Delaware limited liability company (“Ridgewood Near East”), RW Egyptian Holdings, LLC, a Delaware limited liability company (“RW” and, collectively with Ridgewood Near East, the “Sellers”), Horus Private Equity Fund III L.P, (the “First Purchaser”), Mariridge for Infrastructure Projects, an Egyptian joint stock company (the “Second Purchaser” collectively with the First Purchaser, the “Purchasers”), and Ridgewood for Infrastructure, an Egyptian Limited Liability Company (the “Company”) (the “Agreement”).

Terms capitalized in this Certificate shall, unless the context requires otherwise, have the same meaning as set out in the Agreement.

I, Daniel V. Gulino, hereby certify as follows:

1.  I am the duly appointed Senior Vice President and General Counsel of the Sellers.

2.  All consents of shareholders of Ridgewood Electric Power Trust V, Ridgewood Power Growth Fund and the Ridgewood Egypt Fund and all other shareholders consents necessary to authorize the Sellers to consummate the transaction contemplated by the Agreement have been obtained in accordance with the Declaration of Trust (or other organizational documents) of each such entities, and in accordance with the Laws of the United States, the State of Delaware and any other applicable law of any other State of the United States.

Yours faithfully,

Name:
Signature:

For and on behalf of the Sellers

SCHEDULE 13:  FORM OF SELLERS’ COMPLETION CERTIFICATE

To: The First Purchaser

Date:

Dear Sirs,

Certificate of Sellers

Sale and Purchase Agreement dated June 5, 2008 between Ridgewood Near East Holdings, LLC, a Delaware limited liability company (“Ridgewood Near East”), RW Egyptian Holdings, LLC, a Delaware limited liability company (“RW” and, collectively with Ridgewood Near East, the “Sellers”), Horus Private Equity Fund III L.P, (the “First Purchaser”), Mariridge for Infrastructure Projects, an Egyptian joint stock company (the “Second Purchaser” collectively with the First Purchaser, the “Purchasers”), and the Company (the “Agreement”).

Terms capitalized in this letter shall, unless the context requires otherwise, have the same meaning as set out in the Agreement.

1.	Each of the Sellers hereby certify that:

(a) This Certificate is the “Sellers Completion Certificate” referred to in the Agreement;

(b) The representation and warranties of the Sellers as set forth in Schedule (3) of the Agreement are true and accurate in all material respects as of the date hereof, and

(c) Each of the Sellers has performed in all material respects all of the obligations and agreements required to be performed prior to the date hereof by each of them under the Agreement.

2.  Each of the Sellers confirms that all of the Completion conditions relative to the Sellers as set forth on Schedule (4) of the Agreement have been satisfied or waived and that the Sellers have executed and delivered the Escrow Agent Certificate.

Yours faithfully

Name:	Name:

For and on behalf of the Ridgewood Near East Holdings, LLC	For and on behalf of the RW Egyptian Holdings LLC.

SCHEDULE 14:  FORM OF ZG AND SECOND PURCHASER COMPLETION CERTIFICATE

To: First Purchaser

Date:

Dear Sirs,

Certificate of ZG and Second Purchaser

Sale and Purchase Agreement dated June 5, 2008 between Ridgewood Near East Holdings, LLC, a Delaware limited liability company (“Ridgewood Near East”), RW Egyptian Holdings, LLC, a Delaware limited liability company (“RW” and, collectively with Ridgewood Near East, the “Sellers”), Horus Private Equity Fund III L.P, (the “First Purchaser”), Mariridge for Infrastructure Projects, an Egyptian joint stock company (the “Second Purchaser” collectively with the First Purchaser, the “Purchasers”), and Ridgewood for Infrastructure, an Egyptian Limited Liability Company (the “Company”) (the “Agreement”).

Terms capitalized in this Certificate shall, unless the context requires otherwise, have the same meaning as set out in the Agreement.

1.	ZG and the Second Purchaser hereby certify that:

(a) This Certificate is the ZG and Second Purchaser “Completion Certificate” referred to in the Agreement;

(b) The representations and warranties of ZG and the Second Purchaser as set forth in Schedule (5) of the Agreement are true and accurate in all material respects as of the date hereof, and

(c) Each of ZG and the Second Purchaser have performed in all material respects all of the obligations, covenants and agreements required to be performed prior to the date hereof by each of them under the Agreement.

Yours faithfully,

Name:
Signature:

For and on behalf of the Second Purchaser

Name:     Zaki Girges
Signature:

SCHEDULE 15:	FORM OF THE MINUTES OF THE EXTRAORDINARY GENERAL SHAREHOLDERS MEETING

Minutes of Meeting
of the Extraordinary General Shareholder Meeting
Of Ridgewood Egypt for Infrastructure Company
A Limited Liability Company
Convened on

Upon the invitation sent by Mr. Zaki Yousif Girges, in his as the Manager of the Company to all the shareholders, the General Authority for Investment and Free Zones and the Company’s Auditor on          , the Extraordinary General Shareholders Meeting of Ridgewood Egypt for Infrastructure Company, a limited liability company convened on           at      (hours) at the premises of the Company located at 165 Orouba Street, Nozha Station, Heliopolis, Cairo to review the following Agenda:

1. Amend Article (5) of the Articles of Incorporation of the Company.

2. Any new matter arises during the Meeting.

The Meeting was attended by:

• Mr.          , on behalf of the General Authority for Investment and Free Zones.

• Mr.          , on behalf of PriceWaterhouse Coopers, by virtue of an authorization dated          .

• Mr.          , on behalf of Ridgewood Near East Holdings, by virtue of an authorization dated          .

• Mr.          , on behalf of RW Egyptian Holdings, by virtue of an authorization dated          .

Percentage of attendance is 100%.

The Meeting was presided by the Manager of the Company and Mr.          , has been appointed as secretary of the Meeting and Messrs.          and           have been appointed as vote supervisors.

The appointments have been approved.

The Chairman of the Meeting opened the Meeting according to the Agenda and the following have been discussed:

•	Whereas, RW Egyptian Holdings and Ridgewood Near East Holdings have purchased the entire shares on January 19, 2001, thus they become the actual owners of the shares.

•	Whereas the Extraordinary General Shareholders Meeting of the Company approved the amendment of Article (5) of the Articles of Incorporation of the Company to prove that the two companies become shareholders in the Company, which was ratified by the General Authority for Investment and Free Zones on May 10, 2001.

•	Whereas, the security entities have objected to the names of the two shareholders and as the two shareholders have sold their shares in the Company to and Marriage for Infrastructure Company, SAE, therefore the Extraordinary General Shareholders Meeting has unanimously approved the following resolutions:

Resolution I

Approve the amendment of Article (5) of the Articles of Incorporation of the Company to read as follows:

Article (5) Before Amendment

The capital of the Company has been set at L.E 2,000,000 (two million Egyptian pounds) divided into (20000) shares of a respective value of L.E 100 (one Hundred Egyptian pounds) each. All shares are cash shares and they are divided as follows:

Name & Nationality	No. of Shares	Value	Currency	%

Zaki Yousif Girges — Egyptian	200	20,000	EGP	1%
Hussein Mohamed Kortam — Egyptian	19800	1,980,000	EGP	99%
TOTAL	20000	2,000,000	EGP	100%

Article (5) After Amendment

The capital of the Company has been set at L.E 2,000,000 (two million Egyptian Pounds) divided into (20000) shares of a respective value of L.E 100 (one Hundred Egyptian Pounds) each. All shares are cash shares and they are divided as follows:

Name & Nationality	No. of Shares	Value	Currency	%

	17000	1,700,000	EGP	85%
Mariridge for Infrastructure	3000	300,000	EGP	15%
TOTAL	20000	2,000,000	EGP	100%

As there was no other matter opened for discussion, the Extraordinary General Shareholders Meeting was adjourned at      (hours).

The Extraordinary General Shareholders Meeting has authorized Messrs. Mohamed Abdel Halim Shaker and Sherif Aly El Din Hassan, attorneys-at-law at Shalakany Law Office, jointly and/or severally to carry out the necessary procedures before the governmental and non-governmental entities, including without limitation, the General Authority for Investment and Free Zones, the Notary Public Offices to ratify the Extraordinary General Shareholders Meeting and amend the Commercial Registration of the Company, as well as suspend any of the legal procedures or withdraw the Minutes of the Extraordinary General Shareholders Meeting before ratification from the General Authority for Investment and Free Zones.

Vote Supervisors

Secretary

Company’s Auditor

The Chairman of the Meeting

Annex B

ESCROW AGREEMENT
(as amended)

This Escrow Agreement (the “Agreement”) is made as of June 5, 2008.

AMONG:

(1) Ridgewood Near East Holdings, LLC, a limited liability company, established and organized under the laws of Delaware, having its registered offices at 947 Linwood Avenue, Ridgewood, New Jersey 07450, represented herein by Mr. Randall D. Holmes, in his capacity as the legal representative of Ridgewood Near East Holdings;

(2) RW Egyptian Holdings, LLC, a limited liability company, established and organized under the laws of New Jersey, having its registered offices at 947 Linwood Avenue, Ridgewood, New Jersey 07450, represented herein by Mr. Randall D. Holmes, in his capacity as the legal representative of Ridgewood Egyptian Holdings;

(collectively, the “First Party” or “Sellers”); and

(3) Horus Private Equity Fund III L.P., a Cayman Islands Limited Partnership having its registered office at c/o M&C Corporate Services Limited, P.O. Box 309G7 Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands managed by EFG-Hermes Private Equity and represented herein by Mr. Samer S. Yassa, in his capacity as the legal representative of the fund, referred to hereinafter as (the “Second Party” or “First Purchaser”); and

(4) Mariridge for Infrastructure Projects, an Egyptian joint stock company, whose registered office is at 26 Helmy Abd El Atti Street, Nasr City, Cairo, Egypt, represented herein by Mr. Zaki Girges, the Company’s legal representative, referred to hereinafter as (the “Second Purchaser”).

(5) HSBC Egypt, an Egyptian bank, with its head office located at 306 Kornish El Nile, Maadi registered with the Commercial Register under No. 218992 and represented herein by Mr. Amr Tharwat, in his capacity as the legal representative of the bank, referred to hereinafter as (the “Escrow Agent”).

(6) Ridgewood Egypt for Infrastructure Projects LLC, an Egyptian limited liability company, commercial register No. 327201 issued on November 11, 1999, whose registered office is at 165 El Orouba Street, Heliopolis, Cairo, Egypt, represented herein by Mr. Zaki Girges, in his capacity as the General Manager, referred to hereinafter as (“the Company”)

(All the above parties shall be collectively referred to as the “Parties”)

WHEREAS

(A) Defined terms used herein shall have the meanings given such terms in the Sale and Purchase Agreement attached hereto (“Sale and Purchase Agreement”) unless otherwise defined herein;

(B) The Sellers Own First Purchaser Shares and Loan and the Second Purchaser Shares and Loan; and

(C) The First Purchaser and the Second Purchaser wish to acquire and the Sellers wish to agree on the mechanism of payment of the Share Purchase Price, the Loan Purchase Price and the Second Purchaser Payment between the First Purchaser, the Second Purchaser and the Sellers for the transfer of the First Purchaser Shares and Loan to the First Purchaser and the Second Purchaser Shares and Loan to the Second Purchaser and the delivery of certain documents to the First Purchaser on the terms of this Agreement and the Sale and Purchase Agreement dated June 5th, 2008 among the Sellers, the First Purchaser, the Second Purchaser and the Company (the “Purchase and Sale Agreement”).

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the Parties hereto agree as follows:

1.	Appointment of the Escrow Agent.

The Sellers, First Purchaser, Second Purchaser and the Company hereby appoint and designate the Escrow Agent as escrow agent for the purpose set forth herein, and the Escrow Agent does hereby accept such appointment under the terms and conditions set forth herein.

2.	Establishment of Escrow Account.

Contemporaneously with the execution of this Escrow Agreement:

2.1 The Escrow Agent shall have opened an interest bearing escrow account for the purpose of this Agreement at its           Branch, subject to the terms and conditions of this Agreement (the “Escrow Account”).

2.2 The First Purchaser and Second Purchaser shall deposit with the Escrow Agent and the Escrow Agent shall hold in the Escrow Account, subject to the terms and conditions hereof, an amount of Twenty Seven Million Five Hundred Thousand US Dollars (US$27,500,000) (the “Purchase Price”).

2.3 The First Purchaser shall deposit with the Escrow Agent, and the Escrow Agent shall hold in the Escrow Account, subject to the terms and conditions hereof the payment of an amount of Two Million US Dollars (US$2,000,000) (the “Second Purchaser Payment”) in the Escrow Account.

3.	Disposition and Termination.

3.1 Delivery of Documents Upon Completion under the Purchase and Sale Agreement, the Sellers, the Purchasers and the Company shall deliver to the Escrow Agent the Escrow Agent Certificate substantially in the form attached herewith as Annex B, together with the documents set out in Annex A.

3.2 Upon delivery of the Escrow Agent Certificate and the documents described in Annex A, the Escrow Agent shall make deliveries as follows: (i) the Purchase Price deposited in the Escrow Account shall be delivered to the Sellers or a designee thereof; (ii) the Second Purchaser Payment shall be delivered to the Second Purchaser and (iii) the documents described in Annex A shall be delivered to the First Purchaser.

In this event the Escrow Agent shall, simultaneously with payment of the Share Purchase Price and the Loan Purchase Price to the Sellers and the Second Purchaser Payment to the Second Purchaser, pay the interest accrued on the Purchase Price, and the Second Purchaser Payment to the First Purchaser.

In such event, the payment to the Sellers of the Purchase Price shall be on the following account(s):

•	USD 27,500,000 by wire transfer to Ridgewood Renewable Power LLC. In:

Account Name: Ridgewood Renewable Power LLC
Account No.:

Bank Name:	Wachovia Bank
Summit, NJ
ABA (wire) 031201467
ABA (ACH) 031100225

and the Second Purchaser Payment shall be paid to the Second Purchaser on the following account:

•	USD 2,000,000 to:

Commercial International Bank (Egypt) SAE
4, Farid Street (off El Thawra St.)
Heliopolis — Cairo — Egypt
Swift Code: CIB EEG CX081
For Credit to the Account of Zaki Yousif Girges
Account No.:

Notwithstanding the foregoing, the Escrow Agent shall immediately and automatically return the Share Purchase Price, the Loan Purchase Price and the Second Purchaser Payment, with any incurred interest thereon to the First Purchaser upon the passage of 90 calendar days, from June 12, 2008 without receipt of the Escrow Agent Certificate and the documents listed in Annex A of this Agreement, unless it has received written instructions signed by the Second Purchaser and the First Purchaser advising the Escrow Agent to act otherwise. In such event, return of the Purchase Price and the Second Purchaser Payment to the First Purchaser in addition to any interest accrued thereon shall be made by the Escrow Agent to the First Purchaser on the following account:

Bank Name: Arab African International Bank
Address:   5 Midan Al Saray Al Koubra — Garden City
Account Name: Horus Private Equity Fund III LP
Account Number:
Swift Code: ARAIEGCX
Correspondent in USD JP Morgan New York
Swift Code: CHAS US 33
Account No.:

4.	Duties of Escrow Agent

The Escrow Agent undertakes to perform only those duties which are expressly set forth in this Agreement on its part.

The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Escrow Agreement and no other or further duties or responsibilities shall be implied. The Escrow Agent shall not have any liability under, nor duty to inquire into the terms and provisions of any agreement or instructions, other than as outlined in this Escrow Agreement.

The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document.

5.	Payment to the Escrow Agent

Upon execution of this Escrow Agreement, First Purchaser and the Sellers shall pay the Escrow Agent, in equal proportion (i.e., fifty-fifty), the compensation for services to be rendered by the Escrow Agent in connection with the preparation, execution, performance, delivery of this Escrow Agreement. The fees of the Escrow Agent shall be USD $10,000 and shall be paid by the First Purchaser and the Sellers on the date of this Escrow Agreement. To the extent that the Escrow Agreement remains in effect for more than 90 days, additional fees shall be payable at the rate of US$3,500 per month, payable on the first day of the month in equal proportion by First Purchaser and Sellers.

6.	Term of Escrow Agreement

This Escrow Agreement shall remain in full force and effect from the date of execution until the occurrence of one of the events outlined in Article 3 herein.

7.	Notices

All notices and communications hereunder shall be in writing and shall be deemed to be duly served if sent by registered mail, return receipt requested, as follows:

If to the Escrow Agent:

(i) If to First Purchaser:

Horus Private Equity Fund III, L.P
c/o M&C corporate Services Limited
P.O.Box 309G7, Ugland House
South Church Street, George Town
Grand Cayman, Cayman Islands

If to Sellers:

Ridgewood Near East Holding LLC
RW Egyptian Holdings LLC
c/o Ridgewood Renewable Power LLC
947 Linwood Ave.
Linwood, New Jersey 07450 U.S.A
Attn: Robert E. Swanson

(with a copy to)
Day Pitney LLC
7 Times Square New York, N.Y. 0036 U.S.A.
Attn:Frank Lawatsch ESQ.

If to the Second Purchaser:

Zaki Yousif Girges
165 El Orouba Street
Heliopolis, Cairo, Egypt

or at such other address as any of the parties may have furnished to the other parties in writing by registered mail, return receipt requested. Any such notice or communication served in the manner specified in this Article 7 shall be deemed to have been served as of the date of its receipt.

8.	Waiver; Modification

The provisions of this Escrow Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a written document signed by all of the Parties hereto.

9.	Assignment

Neither this Escrow Agreement nor any right or interest hereunder may be assigned in whole or in part by any party without the prior written consent of the other Parties.

10.	Governing Law

This Escrow Agreement shall be governed by and construed in accordance with the laws of the Arab Republic of Egypt.

11.	Limitation of Liability

The First Purchaser, the Sellers and the Second Purchaser recognize that the Escrow Agent shall not be held liable, in case of and breach of the First Purchaser, the Seller and/or the Second Purchaser under this Agreement.

12.	Dispute Resolution.

All disputes arising out of or in connection with this Agreement including the breach, termination, validity and or implementation thereof, shall be finally settled by arbitration under the Rules of Arbitration of the International Chamber of Commerce (“ICC”) then in effect (the “Rules”) in Paris, France. The arbitral tribunal shall be composed of three arbitrators appointed as follows:

1. The Sellers shall collectively appoint one co-arbitrator and the Purchasers shall collectively appoint one co-arbitrator. The said co-arbitrators shall appoint the chairman of the arbitral tribunal.

2. In case of failure to appoint any member of the arbitral tribunal , the ICC court of arbitration shall be the appointing authority.

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement on the date and year first above written.

The Escrow Agent shall be fully protected in acting on or relying upon any written notice, direction, request, instruction, waiver, consent, receipt or other document which the Escrow bank in good faith believes to have been signed and presented by the proper party or parties.

ESCROW AGENT

By:	/s/ Amr Tharwat
Name:     Amr Tharwat

Title:	Group Head — Corporate Banking

SELLERS

RIDGEWOOD NEAR EAST HOLDINGS LLC

By:	/s/ Randall D. Holmes
Name:     Randall D. Holmes

Title:	President

RW EGYPTIAN HOLDINGS, LLC

By:	/s/ Randall D. Holmes
Name:     Randall D. Holmes

Title:	President

FIRST PURCHASER

By:	/s/ Horus Private Equity Fund III, LP
Name:     Samer S. Yassa

Title:	Director

SECOND PURCHASER

By:	/s/ Zaki Yousif Girges
Name:     Zaki Yousif Girges

Title:	Manager

RIDGEWOOD EGYPT FOR INFRASTRUCTURE LLC

By:	/s/ Zaki Yousif Girges
Name: Zaki Yousif Girges

Title:	Mgn

MR. ZAKI GIRGES
Name: Zaki Yousif Girges

Signature:	/s/ Zaki Yousif Girges

Annex A

List of Documents to be delivered to the Escrow Agent

1 — The Minutes of the Extraordinary General Shareholders Meeting approving the transfer of the First Purchaser Shares from the Sellers to the Second Purchaser Shares, duly ratified by the General Authority for Investment and Free Zones substantially in the form attached herewith as Annex (C).

2 — Original Ledger of Ownership of Quotas of the Company evidencing the transfer of the First Purchaser Shares from the Sellers to the First Purchaser and the Second Purchaser Shares to the Second Purchaser as signed by the manager of the Company and stamped with the Company’s seal.

3 — A Certificate from the General Counsel of the Sellers to the effect that the sale of the First Purchaser Shares and the Second Purchaser Shares has been approved by the Sellers’ shareholders substantially in the form attached herewith as Annex (D).

Annex B

Form of Escrow Agent Certificate

Dear Sirs,

Re.:  Escrow Agent Certificate

Reference is made to the Escrow Agreement dated June, 2008 signed by the Sellers, the Purchasers and the Company (the “Escrow Agreement”).

Capitalized terms used herein shall have the same meaning ascribed to them in the Escrow Agreement.

In accordance with the Escrow Agreement:

(i) This certificate is the “Escrow Agent Certificate” referred to in Annex B of the Escrow Agreement;.

(ii) Together with this Escrow Certificate, the Company hereby makes delivery to the Escrow Agent of the documents described in Annex A to the Escrow Agreement;

(iii) The Purchasers, the Sellers and the Company hereby confirm that all of the completion conditions of the Sale and Purchase Agreement have been satisfied or waived and that the Escrow Agent is hereby authorized and divested as follows:

(a) To deliver the Purchase Price to the Sellers as provided in Section 3.2 (i) of the Escrow Agreement.

(b) To deliver the Second Purchaser Payment to the Second Purchaser as provided in Section 3.2 (ii) of the Escrow Agreement;

(c) To make delivery of the documents described in Annex A of the Escrow Agreement to the First Purchaser.

(d) To the extent that there are any funds remaining in the Escrow account after giving effect to the deliveries of funds to the Sellers and the Second Purchaser in Clauses (iii)(a) and (b) above, the Escrow Agent is authorized to deliver such remaining funds to the First Purchaser as contemplated in Section 3.2 of the Escrow Agreement.

(e) Upon the performance by the Escrow Agent of the actions described in clauses (iii)(a), (b) (c) and (d) above of this Escrow Agent Certificate, the Escrow Agent shall have fully discharged it obligations under the Escrow Agreement

Very truly yours,

The First Purchaser:

The Second Purchaser:

The Sellers:

The Company:

Annex C

Form of the Extraordinary General Shareholders Meeting

Minutes of Meeting
of the Extraordinary General Shareholder Meeting
Of Ridgewood Egypt for Infrastructure Company
A Limited Liability Company
Convened on

Upon the invitation sent by Mr. Zaki Yousif Girges, in his as the Manager of the Company to all the shareholders, the General Authority for Investment and Free Zones and the Company’s Auditor on          , the Extraordinary General Shareholders Meeting of Ridgewood Egypt for Infrastructure Company, a limited liability company convened on           at      (hours) at the premises of the Company located at 165 Orouba Street, Nozha Station, Heliopolis, Cairo to review the following Agenda:

1. Amend Article (5) of the Articles of Incorporation of the Company.

2. Any new matter arises during the Meeting.

The Meeting was attended by:

•	Mr. , on behalf of the General Authority for Investment and Free Zones.

•	Mr. , on behalf of PriceWaterhouse Coopers, by virtue of an authorization dated .

•	Mr. , on behalf of Ridgewood Near East Holdings, by virtue of an authorization dated .

•	Mr. , on behalf of RW Egyptian Holdings, by virtue of an authorization dated .

Percentage of attendance is 100%.

The Meeting was presided by the Manager of the Company and Mr.          , has been appointed as secretary of the Meeting and Messrs.           and           have been appointed as vote supervisors.

The appointments have been approved.

The Chairman of the Meeting opened the Meeting according to the Agenda and the following have been discussed:

•	Whereas, RW Egyptian Holdings and Ridgewood Near East Holdings have purchased the entire shares on January 19, 2001, thus they become the actual owners of the shares.

•	Whereas the Extraordinary General Shareholders Meeting of the Company approved the amendment of Article (5) of the Articles of Incorporation of the Company to prove that the two companies become shareholders in the Company, which was ratified by the General Authority for Investment and Free Zones on May 10, 2001.

•	Whereas, the security entities have objected to the names of the two shareholders and as the two shareholders have sold their shares in the Company to and Mariridge for Infrastructure Company, SAE, therefore the Extraordinary General Shareholders Meeting has unanimously approved the following resolutions:

Resolution I

Approve the amendment of Article (5) of the Articles of Incorporation of the Company to read as follows:

Article (5) Before Amendment

The capital of the Company has been set at L.E 2,000,000 (two million Egyptian pounds) divided into (20000) shares of a respective value of L.E 100 (one Hundred Egyptian pounds) each. All shares are cash shares and they are divided as follows:

Name & Nationality	No. of Shares	Value	Currency	%

Zaki Yousif Girges — Egyptian	200	20,000	EGP	1%
Hussein Mohamed Kortam — Egyptian	19800	1,980,000	EGP	99%
TOTAL	20000	2,000,000	EGP	100%

Article (5) After Amendment

The capital of the Company has been set at L.E 2,000,000 (two million Egyptian Pounds) divided into (20000) shares of a respective value of L.E 100 (one Hundred Egyptian Pounds) each. All shares are cash shares and they are divided as follows:

Name & Nationality	No. of Shares	Value	Currency	%

	17000	1,700,000	EGP	85%
Mariridge for Infrastructure	3000	300,000	EGP	15%
TOTAL	20000	2,000,000	EGP	100%

As there was no other matter opened for discussion, the Extraordinary General Shareholders Meeting was adjourned at      (hours).

The Extraordinary General Shareholders Meeting has authorized Messrs. Mohamed Abdel Halim Shaker and Sherif Aly El Din Hassan, attorneys-at-law at Shalakany Law Office, jointly and/or severally to carry out the necessary procedures before the governmental and non-governmental entities, including without limitation, the General Authority for Investment and Free Zones, the Notary Public Offices to ratify the Extraordinary General Shareholders Meeting and amend the Commercial Registration of the Company, as well as suspend any of the legal procedures or withdraw the Minutes of the Extraordinary General Shareholders Meeting before ratification from the General Authority for Investment and Free Zones.

Vote Supervisors

Secretary
Company’s Auditor
The Chairman of the Meeting

Annex D

The General Counsel’s Certificate

To: Escrow Agent

Date: [          ]

Dear Sirs,

Certificate of General Counsel of Sellers

Escrow Agreement dated June   , 2008 between Ridgewood Near East Holdings, LLC, a Delaware limited liability company (“Ridgewood Near East”), RW Egyptian Holdings, LLC, a Delaware limited liability company (“RW” and, collectively with Ridgewood Near East, the “Sellers”), Horus Private Equity Fund III, LP, (the “First Purchaser”), Mariridge for Infrastructure Projects, an Egyptian joint stock company (the “Second Purchaser” and, collectively with the First Purchaser, the “Purchasers “) and Ridgewood for Infrastructure, an Egyptian Limited Liability Company (the “Company”).

Reference is made to the above mentioned escrow agreement (the “Escrow Agreement”) terms capitalized in this letter shall, unless the context requires otherwise, have the same meaning as set out in the Escrow Agreement.

1, Daniel Gulino, hereby certify as follows:

(i) This Certificate is the “Certificate of General Counsel of the Sellers” referred to in item 3 of Annex A of the Escrow Agreement;

(ii) I am the duly appointed Senior Vice President and General Counsel of the Sellers; and

(iii) I hereby confirm that all necessary approvals of the Ridgewood Electric Power Trust V, Ridgewood Power Growth Fund and the Ridgewood Egypt Fund (and their affiliates) necessary to authorize the Sellers to consummate the transactions contemplated by the Sale and Purchase Agreement have been duly obtained in accordance with the Declarations of Trust or other governing documents of each such entity and in accordance with the Laws of the United State, the State of Delaware and any other applicable law of any State in the United States.

Yours faithfully

Name:
Signature:

For and on behalf of the Sellers

Annex C

INTER-FUND AGREEMENT EGYPT TRANSACTION

THIS INTER-FUND AGREEMENT (this “Agreement”) is entered into as of June 5, 2008, by and among The Ridgewood Power Growth Fund (“Growth”), Ridgewood Electric Power Trust V (“Trust V”), and Ridgewood Egypt Fund (“Egypt Fund”), each a Delaware trust, (Growth, Trust V and Egypt Fund referred to herein inclusively a “Trust” and collectively the “Trusts”) and Ridgewood Renewable Power LLC, a Delaware limited liability company, which is managing shareholder of each of the Trusts (the “Managing Shareholder”).

WHEREAS, Ridgewood Near East Holding LLC and its wholly-owned subsidiary RW Egyptian Holdings, LLC, each a Delaware limited liability company (referred to individually as a “Seller” and collectively as the “Sellers”) have entered an agreement as Sellers with Horus Private Equity Fund III L.P. and Mariridge For Infrastructure, as Buyers (the “Buyers” and each as a Buyer”), Mr. Zaki Girges and Ridgewood Egypt for Infrastructure LLC, an Egyptian limited liability company (the “Company”) dated as of June 5, 2008, for the sale and purchase of all the shares of the Company and loans made by the Sellers to the Company (the “Sale Agreement”);

WHEREAS, the Trusts wish to agree among themselves concerning certain matters related to the Sale Agreement and the transactions contemplated thereby or related thereto; and

WHEREAS, unless otherwise defined herein, the defined terms used herein shall have the meaning given those terms in the Sale Agreement.

NOW, THEREFORE, for and in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

ARTICLE I

EXPENSES

The parties agree that all expenses related to the Sale Agreement incurred by the Managing Shareholder, the Sellers, the Trusts, including but not limited to investment banking fees, expert fees, accountants’ fees, escrow fees, legal fees, and shareholder solicitation expenses shall be paid by the Trusts in the following percentages:

Trust V	14.1%
Growth	68.1%
Egypt Fund	17.8%

ARTICLE II

OTHER PAYMENTS

The Managing Shareholder is hereby authorized to allocate among the Trusts such other obligations related to the Sale Agreement, as shall be necessary or appropriate in its sole discretion but in good faith. The Managing Shareholder’s determination shall be binding on all the Trusts in the absence of manifest error. The Managing Shareholder shall allocate among the Trusts, in accordance with their proportional share of the Purchase Price, unless the Managing Shareholder determines the facts and circumstances dictate otherwise in its reasonable determination.

ARTICLE III

MISCELLANEOUS

3.1 No Third Party Beneficiaries.  This Agreement does not confer any rights or remedies upon anyone other than the parties hereto and their respective successors and permitted assigns.

3.2 Entire Agreement.  This Agreement together with the Sale Agreement and the Escrow Agreement is the entire agreement among the parties relating to the subject matter of this Agreement. It supersedes any prior understandings, agreements or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

3.3 Successors; Assignment.  This Agreement shall be binding upon the parties hereto and inure to their benefits and the benefits of their respective successors and permitted assigns. None of the parties hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties.

3.4 Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

3.5 Governing Law; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without giving effect to any choice of law or conflict of laws provision or rule. Each party submits to the jurisdiction of any state or federal court sitting in New Jersey in any action or proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, and agrees not to bring any such action or proceeding in any other court.

3.6 Costs and Attorneys’ Fees.  All fees, costs and expenses of the prevailing party in any litigation of any disputes arising between any of parties hereto with respect to the enforcement of the provisions of this Agreement, including, but not limited to, reasonable attorneys’ fees, shall be paid by the losing party and shall be awarded to the prevailing party.

3.7 Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless it is in writing and signed by all of the parties hereto. No waiver by any of the parties hereto of any breach of this Agreement shall be deemed to extend to any prior or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege, and no waiver whatever shall be valid unless in writing signed by the party or parties to be charged and then only to the extent specifically set forth in such writing. All remedies, rights, powers and privileges afforded the parties to this Agreement shall be cumulative and shall not be exclusive of any remedies, rights, powers and privileges provided by law. Each party hereto may exercise all such remedies afforded to it in any order of priority.

3.8 Termination.  This Agreement shall survive and be in full force and effect so long as any of the parties’ obligations remain outstanding hereunder.

IN WITNESS WHEREOF, we have duly executed this Agreement as of the date first above written.

The Ridgewood Power Growth Fund
Ridgewood Electric Power Trust V
Ridgewood/Egypt Fund

By:	/s/ Randall D. Holmes
Ridgewood Renewable Power LLC, solely
in its capacity as Managing Shareholder

AGREED as of the date first above written

Ridgewood Renewable Power LLC, solely in its
capacity as Managing Shareholder of
The Ridgewood Power Growth Fund,
Ridgewood Electric Power Trust V,
Ridgewood/Egypt Fund

By:	/s/ Jeffrey H. Strasberg

Annex D

PLAN OF DISSOLUTION AND LIQUIDATION
OF
THE RIDGEWOOD POWER GROWTH FUND

This Plan of Dissolution and Liquidation (this “Plan”) is entered into by The Ridgewood Power Growth Fund, a statutory trust formed under the laws of the State of Delaware (the “Fund”), by Ridgewood Renewable Power LLC, not in its individual capacity, but solely as Managing Shareholder (the “Managing Shareholder”) of the Fund, in accordance with the Delaware Statutory Trust Act (the “Trust Act”), and the applicable terms and conditions of the Declaration of Trust of the Fund dated as of January 4, 1998, as amended and in effect from time to time (the “Declaration”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Declaration.

1. Effectiveness.  Pursuant to Section 14.1 of the Declaration, this Plan shall become effective at such time as all or substantially all of the Fund Property has been sold. The Managing Shareholder has determined that the sale (the “Sale”) contemplated by the Sale and Purchase Agreement, dated as of June 5, 2008, by and among Ridgewood Near East Holdings LLC and RW Egyptian Holdings, LLC, as the Sellers, Horus Private Equity Fund III, L.P. and Mariridge for Infrastructure Projects, as the Purchasers, Mr. Zaki Girges and Ridgewood Egypt for Infrastructure LLC, constitutes, when the Sale contemplated thereby is consummated, is a sale of substantially all of the Fund Property. Therefore, this Plan shall become effective as of the date the Sale is consummated (the “Effective Time”). This Plan shall remain in effect until terminated as provided in Section 11 of this Plan.

2. Dissolution.  At the Effective Time, the Fund shall enter into dissolution and thereupon its affairs shall be wound up in accordance with the provisions of this Plan, the applicable terms of the Declaration, the Trust Act and the laws of the State of Delaware.

3. Winding Up.

(a) The Managing Shareholder shall act as liquidating Managing Shareholder and shall have the sole authority to conduct the winding up of the business and affairs of the Fund. Following the Effective Date, the Managing Shareholder shall proceed to liquidate the then-existing Fund Property on such terms as the Managing Shareholder in its sole determination deems to be in the best interests of the Fund, without the requirement for any votes or consents of the Investors, except as expressly provided for herein. Such liquidation shall be accomplished within a reasonable period, in the Managing Shareholder’s sole determination, after the Effective Time.

(b) In connection with the winding up of the Fund, the Managing Shareholder shall cause the proceeds of the sale or other disposition of the Fund Property to be paid or distributed (or shall make reasonable provision for the payment thereof) consistent with the provisions of Section 8.1(g) of the Declaration and subject to Section 6 of this Plan. Liquidating distributions to Shareholders shall be paid to each Shareholder who is the record holder of shares of the Fund, as shown on books of the Fund, on the record distribution date selected by the Managing Shareholder. No interest shall be paid or accrued on liquidating distributions and all payments shall be subject to any applicable withholding fees or taxes.

4. Contingent Contribution Obligation.  As provided in Section 14.7 of the Declaration, upon or prior to making the first distribution in liquidation, the Managing Shareholder shall contribute to the capital of the Fund an amount equal to any deficit in the Capital Account of the Managing Shareholder, calculated immediately prior to the date of such distribution, to the extent not previously contributed.

5. Continued Effectiveness of Declaration.  The Declaration shall remain in full force and effect during the period of winding up and liquidation and until such time as the Fund is terminated. During the period of winding up and liquidation, without limitation, (i) the Shareholders shall continue to receive Net Cash Flow and share Profits or Losses for all tax and other purposes, in each case, as provided in, and in accordance with the terms of, the Declaration and (ii) the Managing Shareholder shall be entitled to continue to receive the Management Fee and any other fees or reimbursements properly payable to the Managing Shareholder under the applicable provisions of the Declaration.

6. Liquidating Trust.

(a) The Fund is currently both a plaintiff and a defendant in pending litigation matters. Unless all such matters and other claims, if any, by or against the Fund are settled or otherwise disposed of prior to the dissolution of the Fund and all other contingent liabilities and rights are resolved on or after the Effective Time, the Managing Shareholder may in its sole determination, on behalf of the Fund, establish a liquidating trust (“Liquidating Trust”) pursuant to a trust agreement in such form as approved by the Managing Shareholder (the “Liquidating Trust Agreement”) and assign to such Liquidating Trust, among other things, all rights, obligations and liabilities relating to, or associated with, the Fund’s then-pending litigation matters or other claims and rights. If the Managing Shareholder determines to establish a Liquidating Trust, it would do so subsequent to the sale of the then-existing Fund Property pursuant to Section 3 of this Plan, but prior to the filing of the certificate of cancellation of the Certificate of Trust of the Fund (the “Certificate of Cancellation”) pursuant to Section 7(b) of this Plan. Subject to the Liquidating Trust Agreement, promptly after its establishment, the Managing Shareholder may, on behalf of the Fund, assign to the Liquidating Trust:

(i)	from the assets of the Fund allotted for the payment or provision for payment of liabilities of the Fund as provided in Section 8.1(g)(1) of the Declaration or otherwise available, an amount reasonably determined by the Managing Shareholder to be sufficient to pay the costs and expenses anticipated to be incurred in connection with the maintenance and ultimate settlement or other disposition of then-pending litigation matters and any other claims or liabilities or rights involving the Fund and the costs and expenses of the maintenance, administration and subsequent wind-up of the Liquidating Trust; and

(ii)	all rights, obligations and liabilities relating to or associated with the Fund’s then-pending litigation matters and any other claims or liabilities or rights involving the Fund and any other matters that arise during the term of the Liquidating Trust.

(b) If the Managing Shareholder determines to establish a Liquidating Trust, the Shareholders of the Fund shall be beneficiaries of such Liquidating Trust in the same proportion as they are owners of shares in the Fund as of the date determined by the Managing Shareholder. The beneficial interests shall confer upon holders solely the right to payment of funds remaining in the Liquidating Trust, if any, following the settlement or other disposition of the litigation matters, claims, rights and other matters and payment of all related costs and expenses, and would not confer upon holders any rights under the Declaration, such as the right to vote on matters specified therein or otherwise. The Liquidating Trust, as well as the matters subject to the Liquidating Trust, will be administered by the Managing Shareholder and be subject to the complete and exclusive management discretion of the Managing Shareholder unless the Managing Shareholder shall be unwilling or unable to serve as such, in which case it shall appoint another person to manage the Liquidating Trust as provided in the Liquidating Trust Agreement.

(c) If the Managing Shareholder determines to establish a Liquidating Trust, it is intended that the Liquidating Trust would terminate upon payment to the beneficiaries of the Liquidating Trust of all of the Liquidating Trust assets, but in any event upon the third anniversary of the date that assets are first transferred to the Liquidating Trust, unless extended by the Managing Shareholder.

(d) The Liquidating Trust Agreement shall govern the operation and administration of the Liquidating Trust. In the event of any conflict between the provisions of this Plan and any of the provisions of the Liquidating Trust Agreement, the provisions of the Liquidating Trust Agreement shall control.

7. Other Winding-Up Matters.

(a) Upon dissolution of the Fund and until the filing of the Certificate of Cancellation pursuant to Section 7(b) of this Plan and §3810(d) of the Trust Act, the Managing Shareholder, acting alone, shall have the full, exclusive and complete discretion in the management and control of the Fund. The Managing Shareholder may, in the name of and for and on behalf of the Fund: (i) prosecute and defend suits, whether civil, criminal or administrative, (ii) gradually settle and close the statutory trust business, (iii) dispose of and convey the Fund Property, (iv) make, execute and deliver other agreements, conveyances, assignments, certificates and filings, and (v) take such further actions, as the Managing Shareholder deems necessary or desirable in order to carry out this Plan and to conduct and complete the winding up and liquidation of the business and affairs of the Fund. Without limitation, the Managing Shareholder shall have the authority to engage attorneys, accountants, brokers or other consultants or professionals to assist and advise the Managing Shareholder in the conduct of the winding up of the Fund.

(b) As a part of the winding-up process, the Managing Shareholder shall prepare or cause to be prepared final tax returns for the Fund and distribute to Shareholders and former Shareholders final K-1s and other tax reports, consistent with prior practice. Upon completion of the winding-up of the Fund, the Managing Shareholder shall cause the Certificate of Cancellation to be filed in the Office of the Secretary of State of Delaware, as provided in §3810(d) of the Trust Act. The Managing Shareholder shall also cause the cancellation of any qualifications of the Fund as a foreign trust in jurisdictions other than the State of Delaware and the termination of its obligations to file reports under the Securities Exchange Act of 1934, as amended.

8. Liability of Managing Shareholder.  Subjection to Section 3.2 of the Declaration, the Managing Shareholder, as liquidating Managing Shareholder of the Fund, shall not be personally liable to any Shareholder or the Fund by reason of the Managing Shareholder’s actions in winding up the Fund; provided that the Managing Shareholder has complied with the terms of this Plan, the Trust Act and Delaware law. All actions taken by the Managing Shareholder pursuant to this Plan shall remain valid even in the event this Plan is subsequently terminated without the filing of a Certificate of Cancellation.

9. Construction.  The Managing Shareholder shall have the power to construe this Plan and to act upon any such construction. Its construction of the same and any action taken pursuant thereto by the Managing Shareholder, on behalf of the Fund, in good faith shall be final and conclusive.

10. Governing Law.  This Plan shall be subject to and construed consistently with the terms of the Declaration and the Trust Act and otherwise shall be governed by and construed in accordance with the laws of the State of Delaware.

11. Modification, Amendment or Termination of Plan.  The Managing Shareholder may modify, amend or terminate this Plan at any time if it determines that such modification, amendment or termination would be advisable and in the best interest of the Fund and its Shareholders or to cause this Plan to comply with applicable law. This Plan shall terminate upon the earlier of (i) the filing of the Certificate of Cancellation or (ii) the continuation of the Fund as provided in the Declaration or the Trust Act.

THE RIDGEWOOD POWER GROWTH FUND
CONSENT TO ACTION IN WRITING IN LIEU OF A MEETING OF SHAREHOLDERS
CONSENT SOLICITED ON BEHALF OF THE RIDGEWOOD POWER GROWTH FUND BY ITS
MANAGING SHAREHOLDER, RIDGEWOOD RENEWABLE POWER LLC

947 Linwood Avenue, Ridgewood, New Jersey 07450-2939
Fax: (201) 447-0474

This consent is solicited on behalf of The Ridgewood Power Growth Fund by its Managing Shareholder, Ridgewood Renewable Power LLC. When properly executed and timely delivered to the Managing Shareholder at the address or via the facsimile number above, this consent will be counted as designated by the undersigned. If this Consent Card is signed, dated, and delivered to the Managing Shareholder with no designation by the undersigned, it will constitute the shareholder’s consent with respect to all investor shares of beneficial interest of the Fund beneficially owned by such shareholder to APPROVE the proposal below.

PROPOSAL:

To approve and adopt the Sale and Purchase Agreement, dated as of June 5, 2008, by and among Ridgewood Near East Holdings LLC, RW Egyptian Holdings, LLC, Horus Private Equity Fund III, L.P., Mariridge for Infrastructure Projects, Mr. Zaki Girges, and Ridgewood Egypt for Infrastructure LLC, and the transactions contemplated thereby and relating thereto, as described in the Consent Statement accompanying this Consent Card, including, without limitation, the transactions contemplated by the Inter-Fund Agreement, dated as of June 5, 2008, by and between Ridgewood Renewable Power LLC, The Ridgewood Power Growth Fund, Ridgewood Electric Power Trust V and Ridgewood/Egypt Fund and the post-closing liquidation and dissolution of The Ridgewood Power Growth Fund pursuant to the Growth Fund Plan of Liquidation and Dissolution.

☒ PLEASE MARK AS IN THIS EXAMPLE
(Mark only ONE of the following three boxes)

☐ Approve                    ☐ Not Approve                    ☐ Abstain

THE MANAGING SHAREHOLDER RECOMMENDS THAT YOU “APPROVE” THE PROPOSAL.

If you affirmatively elect to abstain, or if you fail to return this Consent Card, it will have the same effect as NOT APPROVING the proposal. If you provide no instructions, this Consent Card will be deemed to constitute the consent to APPROVE the proposal with respect to all investor shares of beneficial interest of the Fund that you beneficially own.

IMPORTANT — PLEASE SIGN, DATE AND RETURN THIS CONSENT FORM PROMPTLY.  When investor shares of beneficial interest of the Fund are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.  THE DEADLINE FOR RETURNING THIS CONSENT TO THE MANAGING SHAREHOLDER OF THE RIDGEWOOD POWER GROWTH FUND IS [     ], [       ], 2008 (unless extended by the Managing Shareholder).

NAME OF SHAREHOLDER:	SHARES:

SIGNATURE of Shareholder:	Date:

SIGNATURE of Shareholder:	Date: